Exhibit (c)(1)
PRESIDENTIAL HOUSE
1572 NE 191st Street
North Miami Beach, Miami-Dade County, Florida 33179
CBRE File No. 07-397MI-015
Client Reference No. 000500

Self Contained Appraisal Report
Prepared for:
Myles Diamond
AVP/Senior Analyst
CAPMARK FINANCE, INC.
116 Welsh Road
Horsham, PA 19044

VALUATION & ADVISORY SERVICES

VALUATION & ADVISORY SERVICES
777 Brickell Avenue, Suite 910
Miami, FL 33131
T (305) 381-6449
F (305) 381-6441
www.cbre.com
July 19, 2007
Myles Diamond
AVP/Senior Analyst
CAPMARK FINANCE, INC.
116 Welsh Road
Horsham, PA 19044

RE:	Appraisal of Presidential House
1572 NE 191st Street
North Miami Beach, Miami-Dade County, Florida
CBRE File No 07-397MI-015
Client Reference No 000500
Dear Mr. Diamond:
At your request and authorization, CB Richard Ellis (CBRE) has prepared an appraisal of the market value of the referenced property. Our analysis is presented in the following Self Contained Appraisal Report.
The subject is a 203-unit mid-rise style, apartment property located at 1572 NE 191st Street in North Miami Beach, Miami-Dade County, Florida. It was built in 1966 and is situated on a 5.790-acre site. Currently the facility is 94.6% occupied and is considered to be in average condition. It is considered to be a Class C property in this market. The subject is more fully described, legally and physically, within the enclosed report.
Based on the analysis contained in the following report, the market value of the subject is concluded as follows:
MARKET VALUE CONCLUSION

Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion

As Is	Fee Simple Estate	July 17, 2007	$17,600,000

Compiled by CBRE
Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of, and inseparable from, this letter.
© 2007 CB Richard Ellis, Inc.

Myles Diamond
July 19, 2007

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), Title XI Regulations and FNMA underwriting guidelines.
The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CBRE or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.
CBRE hereby expressly granted to Client the right to copy this report and distribute it to other parties in the transaction for which this report has been prepared, including employees of Client, other lenders in the transaction, and the borrower, if any. It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CBRE can be of further service, please contact us.
Respectfully submitted,
CBRE - VALUATION & ADVISORY SERVICES

Buddy R. Urban, MAI	James. E. Agner, MAI
Vice President/Multi-family Specialist	Managing Director
St. Cert. Gen. REA RZ2815	St. Cert. Gen. REA RZ382

Phone: (305) 381-6449	Phone: (305) 381-6480
Fax: (305) 381-6441	Fax: (305) 381-6441
Email: buddy.urban@cbre.com	Email: james.agner@cbre.com
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	CERTIFICATION OF THE APPRAISAL
CERTIFICATION OF THE APPRAISAL
We certify to the best of our knowledge and belief:
1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in or bias with respect to the property that is the subject of this report and have no personal interest in or bias with respect to the parties involved with this assignment.

4.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

5.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6.	This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal, as well as the requirements of the State of Florida.

8.	The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice.

9.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

10.	As of the date of this report, Buddy R. Urban, MAI and James. E. Agner, MAI have completed the continuing education program of the Appraisal Institute.

11.	Buddy R. Urban, MAI has and James. E. Agner, MAI has not made a personal inspection of the property that is the subject of this report.

12.	Donna Urban provided significant real property appraisal assistance to the persons signing this report.

13.	Valuation & Advisory Services operates as an independent economic entity within CBRE. Although employees of other CBRE divisions may be contacted as a part of our routine market research investigations, absolute client confidentiality and privacy are maintained at all times with regard to this assignment without conflict of interest.

Buddy R. Urban, MAI	James. E. Agner, MAI
St. Cert. Gen. REA RZ2815	St. Cert. Gen. REA RZ382
© 2007 CB Richard Ellis, Inc.

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PRESIDENTIAL HOUSE	SUBJECT PHOTOGRAPHS
SUBJECT PHOTOGRAPHS

Presidential Way
NE 191st St
NE 14th Ave

★ Subject
1. Presidential House

Map Width = 0.6 Miles

CBRE
CB RICHARD ELLIS

This map contains information from sources we believe to be reliable, but we make no representation, warranty or guaranty of its accuracy. This map is published for the use of CBRE and its clients only. Redistribution in whole or part to any third party without the prior written consent of CBRE is strictly prohibited. https://fastmap.cbre.com/fastmap.asp?mapid=105866

AERIAL VIEW
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SUBJECT PHOTOGRAPHS
TYPICAL VIEW OF THE SUBJECT
TYPICAL VIEW OF THE SUBJECT LEASING OFFICE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SUBJECT PHOTOGRAPHS
VIEW OF THE PARKING AREA
VIEW OF A TYPICAL BUILDING ELEVATION
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SUBJECT PHOTOGRAPHS
VIEW OF THE POOL AND DECK AREA
VIEW OF A TYPICAL LAUNDRY ROOM
© 2007 CB Richard Ellis, Inc.

v

PRESIDENTIAL HOUSE	SUBJECT PHOTOGRAPHS
VIEW OF AN UPGRADED KITCHEN INTERIOR
VIEW OF A TYPICAL LIVING ROOM AND DINING ROOM
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SUBJECT PHOTOGRAPHS
VIEW OF A TYPICAL BEDROOM
VIEW OF A TYPICAL BATHROOM
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SUBJECT PHOTOGRAPHS
VIEW OF THE COURTYARD BETWEEN BUILDINGS
VIEW OF THE NE 191ST STREET FRONTAGE, LOOKING WEST
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SUMMARY OF SALIENT FACTS
SUMMARY OF SALIENT FACTS

Property Name	Presidential House
Location	1572 NE 191st Street, North Miami Beach, Miami- Dade County, Florida 33179
Client Reference Number	000500
Assessor’s Parcel Number	30-2205-000-0235
Highest and Best Use
As Vacant	Multi-family Residential
As Improved	Multi-family Residential
Property Rights Appraised	Fee Simple Estate
Land Area	5.79 AC 252,212 SF
Improvements
Property Type	Apartment (Multi-family Mid/High Rise)
Number of Buildings	4
Number of Stories	3 & 4
Gross Building Area	184,650 SF
Net Rentable Area	183,150 SF
Number of Units	203
Average Unit Size	902 SF
Year Built	1966
Condition	Average
Estimated Exposure Time	9 Months
Financial Indicators
Current Occupancy	94.6%
Stabilized Occupancy	95.0%
Stabilized Credit Loss	2.0%
Overall Capitalization Rate	6.00%
Discount Rate	8.25%
Terminal Capitalization Rate	6.50%

Pro Forma Operating Data	Total	Per Unit

Effective Gross Income	$2,309,636	$11,378
Operating Expenses	$1,254,536	$6,180
Expense Ratio	54.32%
Net Operating Income	$1,055,100	$5,198
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SUMMARY OF SALIENT FACTS

VALUATION	Total	Per Unit

Land Value	$4,700,000	$23,153
Cost Approach	$17,600,000	$86,700
Sales Comparison Approach	$17,600,000	$86,700
Income Capitalization Approach	$17,600,000	$86,700

Insurable Value	$14,410,000	$70,985
CONCLUDED MARKET VALUE

Appraisal Premise	Interest Appraised	Date of Value	Value

As Is	Fee Simple Estate	July 17, 2007	$17,600,000

Compiled by CBRE
EXTRAORDINARY ASSUMPTIONS & HYPOTHETICAL CONDITIONS
None noted.
© 2007 CB Richard Ellis, Inc.

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PRESIDENTIAL HOUSE	TABLE OF CONTENTS
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INTRODUCTION
INTRODUCTION
PROPERTY IDENTIFICATION
The subject is a 203-unit garden-style, apartment property located at 1572 NE 191st Street in North Miami Beach. It was built in 1966 and is situated on a 5.790-acre site. Currently the facility is 94.6% occupied and is considered to be in average condition. It is considered to be a Class C property in this market. The subject is more fully described, legally and physically, within the enclosed report.
OWNERSHIP AND PROPERTY HISTORY
Title to the property is currently vested in the name of AIMCO, who acquired title to the property in October 1984, as improved for $7,300,000, cash, as recorded in Book 12306, Page 1871 of the Miami-Dade County Deed Records. This most recent sale transaction of the subject was intended to be an arm’s length transaction.
To the best of our knowledge, there has been no other ownership transfer of the property during the previous three years.
PREMISE OF THE APPRAISAL/RELEVANT DATES
The following table illustrates the various dates associated with the valuation of the subject and the valuation premise(s):
PREMISE OF THE APPRAISAL/RELEVANT DATES

Date of Report:	July 19, 2007
Date of Inspection:	July 17, 2007
Date of Value
As Is:	July 17, 2007

Compiled by CBRE
TERMS AND DEFINITIONS
The current economic definition agreed upon by agencies that regulate federal financial institutions in the U.S. (and used herein) is as follows:
The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INTRODUCTION
1.	buyer and seller are typically motivated;

2.	both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	a reasonable time is allowed for exposure in the open market;

4.	payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5.	the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. [1]
The Glossary of Terms in the addenda provides definitions for additional terms that are, and may be used in this appraisal.
INTENDED USE AND USER OF REPORT
This appraisal is to be used by the client for mortgage underwriting purposes.
SCOPE OF WORK
The scope of the assignment relates to the extent and manner in which research is conducted, data is gathered and analysis is applied, all based upon the following problem-identifying factors stated elsewhere in this report:
•	Client

•	Intended use

•	Intended user

•	Type of opinion

•	Effective date of opinion

•	Relevant characteristics about the subject

•	Assignment conditions
This appraisal of the subject has been presented in the form of a Self-Contained Appraisal Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(a) of USPAP. That is, this report incorporates, to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. This report also includes thorough descriptions of the subject and the market for the property type. CBRE completed the following steps for this assignment:
Extent to Which the Property is Identified
CBRE collected the relevant information about the subject from the owner (or representatives), public records and through an inspection of the subject. The property was legally identified through its

[1]	Office of Comptroller of the Currency (OCC), 12 CFR Part 34, Subpart C – Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); Appraisal Institute, The Dictionary of Real Estate Appraisal, 4th ed. (Chicago: Appraisal Institute, 2002), 177-178. This is also compatible with the RTC, FDIC, FRS and NCUA definitions of market value as well as the example referenced in the Uniform Standards of Professional Appraisal Practice (USPAP).
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INTRODUCTION
postal address, assessor’s records and legal description. Economic characteristics of the subject were identified via a recent rent roll, and historical operating statements.
Extent to Which the Property is Inspected
CBRE inspected both the interior and exterior of the subject, as well as its surrounding environs on the effective date of appraisal.
Type and Extent of the Data Researched
CBRE reviewed the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process. This process included interviews with regional and/or local market participants, available published data, and other various resources. CBRE also conducted regional and/or local research with respect to applicable tax data, zoning requirements, flood zone status, demographics, income and expense data, and comparable listing, sale and rental information.
Type and Extent of Analysis Applied
CBRE analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value. Approaches to value used include the Cost Approach, Sales Comparison Approach and Income Approach. The steps required to complete each approach are discussed in the methodology section. CBRE then correlated and reconciled the results into a reasonable and defensible value conclusion, as defined herein. A reasonable exposure time and marketing time associated with the value estimate presented has also been concluded.
SPECIAL APPRAISAL INSTRUCTIONS
There have been no special appraisal instructions for this assignment.
EXPOSURE/MARKETING TIME
Current appraisal guidelines require an estimate of a reasonable time period in which the subject could be brought to market and sold. This reasonable time frame can either be examined historically or prospectively. In a historical analysis, this is referred to as exposure time. Exposure time always precedes the date of value, with the underlying premise being the time a property would have been on the market prior to the date of value, such that it would sell at its appraised value as of the date of value. On a prospective basis, the term marketing time is most often used. The exposure/marketing time is a function of price, time, and use. It is not an isolated estimate of time alone. In consideration of these factors, we have analyzed the following:
•	exposure periods for comparable sales used in this appraisal;

•	marketing time information from the CBRE National Investor Survey; and
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INTRODUCTION
•	the opinions of market participants.
The following table presents the information derived from these sources.
EXPOSURE TIME INFORMATION

	Exposure Time (Months)
Investment Type	Range	Average

CBRE Apartments
Class A	1.0 - 9.0	4.1
Class B	1.0 - 6.0	3.7
Class C	3.0 - 12.0	7.2

Korpacz Apartment
National Data	1.0 - 12.0	5.7

Local Market Professionals	6.0 - 12.0	9.0
CBRE Estimate	9 Months

Source: CBRE National Investor Survey & Korpacz Real Estate Investor Survey
In general, the improved sales indicate exposure times in the upper portion of the range indicated by the investor survey. In addition to the sales and survey data, we have also reviewed the assumptions and conclusions reached, particularly the income estimates and rates of return and there potential impact on exposure/marketing time. Based on these analyses, we have concluded an exposure/marketing time of 9 months or less would be considered reasonable for the subject.
This exposure/marketing time reflects current economic conditions, current real estate investment market conditions, the terms and availability of financing for real estate acquisitions, and property and market-specific factors. It assumes that the subject is (or has been) actively and professionally marketed. The marketing/exposure time would apply to all valuation premises included in this report.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	AREA ANALYSIS
AREA ANALYSIS
Economy.com provides the following Miami metro area economic summary as of March 2007. The full Economy.com report is presented in the Addenda.
MIAMI ECONOMIC ANALYSIS

Indicators	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010

Gross Metro Product, C$B	71.5	73.7	74.1	76.9	79.9	84.1	87.1	88.9	91.3	93.9	96.5	99.2
% Change	3.3	3.1	0.6	3.7	4.0	5.2	3.5	2.1	2.8	2.7	2.8	2.8
Total Employment (000)	996.3	1,008.5	991.3	984.3	1,005.8	1,029.9	1,047.4	1,063.5	1,075.8	1,090.2	1,106.2	1,122.6
% Change	2.7	1.2	-1.7	-0.7	2.2	2.4	1.7	1.5	1.2	1.3	1.5	1.5
Unemployment Rate	5.1	6.0	6.5	5.9	5.5	4.4	3.8	3.5	3.5	3.5	3.5	3.5
Personal Income Growth	8.4	4.3	3.7	3.8	8.3	5.5	6.9	6.5	4.6	4.6	4.9	5.2
Population (000)	2,260.5	2,287.3	2,315.2	2,334.1	2,356.2	2,373.1	2,402.8	2,432.7	2,460.3	2,490.3	2,524.0	2,563.3
Single-Family Permits	5,998	6,828	6,374	8,740	9,603	9,922	6,910	5,811	6,378	6,556	6,723	6,899
Multifamily Permits	6,477	7,168	8,232	6,793	13,253	16,198	14,071	8,754	9,295	9,732	10,178	10,536
Existing Home Price ($Ths)	138.2	159.5	184.3	221.2	271.8	349.9	375.3	360.8	357.6	365.8	375.2	384.5
Mortgage Originations ($Mil)	8,131	13,801	18,319	28,675	27,761	36,356	30,442	29,612	26,475	26,935	27,534	27,980
Net Migration (000)	24.8	12.0	12.5	3.5	8.1	2.5	14.2	14.3	11.7	13.9	17.4	22.6
Personal Bankruptcies	12,446	14,447	14,607	14,487	12,604	16,579	8,020	9,629	10,465	11,617	12,773	13,487

Source: Economy.com
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	AREA ANALYSIS
RECENT PERFORMANCE
Miami’s economy is expanding at a moderate but stable pace. Unlike most other Florida metro areas, Miami’s growth did not slow significantly over the past year; job growth no longer lags behind the heretofore surging Ft. Lauderdale and West Palm Beach areas, due in part to more stable construction employment. Miami is now only growing marginally slower than the state, the remaining gap being accounted for by slower population growth.
Benchmark revisions marked stronger construction job growth through mid-2006 in Miami, although it did falter in recent months. Miami’s financial services industry, which boomed in 2006, provides some support for the labor market in the wake of the construction downturn. This, too, may falter as mortgage lending eases, but labor markets remain decidedly tight with a jobless rate below 3.5%, the lowest on record.
Other indicators, however, show some weaknesses emerging. Household credit quality is deteriorating rapidly, residential construction permits have fallen by nearly half over the past year, and the area’s hotel occupancy rate is down from a mid-2006 peak.
HOUSING
The construction boom will peter out later in the year, and while an outright bust may not occur, housing-related activity and house prices will continue to sag until the accumulated excesses have been worked off. Miami is running behind the rest of the state in the housing cycle; the metro division’s housing markets are faring better than in many other parts of the state. There are still no signs of a trend decline in home prices in the metro division. The median house price for existing homes hit a trough last fall but has rebounded since and even hit a record high in January according to the Florida Association of Realtors. But all is not well. Home sales have been sagging since the spring of 2006 and saw a further drop in the first two months of this year. The buildup of inventory of unsold homes has reached dizzying heights and, if unleashed on the market, will no doubt cause prices to drop. This inventory is already discouraging new construction as indicated by the fall-off in permits.
TOURISM
Buoyant tourism and business travel benefit the area’s hotel industry with high utilization rates in the form of rapid room rate growth and record-high revenue per room. Miami’s tourism industry saw a near-record number of visitors in 2006. Added capacity and softening visitor numbers are, however, chipping away at utilization rates. A weakened dollar keeps international visitation strong, but the weaker U.S. economy will slow domestic visitors, making the coming year somewhat leaner for the industry.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	AREA ANALYSIS
POPULATION
Miami’s population growth remained stable in 2006 in contrast to sharp decelerations elsewhere in southeast Florida. The rate of growth is broadly in line with the nation, but considerably slower than fast-growing Florida, reflecting that Miami is nearly fully built and faces constraints, such as a shortage of land, which dampens the feasible pace of expansion. Traditional migration patterns persist: net international in-migration exceeds net domestic out-migration, resulting in a small net positive total. Miami serves as an immigration hub, with a younger age structure, but many immigrants subsequently resettle elsewhere.
CONCLUSION
Miami’s near-term outlook is for a slight moderation of growth, due to a slowdown in construction and housing-related industries. It will likely take longer for the housing correction to work itself through in Miami than in other Florida metro areas, as the metro division’s demographic fundamentals are weaker than the rest of the state. Demographics will also hamper the long-term growth prospects of the metro division, resulting in moderate long-term growth performance.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	NEIGHBORHOOD ANALYSIS
NEIGHBORHOOD ANALYSIS
LOCATION
The subject is in the city of North Miami Beach and is considered a suburban location. The city of North Miami Beach is situated in northeast Miami-Dade County, about 12 miles north of the Miami Central Business District.
BOUNDARIES
The neighborhood boundaries are detailed as follows:

North:	Ives Dairy Road
South:	NE 135th Street
East:	Biscayne Boulevard
West:	Interstate 95
LAND USE
Land uses within the subject neighborhood consist of a harmonious mixture of commercial and residential development. The immediate area surrounding the subject is an older area of development, consisting primarily of residential uses with much of the development being built during the 190s through 1979. The majority of the single-family residential development within a one mile
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	NEIGHBORHOOD ANALYSIS
radius of the subject range in the $150,000-$300,000 price range. According to demographic data over 74% of the homes built within a three-mile radius of the subject were constructed between 1940s and 1979. The average home value within a three-mile radius is about $194,308. The Presidential Golf Course is located just north of the subject and the Aventura Mall, a large regional shopping facility is located approximately 1 1/2 miles east of the subject.
ACCESS
Access to the City of North Miami Beach and the overall subject area is primarily provided via Interstate 95, Biscayne Boulevard (U.S. Highway No. 1), Miami Gardens, NW/NE 135th Street, and West Dixie Highway. Interstate 95 is the major north/south expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County, as well as Broward County to the north and is within 2 miles east of the subject neighborhood. Biscayne Boulevard (U.S. Highway No. 1) reflects a well-traveled artery providing northerly/southerly access from SE 3rd street at the south to the Broward County line at the north. Miami Gardens and NW/NE 135th Street provide east/west access.
In addition, the Palmetto Expressway (State Road No. 826) and the Ronald Reagan Turnpike interchange located approximately 3 miles southwest of the subject area at the Golden Glades Exchange reflect major thoroughfares within the overall Miami-Dade County area. Furthermore, the subject neighborhood is located within proximity to the Atlantic Ocean/beach, with good accessibility, as well as view/exposure characteristics afforded many high-rise properties. Overall, access to and throughout the subject neighborhood is considered good.
DEMOGRAPHICS
Selected neighborhood demographics in a one-, three-, and five-mile radius from the subject are shown in the following table:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	NEIGHBORHOOD ANALYSIS
SELECTED NEIGHBORHOOD DEMOGRAPHICS

1560 NE 191st Street	Radius 1.0	Radius 3.0	Radius 5.0
Miami, FL	Mile	Mile	Mile

Population
2012 Population	21,667	197,186	453,470
2007 Population	20,991	189,936	439,128
2000 Population	20,099	181,818	424,032
1990 Population	16,973	149,287	362,564
Annual Growth 2007 - 2012	0.64%	0.75%	0.64%
Annual Growth 2000 - 2007	0.62%	0.63%	0.50%
Annual Growth 1990 - 2000	1.70%	1.99%	1.58%
Households
2012 Households	8,885	77,896	175,179
2007 Households	8,570	75,041	170,889
2000 Households	8,168	71,968	167,389
1990 Households	7,831	64,339	154,336
Annual Growth 2007 - 2012	0.72%	0.75%	0.50%
Annual Growth 2000 - 2007	0.69%	0.60%	0.30%
Annual Growth 1990 - 2000	0.42%	1.13%	0.82%
Income
2007 Median HH Inc	$37,290	$37,534	$37,598
2007 Estimated Average Household Income	$51,128	$55,530	$53,843
2007 Estimated Per Capita Income	$21,162	$22,066	$21,146
Age 25+ College Graduates - 2000	3,083	26,353	57,920
Age 25+ Percent College Graduates - 2007	20.9%	20.4%	19.6%

Source: CBRE
GROWTH AND TRENDS
The preceding table indicates the subject area to be experiencing nominal increases in population and households. During the past seven years, population has increased at overall rates of 0.62%, -0.63% and 0.50% within the one, three and five-mile radius, respectively, while the households have decreased 0.69%, 0.60% and 0.30% within the one, three and five-mile radius. In addition, population and households are projected to exhibit similar population/household formation patterns over the next five years. Nominal changes in population and household formation reflect the built-up nature of the neighborhood.
As is typical of older, built-up areas, new development comes at the expense of razing older developments from a site. A prime example of this is Land Sale Three discussed in the Land Valuation section. This tract is currently improved with an older mobile home park, but has recently been acquired for re-development into a garden style multi-family complex. The new development plans
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	NEIGHBORHOOD ANALYSIS
received an “up-zoning” from the City whereby the density will be allowed to increase from 12.9 units per acre to 25.4 units per acre. Also benefiting the neighborhood is the revitalization of the northern portion of the Biscayne Corridor. Biscayne Boulevard is located about one-mile east of the subject and over the past two years has seen resurgence in retail centers, office buildings, condominiums and entertainment venues. Again, all of the newer development is replacing older properties, or represents a repositioning of older properties, similar to the repositioning plans for the subject.
CONCLUSION
In summary, the subject neighborhood is a desirable business and residential location that is reflected in the average quality of the building improvements. Neighborhood improvements are relatively old, but the existing improvements are in average condition. Overall, it is our opinion that the subject neighborhood will continue to remain a desirable area and will experience additional new redevelopment over the next decade, with good potential for property appreciation.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
MARKET ANALYSIS
The market analysis forms a basis for assessing market area boundaries, supply and demand factors, and indications of financial feasibility. Primary data sources utilized for this analysis includes Reinhold Wolff.
The subject is located in the North Miami Beach submarket and is considered a Class C, mid-rise apartment complex. According to the Institute of Real Estate Management (via Income/Expense Analysis: Conventional Apartments 2003), the following property definitions may be applicable towards the subject property:
High Rise Elevator Projects: This group is confined to elevator buildings, which are four stories or more in height.
Low-Rise Projects (25 units or more): Includes walk-up buildings and elevator buildings 3 stories or less.
DEMOGRAPHIC ANALYSIS
Demand for additional residential property is a direct function of population change. Multi-family communities are products of a clearly definable demand relating directly to population shifts.
Housing, Population and Household Formation
The following table illustrates the population and household changes for the subject neighborhood.
POPULATION AND HOUSEHOLD PROJECTIONS

	Radius 1.0	Radius 3.0	Radius 5.0
	Mile	Mile	Mile

Population
2012 Population	21,667	197,186	453,470
2007 Population	20,991	189,936	439,128
2000 Population	20,099	181,818	424,032
1990 Population	16,973	149,287	362,564
Annual Growth 2007 - 2012	0.64%	0.75%	0.64%
Annual Growth 2000 - 2007	0.62%	0.63%	0.50%
Annual Growth 1990 - 2000	1.70%	1.99%	1.58%
Households
2012 Households	8,885	77,896	175,179
2007 Households	8,570	75,041	170,889
2000 Households	8,168	71,968	167,389
1990 Households	7,831	64,339	154,336
Annual Growth 2007 - 2012	0.72%	0.75%	0.50%
Annual Growth 2000 - 2007	0.69%	0.60%	0.30%
Annual Growth 1990 - 2000	0.42%	1.13%	0.82%

Source: CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
Households represent a basic unit of demand in the housing market. According to the data, the subject’s neighborhood is experiencing virtually no change in both population and households. Increases in population and households are limited due to the built-up nature of the neighborhood.
Income Distributions
Household income available for expenditure on housing and other consumer items is a primary factor in determining the price/rent level of housing demand in a market area. In the case of this study, projections of household income, particularly for renters, identifies in gross terms the market from which the subject submarket draws. The following table illustrates estimated household income distribution for the subject neighborhood.
HOUSEHOLD INCOME DISTRIBUTION

	Radius 1.0	Radius 3.0	Radius 5.0
	Mile	Mile	Mile

Households by Income Distribution - 2007
Less than $15K	20.15%	18.99%	18.63%
$15K - $25K	14.19%	14.79%	14.59%
$25K - $35K	12.71%	13.07%	13.54%
$35K - $50K	18.20%	17.06%	16.84%
$50K - $75K	17.21%	16.73%	17.04%
$75K - $100K	7.47%	7.65%	8.17%
$100K - $150K	5.83%	6.40%	6.74%
$150K - $250K	2.89%	3.23%	2.78%
$250K - $500K	0.99%	1.28%	1.01%
$500K or more	0.34%	0.79%	0.64%

Source: CBRE
The following table illustrates the median and average household income levels for the subject neighborhood.
HOUSEHOLD INCOME LEVELS

	Radius 1.0	Radius 3.0	Radius 5.0
	Mile	Mile	Mile

Income
2007 Median HH Inc	$37,290	$37,534	$37,598
2007 Estimated Average Household Income	$51,128	$55,530	$53,843
2007 Estimated Per Capita Income	$21,162	$22,066	$21,146

Source: CBRE
An analysis of the income data indicates that the submarket is generally comprised of lower to middle-income economic cohort groups, which include the target groups to which the subject property is oriented.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
Employment
An employment breakdown typically indicates the working class characteristics for a given market area. The specific employment population within the indicated radii of the subject is as follows:
EMPLOYMENT BY INDUSTRY

	Radius 1.0	Radius 3.0	Radius 5.0
	Mile	Mile	Mile

Occupation
Agr/Frst/Fish/Hunt/Mine	0.07%	0.14%	0.18%
Construction	5.24%	5.42%	5.95%
Total Manufacturing	6.34%	5.47%	5.66%
Wholesale Trade	6.40%	5.05%	4.49%
Retail Trade	15.41%	14.97%	13.80%
Transport/Warehse/Utils	5.35%	5.86%	6.74%
Information	2.66%	2.90%	3.00%
Fin/Insur/RE/Rent/Lse	8.87%	9.03%	8.39%
Prof/Sci/Tech/Admin	6.49%	5.92%	5.14%
Mgmt of Companies	0.00%	0.05%	0.03%
Admin/Spprt/Waste Mgmt	5.89%	5.72%	6.01%
Educational Svcs	6.96%	6.09%	6.84%
Health Care/Soc Asst	11.46%	12.69%	12.75%
Entertainment & Rec Services	2.22%	2.13%	2.31%
Accommdtn/Food Svcs	8.65%	8.53%	8.14%
Oth Svcs, Not Pub Admin	5.55%	5.76%	5.83%
Public Administration	2.44%	4.24%	4.73%

Source: CBRE
The previous table illustrates the employment character of the submarket, indicating a predominantly lower to middle-income employment profile, with the majority of the population holding retail trade, manufacturing, health care and financial and real estate related jobs.
Outlook
Based on this analysis, the immediate area surrounding the subject property is projected to experience very little growth relative to households and population in the near future. Given the area demographics, it appears that demand for both comparable surrounding area apartment units and the subject property will continue to be favorable. New construction in the area is predominately condominiums, most of which have sold out prior to beginning construction. Others, not yet in the construction phase may not be developed, as the condo market has flattened significantly in the past year and development plans are likely to be put on hold at a number of planned projects.
The overall market is expected to experience a continuation of the operating environment that has existed recently and should remain stable. Further, while new construction is occurring in many sectors, overbuilding is not anticipated during the near term.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
MARKET OVERVIEW
The following discussion illustrates some general observations in the surrounding apartment market. The Valuation and Advisory Services Group of CB Richard Ellis, Inc. publishes a National Investor Survey on a periodic basis. This issue, which is the seventeenth, contains responses from 50 investors covering 15 various properties type and three property classes. The three property types are defined as follows:
Class-A Property - Top quality, institutional-grade property, generally defined as properties in major metropolitan areas with values in excess of $10.0 million dollars that are characterized by strong credit tenancy.
Class-B Property- Average-quality, non-institutional-grade property with average credit tenancy. These properties are typically characterized by second tier locations within the market, or by lower quality of construction relative to Class A properties.
Class-C Property - Low-quality, developer/speculator-type property. Typically entails value-added scenarios, tenant leasing/absorption issues, pending capital expenditures, etc.
The subject is considered a Class C apartment building of non-institutional-grade quality. The respondents represent a cross section of the national real estate investment community.
Acquisition Focus
For acquisitions, investors are generally focusing on top-quality, investment-grade properties located in high-growth or development-constrained areas. Most are looking to purchase stabilized properties at or below replacement cost (leased at or below market rental rates and/or with strong credit tenants). For under-performing or “value-added” properties, investors are buying current income at high cap rates. Emphasis is placed on cash-on-cash returns, IRRs, and a balance between current or going-in yields and future appreciation potential.
Preferred Property Types
Based upon the total number of investment criteria responses, the multi-housing market was ranked in the CB Richard Ellis, Inc. National Investor Survey as the most preferred property type out of nine property types. Over the past two years the multi-housing property type has been the most preferred property type. Growth in the apartment market, both in terms of rental rate increases and price appreciation, is expected to continue in the short term, albeit at a more moderate pace for the South Florida market area.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
Investor Activity
Investor activity in the multi-housing market has been strong throughout all the major submarkets, with numerous sales over the past 12 months. Based on the CB Richard Ellis, Inc. National Investor Survey, multi-housing properties are the number one choice of investors in the marketplace.
With regard to investment criteria, the CB Richard Ellis, Inc. Survey reported typical going-in overall capitalization rates for Class C properties ranged from 6.00% to 9.00% with an average of 7.37%. Terminal Capitalization rates for Class C properties range from 6.50% to 9.00%, with an average of 7.96%. The discount rates for Class C properties ranged from 7.00% to 10.00%, with an average of 9.17%. These rates are generally down from our prior survey, indicating the desirability of this investment type.
In addition, we consulted the Korpacz Real Estate Investor Survey, Second Quarter 2007 that reported overall capitalization rates of 3.5% to 8.00% with an average of 5.80%. Terminal Capitalization rates range from 4.50% to 8.50%, with an average of 6.61%. The discount rates ranged from 6.00% to 12.00%, with an average of 8.36%. Korpacz reported overall and terminal rates down 21 and 52 basis points from one-year ago.
MIAMI-DADE COUNTY APARTMENT MARKET ANALYSIS
An overview of local market conditions is a necessary aspect of the appraisal process. The market analysis forms a basis for assessing market area boundaries, supply and demand factors, and indications of financial feasibility. In this section CB Richard Ellis, Inc. discusses the status of relevant market characteristics.
The following information on rental apartments in Miami-Dade County is based on a quarterly survey prepared by CB Richard Ellis, Inc. and Reinhold P. Wolff Economic Research, Inc.
MARKET SUMMARY
Market statistics for Miami-Dade County and the North Miami Beach (subject) submarket is shown in the following table:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
APARTMENT MARKET STATISTICS

		North Miami Beach
Category	Miami-Dade County	Submarket

Existing Supply (Units)	30,071	2,741
New Construction (Units)	521	0
Annual Absorption (Units)	420	0
Average Occupancy	97.2%	95.5%

Average Rent	$ Per Unit	$ Per SF	$ Per Unit	$ Per SF

All Apartments	$1,192	$1.388	$1,319	$1.244
Efficiency	$847	$1.844	N/A	N/A
One-Bedroom	$1,038	$1.451	$1,050	$1.270
Two-Bedroom	$1,334	$1.334	$1,473	$1.227
Three-Bedroom	$1,592	$1.299	$1,585	$1.225

Date of Survey	May 2007		May 2007

Source: Reinhold Wolff

Compiled by: CB Richard Ellis, Inc.
As shown above, the average occupancy rate for the North Miami Beach submarket is lower than the overall market area and the average per unit rent is lower. Absorption over the past four quarters was positive for the overall market area while no units were absorbed in the submarket.
MARKET TRENDS
The table below presents the quarterly trends in rental rates and occupancy for the Miami-Dade County and local submarkets over the past five and a half years:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
APARTMENT MARKET TRENDS

	Miami-Dade County		North Miami Beach Submarket
Date	Rent PSF	Occupancy	Rent PSF	Occupancy

1st Qtr 2002	$1.059	96.0%	$1.150	95.3%
2nd Qtr. 2002	$1.020	98.0%	$1.104	92.5%
3rd Qtr. 2002	$1.033	97.6%	$1.190	93.2%
4th Qtr. 2002	$1.035	96.9%	$1.203	91.8%
1st Qtr 2003	$1.082	95.3%	$1.200	91.6%
2nd Qtr 2003	$1.079	95.6%	$1.187	93.5%
3rd Qtr 2003	$1.101	95.7%	$1.208	95.3%
4th Qtr 2003	$1.100	95.3%	$1.215	93.3%
1st Qtr 2004	$1.134	94.9%	$1.192	94.1%
2nd Qtr 2004	$1.147	95.9%	$1.241	95.3%
3rd Qtr 2004	$1.139	96.0%	$1.235	95.8%
4th Qtr 2004	$1.160	96.3%	$1.244	94.8%
1st Qtr 2005	$1.138	96.4%	$1.182	97.7%
2nd Qtr 2005	$1.141	98.2%	$1.195	97.2%
3rd Qtr 2005	$1.187	98.4%	$1.156	97.6%
4th Qtr 2005	$1.215	98.2%	$1.162	98.9%
1st Qtr 2006	$1.255	98.1%	$1.242	98.6%
2nd Qtr 2006	$1.266	99.0%	$1.239	98.0%
3rd Qtr 2006	$1.300	98.9%	$1.227	98.6%
4th Qtr 2006	$1.316	98.3%	$1.277	97.6%
1st Qtr 2007	$1.378	96.5%	$1.241	95.6%
2nd Qtr 2007	$1.388	97.2%	$1.244	95.5%

Source: Reinhold Wolff

Compiled by: CB Richard Ellis, Inc.
Both the overall market area and the local submarket have maintained stabilized and/or improving occupancy rates over the past five and a half years. Over the same time frame, rental rates in the submarket has been following a moderately increasing trend with a noted decrease in the 1st quarter 2005 due to higher-end units in the submarket being removed from rental operation and converted to condos. Rates began to climb again in the 1st quarter of 2006 and for the most part have continued to increase, albeit at a slower pace in 2007 than experienced in the later part of 2006. The long-term trend is reflective of the overall strength of the apartment market in South Florida.
The primary driver behind the past high occupancy levels and increasing rents can be found in the shrinking supply of rental units throughout the tri-county area (Miami-Dade, Broward and Palm Beach). The chart below summarizes the reduction in rental units for the tri-county area since 2002.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
APARTMENT INVENTORY

Year	Total Complexes	% Change	Total Units	% Change

2002	637	—	174,995	—
2003	615	(3.45%)	167,218	(4.44%)
2004	552	(10.24%	161,621	(3.35%)
2005	398	(27.90%)	104,714	(35.2%)

Total Change Since 2002		(37.52%)		(40.16%)

Source: McCabe Research & Consulting, LLC
Combine the unit reduction due to condo conversion with the lack of substantial new project development and the recent historical trend of high occupancy and increasing rents is easily explained. However, many projects were not successful with condo conversion plans and have reverted back to rental operations. The reversion trend is less apparent in Miami-Dade, as it was the first of the tri-counties to begin with the conversion trend and was basically out of this type inventory by the time the condo conversion market collapsed.
APARTMENT VACANCY
The vacancy rate in mature (18+ months old) rental apartment complexes in Miami-Dade County declined somewhat from 3.5% in February to 2.8% in May 2007, considerably higher than the 1.0% level of May 2006. The following is a summary of vacancy trends.
VACANCIES IN RENTAL APARTMENTS
BUILDINGS 18-MONTHS OLD OR OLDER
MIAMI-DADE COUNTY

	# UNITS	# UNITS	PERCENT
DATE	SURVEYED	VACANT	VACANT

May 2006	29,986	287	1.0%
February 2007	30,430	1,066	3.5%
May 2007	30,268	843	2.8%

Compiled By: Reinhold P. Wolff Economic Research, Inc.
The vacancy rate was found to be the highest in the Northeast Miami area (Area 4) at 6.5%, followed by the North Miami Beach area (Area 1) at 4.5% and the Carol City area (Area 3) at 4.3%. Sunset/East Sunset/West Sunset submarkets reported vacancy below 1.0%.
At the end of March 2007, there were only 94 new, never before occupied rental units available in inventory throughout Miami-Dade County. This is slightly greater than the 61 units available in December 2006. Based on the estimated annual demand for about 6,200 new apartments in Miami-Dade County the inventory could total 3,100 units without being excessive.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
Following is a summary of sub-market vacancy trends.
APARTMENT VACANCY RATES BY AREA
BUILDINGS 18-MONTHS OLD OR OLDER
MIAMI-DADE COUNTY
MAY 2007

	# UNITS	# VACANT	PERCENT
AREA	SURVEYED	UNITS	VACANT
AREA 1
North Miami Beach	2,741	124	4.5%
AREA 2
North Miami	1,478	35	2.4%
AREA 3
Carol City	1,469	63	4.3%
AREA 3A
Miami Lakes	3,286	109	3.3%
AREA 4
Northeast Miami	1,135	74	6.5%
AREA 5
Northwest Miami	1,140	28	2.5%
AREA 6
Hialeah	699	7	1.0%
AREA 7
Miami Springs/Flagler North	2,984	81	2.7%
AREA 10
Bayshore	493	15	3.0%
AREA 8, 9, 11 & 12
Old Southwest/ N. Gables/ S. Gables/ S. Miami	1,804	26	1.4%
AREA 13, 14, & 15
Sunset/ East Sunset/ West Sunset	1,161	3	0.3%
AREA 16
Eastern Kendall	2,405	32	1.3%
AREA 17 & 18
Kendall West	3,405	49	1.4%
AREA 19, 20, & 21
Howard/Tamari/ W. Dade/ Perrine/ Cutler Ridge	1,135	48	4.2%
AREA 22, 23, & 24
S. W. Dade/ Homestead	1,604	50	3.1%
AREA 26
South Beach	1,851	52	2.8%
AREA 27-30
Central Beach/ No. Beach/ Surfside/ Beach Areas No.	1,281	47	3.7%
TOTAL MIAMI-DADE COUNTY	30,071	843	2.8%

Compiled by: Reinhold P. Wolff Economic Research, Inc.
The subject property is located in the North Miami Beach submarket. The current vacancy rate in the North Miami Beach submarket is 4.5%. This vacancy rate is up from the 2.0% rate found in May 2006 and up from the 2.8% rate found in May of 2005. The overall market area has maintained stabilized and/or improving occupancy rates over the past five and a half years.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
COMPETITIVE PROPERTIES
Comparable properties have been surveyed in order to identify the occupancy trends within the immediate submarket. The comparable data is summarized in the following table:
SUMMARY OF COMPARABLE APARTMENT RENTALS

Comp.
No.	Name	Location	Occupancy

1	Asbury Park	17600 NW 5th Avenue, Miami Gardens, FL	88%

2	Aventura Harbor	19455 NE 10th Avenue, Miami, FL	98%

3	Forest Place	1600 NE 135th Street, North Miami, FL	90%

4	Horizons North	665 Ives Dairy Road, North Miami Beach, FL	96%

5	Portofino at Biscayne	1820-1860 NE 142nd Street, North Miami, FL	100%

6	Somervale Apartments fka Oasis Club	21010 NW 7th Avenue, Miami, FL	88%

Subject	Presidential House	1572 NE 191st Street, North Miami Beach, Florida	95%

Compiled by CBRE
The comparable properties surveyed reported vacancy rates ranging from 0% to 12%, with an overall weighted average of 4.6%. The majority of the comparable properties surveyed reported occupancy rates of 90% or better, and all are currently in average condition. Comparable One is in the process of major renovations as the units become vacant and occupancy is held down due to the renovations. Comparable Six is slated for condo conversion and has intentionally held units from rental operations so as to have units available for sale. Excluding these comparables, the overall weighted average vacancy is 2.3%.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
SUBJECT TRENDS AND PROJECTIONS
Occupancy
Occupancy rate is the relationship between the actual income received from a property and the income that would be received if the entire space were occupied. Consequently, the occupancy rate is a product of both (1) the relationship between the amount of occupied space in a building or market (physical) and (2) the relationship between the contract rent for the occupied building or market space and the total rent estimated for all space in the building or market (economic).
Subject’s Historical Trends
The subject has exhibited a relatively stable occupancy pattern in recent years, generally performing better than 95% since 2005. The subject’s occupancy is detailed in the following chart.
OCCUPANCY

Year	% PGI

2005	98%
2006	96%
2007 Annualized	95%
June 2007 T-12	95%
CBRE Estimate	95%

Compiled by CBRE
Submarket Trends
Over the past two years, occupancy levels in the overall Miami-Dade market have ranged from approximately 96% to 99%, while the local submarket has performed similarly at approximately 94% to 99%. The lowest occupancy in the North Miami Beach submarket performance occurred in the first quarter 2003; however, this trend has reversed in subsequent quarters and is generally attributable to the lower tier submarket with lower rents and older properties, aimed at a lower income tenant profile. With no new construction planned, the submarket will likely continue to outperform the overall market in terms of occupancy for the near to mid term.
Conclusion
Based on the foregoing analysis, CBRE’s conclusion of stabilized occupancy for the subject is illustrated in the following table. This estimate considers both the physical and economic factors of the market.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
OCCUPANCY CONCLUSIONS

Miami-Dade County	97.2%
North Miami Beach Submarket	95.5%
Rent Comparables	95.4%
Subject’s Current Occupancy	94.6%

Subject’s Stabilized Occupancy	95.0%

Compiled by CBRE
Absorption
During the first quarter of 2007, 118 new rental apartment units were absorbed in Miami-Dade County. This is 2.4 times more than the 50 units absorbed in the preceding quarter but 35.9% less than the 184 units absorbed in the first quarter of 2006. The 486 new apartments absorbed during 2006 were 48.5% less than the 944 absorbed during the same period of 2005.
A total of 151 new apartment units were completed in Miami-Dade County during the first quarter 2007 while none were completed in the preceding quarter and none in the first quarter 2006. A total of 179 new apartments were started under construction in the first quarter of 2007 compared to none in the fourth quarter 2006 and in the first quarter 2006.
For the six-month period ending with March 2007, an average of only 28 new rental units was absorbed each month. A total of 94 new units were available at the end of March 2007, and this represents 3.4 months of supply at the pace of absorption over the past six months. It is estimated that there is an annual demand for about 6,200 apartment units in Miami-Dade County and at this demand level the market could support up to 3,100 available new units. During the six month period only 25 new apartment units were completed per month and 30 were started monthly during the period.
Only about 521 apartment units are under construction in Miami-Dade County. New rental apartment building activity remains notably below the estimated demand level for 6,200 units per year. Apartment vacancy rates should remain low (at shortage levels) in Miami-Dade County on an overall basis for the near-term future as new supply remains well under the indicated demand for additional apartments.
Lease-up Discount
The value indications employed for the subject property by the various approaches to value are reflective of a property operating at a stabilized level. A stabilized occupancy for the subject has been estimated to be 95%, while the subject is currently 94.6% occupied. As such, a discount for lease-up is not warranted.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
New Construction
Following is a summary of new apartment projects under construction in South Florida Market:
FORECAST APARTMENT UNIT COMPLETIONS BY SUBMARKET
OCTOBER 2006 – SEPTEMBER 2007

PROJECT	ADDRESS	DEVELOPER	FINISHED	# UNITS
Los Suenos*	500 NW 36th Street, Miami	Pinnacle Housing Grp	08/06	179
Corinthian	7705 NW 22nd Ave, Miami	Pinnacle Housing Group	02/07	126
Miami Dade County				305
Harbour Cove*	100 NW 9th Ter, Hallandale Bch	Cornerstone Group	10/06	212
Crystal Lakes	3100 N 24th Avenue, Hollywood	Pinnacle Housing Group	06/07	190
Village Green	8703 W. Sample Rd. Coral Sprg	Symphony Builders, LLC	11/06	22
Broward County				424
Heritage at Green Cay	Jog Rd., Boynton Beach	Housing Trust Group	05/07	160
Gables Marbella	22182 Bella Lago, Boca Raton	Gables Residential	06/07	297
Villa Toscana at Lakes of Laguna	4600 Portofina Way, WPB	Epoch Properties	12/06	396

Palm Beach County				853
TOTAL SOUTH FLORIDA AREA				1,582

*	Low Income Housing Tax Credit

Compiled by: M/PF Research, Inc..
New supply now under way in South Florida is well distributed among the regions three metropolitan areas – Dade County, Broward County and Palm Beach County. Palm Beach County registers a meaningfully higher percentage of the region’s ongoing apartment development activity with 853 units completed or under way for slightly more than one-half share (54%) of the region’s scheduled new supply. Apartment building activity in Broward currently accounts for 27% of scheduled new supply, while Dade County has a 19% share of South Florida recently completed or new construction.
Rental Rates
The overall average monthly rent for apartments in mature rental developments in Miami-Dade County has been on the rise over the past year. The table below presents the trends in rental rates for the various units for the Miami-Dade County over the past year:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
APARTMENT RENT TRENDS
MIAMI-DADE COUNTY

	Average Monthly Rent			Percent Change
Unit Type	May-07	Feb-07	May-06	02/07-05/07	05/06-05/07

All Apartments	$1,192	$1,182	$1,076	+ 0.8%	+ 10.8%
Efficiency	$847	$839	$726	+ 1.0%	+ 16.7%
One-Bedroom	$1,038	$1,026	$929	+ 1.2%	+ 11.7%
Two Bedroom	$1,334	$1,325	$1,206	+ 0.7%	+ 10.6%
Three-Bedroom	$1,592	$1,600	$1,452	-0.5%	+ 9.6%

Source: Reinhold Wolff

Compiled by: CB Richard Ellis, Inc.
The overall average monthly rent for apartments in mature rental developments in Miami-Dade County increased by $10 to a total of $1,192 from February to May 2007. The May 2007 overall average rent of $1,192 is 10.8% more than the $1,076 average rent found one year earlier and 18.3% higher than the $1,008 average rent found in May 2005, indicating an annual average compounded increase of 8.7% over the past two years. Over the past quarter, efficiency rents increased by $8 to $847, one-bedroom rents increased by $12 to $1,038, two-bedroom rents increased by $9 to $1,334 and three-bedroom rents declined by $8 to $1,592. Changes in projects participating in the surveys from one period to another can result in considerable fluctuations for efficiency and three-bedroom units where the supply is more limited. It should be noted that the rents revealed by these survey data are not necessarily representative of rents, which might be found in a new rental development. The rents are averaged from projects including some small and older complexes.
The current average monthly rental rate per unit in the North Miami Beach sub-market is $1,319 or $1.244 per square foot. This represents a 0.4% increase from the $1.239 average per square foot one year ago and a 4.1% increase from the $1.195 average per square foot two years ago. This indicates an average annual increase of 2% over the past two years.
The current average monthly rents in the sub-market are $1,050 or $1.270 per square foot for a one-bedroom unit, $1,473 or $1.227 per square foot for a two-bedroom unit and $1,585 or $1.225 per square foot for a three-bedroom unit.
It should be noted that the rents revealed by these survey data are not necessarily representative of rents that might be obtained in a new rental development. The rents are averaged from projects including many small and older complexes.
Distribution of Apartment Units
Following is a summary by number of bedrooms within the geographic areas of Miami-Dade County:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
DISTRIBUTION OF APARTMENT UNITS
MIAMI-DADE COUNTY

PROJECT/	EFFICIENCY/	ONE	TWO	THREE
LOCATION	STUDIO	BEDROOM	BEDROOMS	BEDROOMS

AREA A	0.0%	0.0%	0.0%	0.0%
Homestead
AREA B	8.0%	41.1%	49.2%	1.6%
Redlands/Goulds
AREA C	2.9%	43.2%	44.6%	9.3%
Perrine/Cutler Ridge
AREA D	0.0%	35.2%	64.8%	0.0%
South Bayfront
AREA E	2.2%	45.7%	45.9%	6.2%
Kendall West
AREA F	0.9%	45.9%	46.3%	6.9%
Kendall
AREA G	0.0%	31.8%	67.3%	0.9%
West Dade
AREA H	0.5%	31.6%	59.8%	8.1%
West Miami/Sweetwater
AREA I	0.0%	24.1%	55.4%	20.5%
Deering Bay/Coral Gables/Coconut Grove
AREA J	1.2%	49.9%	46.0%	3.0%
Miami
AREA K	0.0%	36.2%	55.5%	8.3%
Doral
AREA L	0.0%	45.0%	54.1%	0.9%
Hialeah
AREA M	6.9%	47.2%	39.7%	6.2%
Opa Locka/Carol City
AREA N	4.3%	58.7%	37.1%	0.0%
Miami Shores/North Miami
AREA O	0.3%	44.2%	48.0%	7.5%
North Bayfront
AREA P	4.2%	52.1%	41.7%	1.9%
Key Biscayne/Fisher Island/Miami Beach
AREA Q	0.6%	48.9%	47.8%	2.8%

Miami Lakes
TOTAL MIAMI-DADE COUNTY	1.6%	44.1%	48.9%	5.3%

Source: Real Estate Market Profiles, The Meyers Group (Totals do not equal 100% due to exclusion of 4 BR units, 0.1%)
CONCLUSION
Demand for apartment buildings continues to be strong, particularly in luxury Class A projects. Class B & C projects are also receiving plenty of attention from investors looking for value-add opportunities where they can perform basic renovations and cosmetic upgrades and significantly enhance cash flows. Due to the uncertain supply of multi-family product due to reversions, rental rates have begun to stabilize from the highs of six to eight months ago and in some cases have shown declines from
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	MARKET ANALYSIS
previous quarters. The subject submarket has shown significant increase in rents in the past year; however, occupancy has suffered in the North Miami Beach submarket, and rents have fallen slightly. In our opinion, the current rental rate trend is temporary and will stabilize at typical rate increases of between 3% and 5% once the supply have been established and the reverting units have been absorbed. In the long term, and considering the only new supply coming into the market is generally from reverted units, the apartment market is expected to perform well.
With respect to the subject property in particular, we believe the subject is well located for an apartment project. The site is conveniently located with respect to employment centers and major roadways, and the surrounding apartment developments are experiencing average to above average levels of demand. Based upon our analysis, the existing subject property should continue to experience good market acceptance for the foreseeable future.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SITE ANALYSIS
SITE ANALYSIS
The following chart summarizes the salient characteristics of the subject site.
SITE SUMMARY

Physical Description
Gross Site Area	5.79 Acres 252,212 Sq. Ft.
Net Site Area	5.79 Acres 252,212 Sq. Ft.
Primary Road Frontage	NE 191st Street
Excess Land Area	None
Surplus Land Area	None
Zoning District	RU-4, High Density Apartment House District
Flood Map Panel No. & Date	12025C0083J 2-Mar-94
Flood Zone	AE

Source: Various sources compiled by CBRE
LOCATION
The subject is on the south side of NE 191st Street, about one-half mile north of Miami Gardens Drive. The street address is 1572 NE 191st Street. Ingress and egress is available to the site via two curb cuts along the southern right-of-way of NE 191st Street.
ASSESSOR’S PARCEL NUMBER
The Miami-Dade County Tax Assessor’s parcel number is as follows: 30-2205-000-0235.
LAND AREA
The site is considered adequate in terms of size and utility. There is no unusable, excess or surplus land area.
SHAPE AND FRONTAGE
The site is irregular in shape and has adequate frontage along a secondary residential thoroughfare within the neighborhood.
INGRESS/EGRESS
Ingress and egress is available to the site via two curb cuts along the southern right-of-way of NE 191st Street.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SITE ANALYSIS
NE 191st Street, at the subject, is an east/west residential street that is improved with one lane of traffic in each direction. Street improvements include asphalt paving, open drainage and sidewalks, and street lighting. Street parking is not permitted.
Please refer to the prior aerial exhibit for the layout of the streets that provide access to the subject.
TOPOGRAPHY AND DRAINAGE
The site is generally level and at street grade. The topography of the site is not seen as an impediment to the development of the property. During our inspection of the site, we observed no drainage problems and assume that none exist.
SOILS
A soils analysis for the site has not been provided for the preparation of this appraisal. In the absence of a soils report, it is a specific assumption that the site has adequate soils to support the highest and best use.
EASEMENTS AND ENCROACHMENTS
Based on an inspection and review of the site plan, the property does not appear to be adversely affected by any easements or encroachments. It is recommended that the client/reader obtain a current title policy outlining all easements and encroachments on the property, if any, prior to making a business decision.
COVENANTS, CONDITIONS AND RESTRICTIONS
There are no known covenants, conditions and restrictions impacting the site that are considered to affect the marketability or highest and best use.
UTILITIES AND SERVICES
The site is within the jurisdiction of North Miami Beach and is provided all municipal services, including police, fire and refuse garbage collection. All utilities are available to the site in adequate quality and quantity to service the highest and best use.
FLOOD ZONE
According to flood hazard maps published by the Federal Emergency Management Agency (FEMA), the site is within Zone AE, as indicated on the indicated Community Map Panel No. 12025C0083J.
FEMA Zone AE: Special flood hazard areas subject to inundation by the 100-year flood determined in a Flood Insurance Study by detailed methods. Base flood
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SITE ANALYSIS
elevations are shown within these zones. Mandatory flood insurance purchase requirements apply.
ENVIRONMENTAL ISSUES
CBRE has not observed and is not qualified to detect, the existence of potentially hazardous material or underground storage tanks which may be present on or near the site. The existence of hazardous materials or underground storage tanks may affect the value of the property. For this appraisal, CBRE has specifically assumed that the property is not affected by any hazardous materials that may be present on or near the property.
ADJACENT PROPERTIES
The adjacent land uses are summarized as follows:

North:	Condominiums, followed by the Presidential Golf Course
South:	Lake, followed by condos
East:	Jade Winds Condos
West:	New Horizons Condos
The adjacent properties are improved with developments similar in age to the subject, as well as overall condition.
CONCLUSION
The site is located in an area dominated by residential improvements. The majority of development is mid-rise condominiums. Commercial support developments are generally along Miami Gardens, just south of the subject and along Biscayne Boulevard, about one-mile east of the subject. The size of the subject site is typical for the area and use, and there are no known detrimental uses in the immediate vicinity. Overall, there are no known factors which are considered to prevent the site from development to its highest and best use, as if vacant, or adverse to the existing use of the site.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
ONE-BEDROOM/ONE BATHROOM LAYOUT

www.PresidentialHouseApartments.com
1572 NE 191st Street
North Miami Beach, FL 33179
Phone: (866) 543-0177 Fax: (305) 949-7289

Washington

PATIO/
BALCONY
LIVING ROOM
BEDROOM
DINING ROOM
BATH
KITCHEN

Square Feet:	Bedrooms:	Bathrooms:	Rent:
750	1	1	$899

Amenities:

• Air Conditioning	• All Electric Kitchen	• Cable Ready	• Carpeted Floors
• Central Air/Heating	• Pantry	• Private Balconies and Patios	• Refrigerator
• Some Paid Utilities	• Spacious Walk In Closet(s)	• Vertical Blinds

© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
ONE-BEDROOM/ONE & HALF BATHROOM LAYOUT

www.PresidentialHouseApartments.com
1572 NE 191st Street
North Miami Beach, FL 33179
Phone: (305) 949-7272 Fax: (305) 949-7289

July 31st, 2005

Floor Plan Details

Lincoln

SCREENED PATIO
BEDROOM
LIVING ROOM
DINING ROOM
CLOSET
BATH
FOYER
KITCHEN

Square Feet: 1000 **Bedrooms:** 1 **Bathrooms:** 1.5

Amenities:

- Some Paid Utilities
- Carpeted Floors
- Air Conditioning
- Private Balconies and Patios
- Refrigerator
- Central Air/Heating
- Pantry
- Spacious Walk In Closet(s)
- Cable Ready
- All Electric Kitchen
- Vertical Blinds

© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
TWO-BEDROOM/TWO BATHROOM LAYOUT

www.PresidentialHouseApartments.com
1572 NE 191st Street
North Miami Beach, FL 33179
Phone: (866) 543-0177 Fax: (305) 949-7289

Presidential

SCREENED BALCONY
BATH
LIVING ROOM
BEDROOM
DINING ROOM
BEDROOM
BATH
KITCHEN

Square Feet:	Bedrooms:	Bathrooms:	Rent:
1200	2	2	$1209

Amenities:

• Air Conditioning	• All Electric Kitchen	• Cable Ready	• Carpeted Floors
• Central Air/Heating	• Dishwasher	• Pantry	• Private Balconies and Patios
• Refrigerator	• Some Paid Utilities	• Spacious Walk In Closet(s)	• Vertical Blinds

© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
IMPROVEMENTS ANALYSIS
The following chart depicts a summary of the improvements.
IMPROVEMENTS SUMMARY

Property Type	Apartment (Multi-family Mid/High Rise)
Number of Buildings	4
Number of Stories	3 & 4
Gross Building Area	184,650 SF
Net Rentable Area	183,150 SF
Number of Units	203
Average Unit Size	902 SF
Development Density	35.1 Units/Acre
Parking Improvements	Open
Total Spaces:	233
Parking Ratio (spaces/unit)	1.15

		No. of	Percent of	Unit Size
Unit Mix	Comments	Units	Total	(SF)	NRA (SF)

1BR/1BA		113	55.7%	750	84,750
1BR/1.5BA		48	23.6%	1,000	48,000
2BR/2BA		42	20.7%	1,200	50,400

Total/Average:		203	100.0%	902	183,150

Source: Various sources compiled by CBRE
Building plans and specifications were not provided for the preparation of this appraisal. The following is a description of the subject improvements and basic construction features derived from CBRE’s inspection.
YEAR BUILT
The subject was built in 1966 and continues to be renovated and upgraded. Renovations completed include new appliances in 10 units. As units become vacant, new appliances, refinished countertops and carpeting are being installed.
FOUNDATION
The foundation consists of poured reinforced concrete/perimeter footings and column pads.
CONSTRUCTION COMPONENTS
The construction components include a concrete block frame with concrete truss and joist floor structure and floor deck.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
FLOOR STRUCTURE
The floor structure is summarized as follows:

Ground Floor:	Concrete slab on compacted fill

Other Floors:	Concrete
EXTERIOR WALLS
The exterior wall structure is concrete block frame with painted stucco veneer and concrete accents and trim. The buildings have single pane aluminum frame windows.
ROOF COVER
All buildings have flat roofs with a roll composition shingle covering.
ELEVATOR/STAIR SYSTEM
Two sets of stairwells are located at each end of the buildings. The buildings also include six passenger elevators (1,750 lbs.) generally located in the center of the buildings.
HVAC
The HVAC system is assumed to be in good working order and adequate for the building.
UTILITIES
Each unit is individually metered for electrical usage. Current operations indicate the landlord is responsible for water, sewer and trash removal costs to the individual units with the tenants paying all other utility costs.
SECURITY
The improvements are encircled by fencing, although there are no security gates at the vehicle access points. Although the management office features a security alarm system, there is no alarm oriented security system for the individual units.
FIRE PROTECTION
The improvements are not fire sprinklered, although all units are equipped with smoke detectors. It is assumed the improvements have adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshal requirements.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
PROJECT AMENITIES
The project amenities include one community pool, children’s playground (courtyard) and combination leasing office/clubhouse. The clubhouse facility includes a full-size kitchen and small banquet room with tables and chairs for dining. Additionally, the project features six laundry facilities each equipped with approximately 6 clothes washers and dryers (three each).
UNIT AMENITIES
Kitchens
Each unit features a full appliance package including an electric range/oven, vent-hood in the renovated units, frost-free refrigerator, dishwasher (in the 1/1 1/2 and 2/2’s), and built-in microwave oven in the renovated units. The majority of the units have not been upgraded and there is no vent hood or microwave oven in these units. Additionally, each unit features laminate cabinets with Formica countertops and vinyl or ceramic tile flooring in the kitchen area. According to management, the project has experienced an adequate on-going replacement program for all kitchen appliances and no appliances are known to be inoperable.
Bathrooms
The bathrooms within each unit feature combination tub/showers with ceramic tile wainscot. Additionally, each bathroom features a commode, laminate cabinet with Formica counter and built-in porcelain sink, wall-mounted medicine cabinet with vanity mirror and vinyl or ceramic tile flooring.
Interior Lighting
Each unit features incandescent lighting in appropriate interior and exterior locations with fluorescent lighting in the kitchen area.
Patios, Balconies and Storage
All units include a private patio or balcony area.
SITE AMENITIES
Parking and Drives
The project features adequate surface parking, including reserved handicap spaces. Access to the property is controlled via electronic security gates located at the primary entry point. All parking spaces and vehicle drives are asphalt paved and considered to be in average condition.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
Landscaping
Landscaping is considered to be in average condition and well maintained.
QUALITY AND STRUCTURAL CONDITION
The overall quality of the project is considered average for the neighborhood and age. CBRE did not observe any evidence of structural fatigue and the improvements appear structurally sound for occupancy. However, CBRE is not qualified to determine structural integrity and it is recommended that the client/reader retain the services of a qualified, independent engineer or contractor to determine the structural integrity of the improvements prior to making a business decision.
FUNCTIONAL UTILITY
All of the floor plans are considered to feature functional layouts and the layout of the overall project is considered functional in utility. Therefore, the unit mix is also functional and no conversion is warranted to the existing improvements.
PROJECT DENSITY
The project’s development density is commensurate with other competing properties in the neighborhood.
ADA COMPLIANCE
All common areas of the property appear to have handicap accessibility and all first floor units are handicap accessible. The client/reader’s attention is directed to the specific limiting conditions regarding ADA compliance.
FURNITURE, FIXTURES AND EQUIPMENT
The apartment units are rented on an unfurnished basis. However, miscellaneous maintenance tools, pool furniture, leasing office furniture, recreational room and clubhouse furniture, and various exercise machines are examples of personal property associated with and typically included in the sale of multifamily apartment complexes. The personal property items contained in the project are not considered to contribute significantly to the overall value of the real estate.
ENVIRONMENTAL ISSUES
CBRE has not observed and is not qualified to detect the existence of any potentially hazardous materials such as lead paint, asbestos, urea formaldehyde foam insulation, or other potentially hazardous construction materials on or in the improvements. The existence of such substances may affect the value of the property. For the purpose of this assignment, we have specifically assumed that any hazardous materials that would cause a loss in value do not affect the subject.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	IMPROVEMENTS ANALYSIS
DEFERRED MAINTENANCE
Our inspection of the property indicated no major items of deferred maintenance.
ECONOMIC AGE AND LIFE
CBRE’s estimate of the subject improvements effective age and remaining economic life is depicted in the following chart:
ECONOMIC AGE AND LIFE

Actual Age	41 Years
Effective Age	26 Years
MVS Expected Life	55 Years
Remaining Economic Life	29 Years
Accrued Physical Incurable Depreciation	47.3%

Compiled by CBRE
The overall life expectancy is based upon our on-site observations and a comparative analysis of typical life expectancies reported for buildings of similar construction as published by Marshall and Swift, LLC, in the Marshall Valuation Service cost guide. While CBRE did not observe anything to suggest a different economic life, a capital improvement program could extend the life expectancy.
CONCLUSION
The improvements are in average overall condition. Overall, there are no known factors that adversely impact the marketability of the improvements.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	ZONING
ZONING
The following chart summarizes the subject’s zoning requirements.

ZONING SUMMARY

Current Zoning	RU-4, High Density Apartment House District

Legally Conforming	No, leaglly non-conforming due to parking

Uses Permitted	Multi-family apartment houses with less than 11 units per building (site plan review needed for more units); uses permitted in the RU-1 thru RU-3 and the RU-TH districts

Zoning Change	Not likely

Category	Zoning Requirement

F. A. R.	1 story .40; plus .20 for each add’l story, max F.A.R. of 2.00

Min lot width and area	100 feet and 10,000 square feet, resp.

Max lot coverage	40% of total lot area

Front setback	25 feet upto 35 feet in bldg. height; over 35 feet high, increase by 40% of add’l bldg height, max setback 50 feet

Rear setback	25 feet upto 35 feet in bldg. height; over 35 feet high, increase by 40% of add’l bldg height

Side yard setbacks	To be determined by a 63º line projected from side property line towards center of site; min setback 25 feet

Setback between bldgs	20 feet minimum

Height limit	Bldgs over 100 feet high on sites that abut right-of-way 100 feet or wider width must satisfy 12:00 noon shadow/41º sun angle requirement. All other sites, bldgs must be no higher than width of right-of-way sites abut

Max no. dwelling units	50 units per acre or 871.2 SF of lot area per unit

Minimum Open Space	40% of total lot area

Parking	1.5 spaces per 1-bedroom or efficiency unit, 1.75 foreach 2-bedroom unit and 2 for each 3-bedroom unit or more (Required - 326 spaces)

Subject’s Actual Parking	1.15 spaces/unit

Source: Miami-Dade County Planning & Zoning Dept.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	ZONING
ANALYSIS AND CONCLUSION
The improvements represent a legally-nonconforming use due to parking, but, if damaged, may be restored without special permit application. If additional information is required, please contact the local planning and/or zoning office.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	TAX AND ASSESSMENT DATA
TAX AND ASSESSMENT DATA
Real estate in Miami-Dade County is assessed at 100% of the assessor’s estimated “Just Value”. Just Value has been equated to market value less closing costs. The assessment for real estate purposes is made as of January 1 of each year. The county commission sets the millage rate to be used in calculating the tax bill in September or October of each year. The Miami-Dade County tax collector issues the tax bills providing for a 4% discount if the bill is paid in November, 3% for bills paid in December, 2% for bills paid in January, and a 1% discount for February payment. All tax bills are delinquent after March 31 of each year.
Prudent management normally pays taxes in November in order to save 4% on the tax bill. In our income projections, we have assumed the owner will take advantage of the early payment discount. The subject’s market value, assessed value, and taxes are summarized below, and do not include any furniture, fixtures and equipment.
AD VALOREM TAX INFORMATION

Assessor’s Market Value		2005	2006	Pro Forma

30-2205-000-0235		$9,084,200	$9,900,000

Subtotal		$9,084,200	$9,900,000	$13,200,000
Assessed Value @		100%	100%	100%

		$9,084,200	$9,900,000	$13,200,000

General Tax Rate	(per $1,000 A.V.)	3.000000	21.316300	21.316300

General Tax:		$27,253	$211,031	$281,375
Special Assessments:		—	—	—

Effective Tax Rate	(per $1,000 A.V.)	3.000000	21.316300	21.316300

Gross Taxes		27,253	211,031	281,375
Less Prepayment Discount 4.00%		(1,090)	(8,441)	(11,255)

Total Real Estate Taxes		26,162	202,590	270,120
Personal Property Taxes		3,577	2,571	2,571

Total Taxes		$29,739	$205,161	$272,691

Source: Assessor’s Office
The property appraiser’s office has assessed the subject property for 2006 at $9,900,000. Based on the 2006 millage rate, the subject’s gross taxes are estimated at $211,031. Assuming a 4.0% discount for early payment and adding the personal property taxes, if applicable, the amount would be reduced to $205,161or $1,011 per unit, including personal property taxes. According to a
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	TAX AND ASSESSMENT DATA
representative of Miami-Dade County Property Appraisers office, there are no delinquent property taxes encumbering the subject. The next re-assessment of the subject will be in January 2008, with tax bills presented to property owners in September or October 2008.
TAX COMPARABLES
As a crosscheck to the subject’s applicable real estate taxes, CBRE has reviewed the real estate tax information according to the Miami-Dade County for comparable properties in the market area. The following table summarizes the comparables employed for this analysis:
AD VALOREM TAX COMPARABLES

					1820-1860
	17600 NW	19455 NE	1600 NE	665 Ives	NE 142nd	21010 NW		Subject Pro
Comparable Rental	5th Avenue	10th Avenue	135th Street	Dairy Road	Street	7th Avenue	Subject	Forma

Year Built	1972	1986	1971	1988	1974	1974	1966	1966
No. Units	234	690	202	276	866	412	203	203
Tax Year	2006	2006	2006	2006	2006	2006	2006	2007
Total Assessed Value	$10,700,000	$33,800,000	$12,524,000	$21,900,000	$60,975,000	$18,981,098	$9,900,000	$13,200,000
AV Per Unit	$45,726	$48,986	$62,000	$79,348	$70,410	$46,071	$48,768	$65,025
Total Taxes	$251,507	$701,242	$329,088	$454,355	$1,602,216	$445,080	$27,253	$281,375
Per Unit	$1,075	$1,016	$1,629	$1,646	$1,850	$1,080	$134	$1,386

Source: Assessor’s Office
CONCLUSION
The tax comparables reflected an assessed value range from $45,726 to $79,348 per unit and total taxes of $1,016 to $1,646 per unit. These comparables are similar Class B/C apartment complexes located in proximity to the subject and similar in condition to the subject property. Generally, the tax appraisers’ office will assess the property based on 70% to 85% of the recorded purchase price of the property. The current assessed value of $9,900,000 (56.3% of the estimated value) is low and will likely be adjusted upward during the next re-assessment period. As such we have not relied on the current estimate in our report when estimating the market value of the property.
The following schedule summarizes the ratio of assessed value to sales price for three improved sales in Miami-Dade County.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	TAX AND ASSESSMENT DATA
RATIO OF ASSESSED VALUE TO SALE PRICE

	1595 NE 135th	4540 NW 107th	1300 West 54th		Subject Pro
Comparable Sale	Street	Avenue	Street	Subject	Forma

Year Built	1971	1998	1969	1966	1966
No. Units	127	258	258	203	203

Tax Year	2006	2006	2006	2006	2007
Total Assessed Value	$7,700,000	$46,000,000	$17,000,000	$9,900,000	$13,200,000
Date of Sale	Aug-05	Oct-05	Jul-05

Sales Price	$11,100,000	$57,300,000	$21,177,500

AV Ratio	69%	80%	80%

Estimated Value of Subject				$17,600,000	$17,600,000

AV Ratio				56%	75%

Source: Assessor’s Office
Based on the above analysis, we have estimated that the subject building will be reassessed upon the sale of the property at approximately 75% of our estimated value. Based on the above analysis we have estimated the total assessment and real estate tax burden in the first year of our valuation projection as stabilized as follows:
SUBJECT AD VALOREM TAX EXPENSE

203 Units x $65,025	per unit	$13,200,000
Combined Millage Rate		0.02131630

Gross Real Estate Taxes		$281,375
Less Prepayment Discount	4.00%	($11,255)

Net Real Estate Taxes		$270,120
Plus: Personal Property Taxes		$2,571

Total Taxes		$272,691

Taxes per Unit		$1,343

Source: Compiled by CBRE
The above estimated assessment and tax burden for the subject property equates to $65,025 per unit and taxes of $1,343 per unit, within the range of the tax comparables and reasonable based on similar reassessments in the marketplace. Should the subject property sell at or near our value estimate, the assessed value will be adjusted. The Property Appraiser will have this information and will adjust the assessed value accordingly. Although sales of similar properties have some effect on changes in the assessed value, the actual sale of the property being assessed has more significance and a change is almost assured.
Assessments in Miami-Dade County are reviewed annually and are subject to modification. Considering the assessment of comparable properties, sales of similar properties, assessed value
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	TAX AND ASSESSMENT DATA
ratios of similar properties, which have recently sold, rent levels in the surrounding neighborhood and the market value/assessed value ratio of the subject property, it appears the projected assessment and tax burden estimated for the subject property is reasonable.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	HIGHEST AND BEST USE
HIGHEST AND BEST USE
In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria the highest and best use must meet are:
•	legal permissibility;

•	physical possibility;

•	financial feasibility; and

•	maximum profitability.
Highest and best use analysis involves assessing the subject both as if vacant and as improved.
AS VACANT
Legal Permissibility
The legally permissible uses were discussed in detail in the Site Analysis and Zoning Sections.
Physical Possibility
The subject is adequately served by utilities, has an adequate shape and size, sufficient access, etc., to be a separately developable site. The subject site would reasonably accept a site layout for any of the legally probable uses. There are no known physical reasons why the subject site would not support any legally probable development. The existence of the present development on the site provides additional evidence for the physical possibility of development.
Financial Feasibility
The determination of financial feasibility is dependent primarily on the relationship of supply and demand for the legally probable land uses versus the cost to create the uses. As discussed in the market analysis of this report, the subject apartment market is generally stabilized. Development of new apartment properties has occurred in the past few years. Further, within the subject market, there are no proposed or under construction rental apartment projects in the competitive market. These factors indicate that it would be financially feasible to complete a new apartment project if the site acquisition cost was low enough to provide an adequate developer’s profit.
Maximum Profitability
The final test of highest and best use of the site as though vacant is that the use be maximally productive, yielding the highest return to the land. In the case of the subject as if vacant, the analysis has indicated that a new apartment project would be most appropriate.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	HIGHEST AND BEST USE
CONCLUSION: HIGHEST AND BEST USE AS VACANT
Based on the information presented above and upon information contained in the market and neighborhood analysis, we conclude that the highest and best use of the subject as if vacant, would be the development an apartment property. Our analysis of the subject and its respective market characteristics indicate the most likely buyer, as if vacant, would be an investor (land speculation) or a developer.
AS IMPROVED
Legal Permissibility
As discussed, the subject site’s zoning and legal restrictions permit a variety of land uses. The site has been improved with an apartment development that is a legal, nonconforming use due to the number of parking spaces.
Physical Possibility
The physical characteristics of the subject improvements were discussed in detail in the improvements analysis. Both the layout and positioning of the improvements are considered functional for apartment use. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design of the improvements, the continued use of the property for apartment users would be the most functional use.
Financial Feasibility
The financial feasibility of an apartment property is based on the amount of rent which can be generated, less operating expenses required to generate that income; if a residual amount existing, then the land is being put to a productive use. As will be indicated in the income capitalization approach, the subject is producing a positive net cash flow and continued utilization of the improvements for apartment purposes is considered financially feasible.
Maximum Profitability
The maximally profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. As shown in the applicable valuation sections, buildings that are similar to the subject have been acquired or continue to be used by apartment owners/tenants. Two of the comparable sales were been acquired for conversion to condominiums; however, this market has softened considerably in recent months and conversion to condos is not a financially feasible alternative for the subject. The other comparables would indicate
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	HIGHEST AND BEST USE
that the maximally productive use of the property is consistent with the existing use as an apartment property.
CONCLUSION: HIGHEST AND BEST USE AS IMPROVED
Based on the foregoing, the highest and best use of the property, as improved, is consistent with the existing use, as an apartment development.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	APPRAISAL METHODOLOGY
APPRAISAL METHODOLOGY
In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.
COST APPROACH
The cost approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements that represent the highest and best use of the land, or when it is improved with relatively unique or specialized improvements for which there exist few sales or leases of comparable properties.
SALES COMPARISON APPROACH
The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences, with the final estimate derived based on the general comparisons.
INCOME CAPITALIZATION APPROACH
The income capitalization approach reflects the subject’s income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. The two common valuation techniques associated with the income capitalization approach are direct capitalization and the discounted cash flow (DCF) analysis.
METHODOLOGY APPLICABLE TO THE SUBJECT
In valuing the subject, all three approaches are applicable and have been utilized. In addition, the replacement cost has been utilized within the analysis of insurable value.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	LAND VALUE
LAND VALUE
The following map and table summarize the comparable data used in the valuation of the subject site. A detailed description of each transaction is included in the addenda.
SUMMARY OF COMPARABLE LAND SALES

		Transaction			Density	Adjusted Sale	Price Per	Price Per
No.	Property Location	Type	Date	Zoning	(UPA)	Price [1]	Acre	Bldg Unit

1	3372 N.W. 17th Avenue, Miami, FL	Sale	Mar-06	R-4 & G/I	149.86	$6,800,000	$2,403,421	$16,038

2	1551 N.W. 36th Street, Miami, FL	Sale	Jan-07	C-2	114.44	$2,749,000	$3,419,580	$29,880

3	12000 NE 16th Avenue, North Miami, FL	Sale	Feb-07	RU-3M	25.11	$5,100,000	$569,196	$22,667

Subject	1572 NE 191st Street,	—	—	RU-4, High Density	35.06	—	—	—
	North Miami Beach, Florida			Apartment House District

[1]	Transaction amount adjusted for cash equivalency and/or development costs (where applicable) Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	LAND VALUE
The sales utilized represent the best data available for comparison with the subject and were selected from within Miami-Dade County. These sales were chosen based upon similar uses after the sale.
DISCUSSION/ANALYSIS OF LAND SALES
Land Sale One
This comparable represents 2.8293 acres at 3372 N.W. 17th Avenue. The site has a rectangular shape with generally level topography and exhibits the following frontage: N.W. 33rd Street and N.W. 17th Avenue. At the time of the sale, the property was improved with a vacated building. The site is zoned R-4 & G/I, and the proposed use is for affordable housing. All utilities were available to the site. The property sold in March 2006 for $6,800,000, or $16,038 per proposed unit ($2,403,421 per acre). 424 units are proposed, for an overall density of 149.86 units per acre.
The upward market conditions (time) adjustment of 40% reflects the improved market conditions since the date of sale. The -5% downward adjustment for size reflects this comparable’s superior feature with respect to economies of scale regarding parcel size. With respect to zoning/density, this comparable was considered superior in this aspect and received a downward adjustment of
-10% because of a less restrictive zoning classification. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.
Land Sale Two
This comparable represents 0.8039 acres at 1551 N.W. 36th Street. The site has an irregular shape with generally level topography and exhibits the following frontage: N.W. 36th Street/N.W. 37th Street and N.W. 15th Avenue. At the time of the sale, the property was improved with a 2 story building with parking lot. The site is zoned C-2, and the proposed use is to 92-unit residential development. All utilities were available to the site. The property sold in January 2007 for $2,749,000, or $29,880 per proposed unit ($3,419,580 per acre). 92 units are proposed, for an overall density of 114.44 units per acre.
The -20% downward adjustment for size reflects this comparable’s superior feature with respect to economies of scale. With respect to zoning/density, this comparable was considered superior in this aspect and received a downward adjustment of -5% because of less restrictive zoning density. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.
Land Sale Three
This comparable represents 8.96 acres at 12000 NE 16th Avenue. The site has a rectangular shape with level, at street grade topography and exhibits the following frontage: NE 16th Avenue and NE 14th Avenue. At the time of the sale, the property was improved with a mobile home park. The site is
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	LAND VALUE
zoned RU-3M, and the proposed use is for apartments. All utilities were available to the site. The property sold in February 2007 for $5,100,000, or $22,667 per proposed unit ($569,196 per acre). 225 units are proposed, for an overall density of 25.11 units per acre.
The 5% upward adjustment for size reflects this comparable’s inferior feature with respect to economies of scale. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.
SUMMARY OF ADJUSTMENTS
Based on our comparative analysis, the following chart summarizes the adjustments warranted to each comparable.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	LAND VALUE
LAND SALES ADJUSTMENT GRID

Comparable Number	1	2	3	Subject
Transaction Type	Sale	Sale	Sale	—
Transaction Date	Mar-06	Jan-07	Feb-07	—
Zoning	R-4 & G/I	C-2	RU-3M	RU-4, High Density
Density (UPA)	149.86	114.44	25.11	35.06
Actual Sale Price	$6,800,000	$2,725,000	$5,100,000	—
Adjusted Sale Price [1]	$6,800,000	$2,749,000	$5,100,000	—
Size (Acres)	2.83	0.80	8.96	5.79
Size (SF)	123,244	35,018	390,298	252,212
Price Per Acre	$2,403,421	$3,419,580	$569,196	—
Price Per SF	$55.18	$78.50	$13.07	—
Price Per Unit	$16,038	$29,880	$22,667	—

Price ($ Per Unit)	$16,038	$29,880	$22,667

Property Rights Conveyed	0%	0%	0%
Financing Terms [1]	0%	0%	0%
Conditions of Sale	0%	0%	0%
Market Conditions (Time)	40%	0%	0%

Subtotal	$22,453	$29,880	$22,667

Size	-5%	-20%	5%
Location	0%	0%	0%
Zoning/Density	-10%	-5%	0%
Utilities	0%	0%	0%
Highest & Best Use	0%	0%	0%

Total Other Adjustments	-15%	-25%	5%

Value Indication for Subject	$19,085	$22,410	$23,800

[1] Transaction amount adjusted for cash equivalency and/or development costs (where applicable) Compiled by CBRE
CONCLUSION
Based on the preceding analysis, Comparable Three was the most representative of the subject site, and warranted greatest consideration because it is a recent transaction that required minimal adjustments when compared to the subject. In conclusion, a price per unit indication towards the upper end of the range was most appropriate for the subject. The following table presents the valuation conclusion:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	LAND VALUE
CONCLUDED LAND VALUE

$ Per Unit		Subject Units		Total

$20,000	x	203	=	$4,060,000
$23,500	x	203	=	$4,770,500
Indicated Value:				$4,700,000

Compiled by CBRE
The value equates to approximately $23,150 per unit. This falls within the range of $16,038 to $29,880 indicated by the comparable sales, thereby lending support to our value conclusion.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	COST APPROACH
COST APPROACH
In estimating the replacement cost new for the subject, the following methods/data sources have been utilized (where available):
•	the comparative unit method has been employed, utilizing the Marshall Valuation Service (MVS) cost guide, published by Marshall and Swift, LLC;
MARSHALL VALUATION SERVICE
Direct Cost
Salient details regarding the direct costs are summarized in the Cost Approach Conclusion at the end of this section. The MVS cost estimates include the following:
1.	average architect’s and engineer’s fees for plans, plan check, building permits and survey(s) to establish building line;

2.	normal interest in building funds during the period of construction plus a processing fee or service charge;

3.	materials, sales taxes on materials, and labor costs;

4.	normal site preparation including finish grading and excavation for foundation and backfill;

5.	utilities from structure to lot line figured for typical setback;

6.	contractor’s overhead and profit, including job supervision, workmen’s compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.;

7.	site improvements (included as lump sum additions); and

8.	initial tenant improvement costs are included in MVS cost estimate. However, additional lease-up costs such as advertising, marketing and leasing commissions are not included.
Base building costs (direct costs) are adjusted to reflect the physical characteristics of the subject. Making these adjustments, including the appropriate local and current cost multipliers, the direct building cost is indicated.
Additions
Items not included in the direct building cost estimate include parking and walks, signage, landscaping, and miscellaneous site improvements. The cost for these items is estimated separately using the segregated cost sections of the MVS cost guide.
Indirect Cost Items
Several indirect cost items are not included in the direct building cost figures derived through the MVS cost guide. These items include developer overhead (general and administrative costs), property taxes, legal and insurance costs, local development fees and contingencies, lease-up and marketing costs and miscellaneous costs. Research into these cost items indicates that an average property requires an allowance of about 25% to 35% of the total direct costs.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	COST APPROACH
MVS Conclusion
The concluded direct and indirect building cost estimate obtained via the MVS cost guide (Section 12, Page 14) is illustrated as follows:
MARSHALL VALUATION SERVICE COST SCHEDULE

Primary Building Type:	Apartment	Height per Story:	8’
Effective Age:	26 YRS	Number of Buildings:	4
Quality/Condition:	Average	Gross Building Area:	184,650 SF
Exterior Wall:	Concrete Block	Net Rentable Area:	183,150 SF
Number of Units:	203	Average Unit Size:	902 SF
Number of Stories:	3 & 4	Average Floor Area:	N/A

MVS Sec/Page/Class		12/14/C-Good
Building Component		Multiple
		Residences
Component Sq. Ft.		184,650 SF
Base Square Foot Cost		$81.37

Square Foot Refinements
Heating and Cooling		$0.00
Sprinklers		$0.00
Appliances	$2,500 each	$2.75
Patios & Balconies		$3.74

Subtotal		$87.86

Height and Size Refinements
Number of Stories Multiplier		1.00
Height per Story Multiplier		1.00
Floor Area Multiplier		1.00

Subtotal		$87.86

Cost Multipliers
Current Cost Multiplier		1.05
Local Multiplier		0.94

Final Square Foot Cost		$86.72

Base Component Cost		$16,012,162

Base Building Cost	(via Marshall Valuation Service cost data)	$16,012,162
Additions
Signage, Landscaping & Misc. Site Improvements		$150,000
Parking/Walks		$1,000,000
Other		$0

Direct Building Cost		$17,162,162

Indirect Costs	30.0% of Direct Building Cost	$5,148,649

Direct and Indirect Building Cost		$22,310,810
Rounded		$22,311,000

Compiled by CBRE
DIRECT AND INDIRECT COST CONCLUSION
The indicated direct and indirect building costs for the subject are illustrated as follows:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	COST APPROACH
DIRECT AND INDIRECT COST CONCLUSION

Source	Total	Per Unit	Per SF

MVS Cost Guide	$22,311,000	$109,906	$120.83
CBRE Estimate	$22,311,000	$109,906	$120.83

Compiled by CBRE
The MVS cost guide was given most consideration towards a cost conclusion for the subject.
ENTREPRENEURIAL PROFIT
Entrepreneurial profit represents the return to the developer, and is separate from contractor’s overhead and profit. This line item, which is a subjective figure, tends to range from 5% to 15% of total direct and indirect costs for this property type, based on discussions with developers active in this market.
ACCRUED DEPRECIATION
There are essentially three sources of accrued depreciation:
1.	physical deterioration, both curable and incurable;

2.	functional obsolescence, both curable and incurable; and

3.	external obsolescence.
Physical Deterioration
The subject’s physical condition was detailed in the improvements analysis. Curable deterioration affecting the improvements results from deferred maintenance and, if applicable, was previously discussed. With regard to incurable deterioration, the subject improvements are considered to have deteriorated due to normal wear and tear associated with natural aging. The following chart provides a summary of the remaining economic life.
ECONOMIC AGE AND LIFE

Actual Age	41 Years
Effective Age	26 Years
MVS Expected Life	55 Years
Remaining Economic Life	29 Years
Accrued Physical Incurable Depreciation	47.3%

Compiled by CBRE
Functional Obsolescence
Based on a review of the design and layout of the improvements, no forms of curable functional obsolescence were noted. Because replacement cost considers the construction of the subject
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	COST APPROACH
improvements utilizing modern materials and current standards, design and layout, functional incurable obsolescence normally is not applicable.
External Obsolescence
Based on a review of the local market and neighborhood, no forms of external obsolescence affect the subject.
COST APPROACH CONCLUSION
The value estimate is calculated as follows.
COST APPROACH CONCLUSION

Building Type:	Apartment	Height per Story:	8’
Effective Age:	26 YRS	Number of Buildings:	4
Quality/Condition:	Average	Gross Building Area:	184,650 SF
Exterior Wall:	Concrete Block	Net Rentable Area:	183,150 SF
Number of Units:	203	Average Unit Size:	902 SF
Number of Stories:	3 & 4	Average Floor Area:	N/A

Direct and Indirect Building Cost			$22,311,000

Entrepreneurial Profit	10.0% of Total Building Cost		$2,231,100

Replacement Cost New			$24,542,100

Accrued Depreciation
Incurable Physical Deterioration	47.3% of Replacement Cost New less	$(11,601,720)
	Curable Physical Deterioration
Functional Obsolescence		$0
External Obsolescence		$0

Total Accrued Depreciation	47.3% of Replacement Cost New		$(11,601,720)
Depreciated Replacement Cost			$12,940,380

Land Value			$4,700,000

Stabilized Value Indication			$17,640,380
Curable Physical Deterioration			$0
Lease-Up Discount			$0

Value Indication			$17,640,380
Rounded			$17,600,000
Value Per Unit			$86,700

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INSURABLE VALUE
INSURABLE VALUE
As part of the client’s requested scope of work, an estimate of insurable value is provided herein. CBRE has followed traditional appraisal standards to develop a reasonable calculation based upon industry practices and industry accepted publications such as Marshall Valuation Service. The methodology employed is a derivation of the cost approach and is not reliable for insurable value estimates. Actual construction costs and related estimates can vary greatly from this estimate.
The insurable value estimate presented herein is intended to reflect the value of the destructible portions of the subject, based on the replacement of physical items that are subject to loss from hazards (excluding indestructible items such as basement excavation, foundation, site work, land value and indirect costs). In the case of the subject, this estimate is based upon the base building costs (direct costs) as obtained via the Marshall Valuation Service handbook, with appropriate deductions.
This analysis should not be relied upon to determine proper insurance coverage as only consultants considered experts in cost estimation and insurance underwriting are qualified to provide an insurable value. It is provided to aid the client/reader/user as part of their overall decision making process and no representations or warranties are made by CBRE regarding the accuracy of this estimate and it is strongly recommend that other sources be utilized to develop any estimate of insurable value.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INSURABLE VALUE
INSURABLE VALUE CONCLUSION

Building Type:	Apartment	Height per Story:	8’
Effective Age:	26 YRS	Number of Buildings:	4
Quality/Condition:	Average	Gross Building Area:	184,650 SF
Exterior Wall:	Concrete Block	Net Rentable Area:	183,150 SF
Number of Units:	203	Average Unit Size:	902 SF
Number of Stories:	3 & 4	Average Floor Area:	N/A

MVS Sec/Page/Class		12/14/C-Good
Building Component		Multiple
		Residences
Component Sq. Ft.		184,650 SF
Base Square Foot Cost		$81.37

Square Foot Refinements
Heating and Cooling
Appliances	$2,500each	$2.75
Patios & Balconies		$3.74

Subtotal		$87.86

Height and Size Refinements
Number of Stories Multiplier		1.00
Height per Story Multiplier		1.00
Floor Area Multiplier		1.00

Subtotal		$87.86

Cost Multipliers
Current Cost Multiplier		1.05
Local Multiplier		0.94

Final Square Foot Cost		$86.72
Base Component Cost		$16,012,162

Base Building Cost	(via Marshall Valuation Service cost data)	$16,012,162

Insurable Value Exclusions	10.0% of Total Building Cost	$(1,601,216)

Insurable Value Indication		$14,410,946
Rounded		$14,410,000
Value Per Unit		$70,985

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SALES COMPARISON APPROACH
SALES COMPARISON APPROACH
The following map and table summarize the comparable data used in the valuation of the subject. A detailed description of each transaction is included in the addenda.
SUMMARY OF COMPARABLE APARTMENT SALES

		Transaction		Year	No.	Avg. Unit	Adjusted	Price Per		NOI Per
No.	Name	Type	Date	Built	Units	Size	Sale Price[1]	Unit[1]	Occ.	Unit	OAR

1	Asbury Park Apartments, Miami, FL	Sale	Mar-06	1972	234	737	$15,896,227	$67,933	96%	$4,558	6.71%

2	Summerwinds, North Miami, FL	Sale	Aug-06	1972	348	838	$32,000,000	$91,954	98%	$5,595	6.09%

3	Greenwich Park, North Miami, FL	Contract	Mar-07	1985	402	827	$43,000,000	$106,965	98%	$5,828	5.45%

4	Somervale Apartments, Miami, FL	Contract	May-07	1974	412	1,042	$39,000,000	$94,660	91%	$5,755	6.08%

Subj. Pro Forma	Presidential House, North Miami Beach, Florida	—	—	1966	203	902	—	—	95%	$5,198	—

1   Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable) Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SALES COMPARISON APPROACH
The sales utilized represent the best data available for comparison with the subject. They were selected from our research of comparable improved sales within a four-mile radius of the subject. These sales were chosen as they represent multi-family projects with similar income characteristics as the subject.
DISCUSSION/ANALYSIS OF IMPROVED SALES
Improved Sale One
This comparable represents a garden-style multifamily property consisting of 234 units and is situated on an 8-acre parcel at 17600 N.W. 5th Avenue, Miami, FL. The improvements were originally constructed in 1972 and were considered in fair condition at the time of sale. The exterior walls depict concrete construction components. The average unit size was 737 square feet and project/unit amenities included leasing/management office, on-site laundry, security patrol and tot-lot. The property sold in March 2006 for $15,896,227, or $67,933 per unit. Existing net operating income at the time of sale was $1,066,662, or $4,558 per unit, for an overall capitalization rate of 6.71%. The property’s EGIM was calculated at 8.29 and occupancy at the time of sale was 96%. This complex of 234 units is located at the southwest corner of N.W. 177th Street and N.W. 5th Avenue, in northwest Miami-Dade County.
In terms of average unit size, this comparable was judged inferior and received an upward adjustment of 8% for this characteristic. An upward adjustment of 20% was applied to this comparable for its inferior condition attribute when compared to the subject, based upon our inspection of the property at the time of sale. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.
Improved Sale Two
This comparable represents a mid-rise style multifamily property consisting of 348 units and is situated on an 8.89-acre parcel at 490 NW 165th Street Road, North Miami, FL. The improvements were originally constructed in 1972 and were considered in average condition at the time of sale. The exterior walls depict concrete construction components. The average unit size was 838 square feet and project/unit amenities included pool, clubhouse, and fitness center. The property sold in August 2006 for $32,000,000, or $91,954 per unit. Pro Forma net operating income at the time of sale was $1,947,333, or $5,596 per unit, for an overall capitalization rate of 6.09%. The property’s EGIM was calculated at 7.91 and occupancy at the time of sale was 98%. This property was purchased for condo conversion. The sale property is a four building six-story mid-rise type development located just southeast of Interstate 95 and the Golden Glades interchange.
A downward adjustment of -5% was applied to this comparable for its superior age/condition attribute when compared to the subject, based upon our physical inspection of the property for the sale.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SALES COMPARISON APPROACH
Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.
Improved Sale Three
This comparable represents a mid-rise style multifamily property consisting of 402 units and is situated on a 9.44-acre parcel at 1550 NE 123rd Street, North Miami, FL. The improvements were originally constructed in 1985 and were considered in average condition at the time of sale. The exterior walls depict concrete construction components. The average unit size was 827 square feet and project/unit amenities included gated entry, two pools, fitness center, clubhouse, tennis courts, indoor racquetball court, spa and laundry on each floor. The property was placed under contract in March 2007 for $43,000,000, or $106,965 per unit. Pro Forma net operating income at the time of contract was $2,343,197, or $5,829 per unit, for an overall capitalization rate of 5.45%. The property’s EGIM was calculated at 8.51 and occupancy at the time of contract was 98%. This contract for sale is part of the Greenwich Park apartments. One of the buildings is condominiums and is not included. The property for sale includes six, five-story buildings containing 402 units with a mix of studio, one-bedroom and two-bedroom units.
A downward adjustment of -20% was applied to this comparable for its superior age/condition attribute when compared to the subject, based upon our physical inspection of the comparable for the sale. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.
Improved Sale Four
This comparable represents a mid-rise-style multifamily property consisting of 412 units and is situated on a 13.78-acre parcel at 21010 NW 7th Avenue, Miami, FL. The improvements were originally constructed in 1974 and were considered in average condition at the time of sale. The exterior walls depict concrete construction components. The average unit size was 1,042 square feet and project/unit amenities included pool, fitness center, business center, tennis courts, and laundry facilities. The property was placed under contract in May 2007 for $39,000,000, or $94,660 per unit. Pro Forma net operating income at the time of contract was $2,371,305, or $5,756 per unit, for an overall capitalization rate of 6.08%. The property’s EGIM was calculated at 7.68 and occupancy at the time of contract was 91%. This project is under contract and slated for condo conversion after the purchase. The income and expense data is based on actual at the time of sale adjusted for taxes in line with the sale price ($1,665/unit) and reserves of $200 were included.
In terms of average unit size, this comparable was judged superior and received a downward adjustment of -7% for this characteristic. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SALES COMPARISON APPROACH
SUMMARY OF ADJUSTMENTS
Based on our comparative analysis, the following chart summarizes the adjustments warranted to each comparable.
APARTMENT SALES ADJUSTMENT GRID

Comparable Number	1	2	3	4	Subj. Pro Forma
Transaction Type	Sale	Sale	Contract	Contract	—
Transaction Date	Mar-06	Aug-06	Mar-07	May-07	—
Year Built	1972	1972	1985	1974	1966
No. Units	234	348	402	412	203
Avg. Unit Size	737	838	827	1,042	902
Actual Sale Price	$15,400,000	$32,000,000	$43,000,000	$39,000,000	—
Adjusted Sale Price [1]	$15,896,227	$32,000,000	$43,000,000	$39,000,000	—
Price Per Unit [1]	$67,933	$91,954	$106,965	$94,660	—
Occupancy	96%	98%	98%	91%	95%
NOI Per Unit	$4,558	$5,595	$5,828	$5,755	$5,198
OAR	6.71%	6.09%	5.45%	6.08%	—

Adj. Price Per Unit	$67,933	$91,954	$106,965	$94,660

Property Rights Conveyed	0%	0%	0%	0%
Financing Terms [1]	0%	0%	0%	0%
Conditions of Sale	0%	0%	0%	0%
Market Conditions (Time)	0%	0%	0%	0%

Subtotal — Price Per Unit	$67,933	$91,954	$106,965	$94,660

Location	0%	0%	0%	0%
Project Size	0%	0%	0%	0%
Avg. Unit Size	8%	0%	0%	-7%
Age/Condition	20%	-5%	-20%	0%
Quality of Construction	0%	0%	0%	0%
Project Amenities	0%	0%	0%	0%
Parking	0%	0%	0%	0%
Other	0%	0%	0%	0%

Total Other Adjustments	28%	-5%	-20%	-7%

Indicated Value Per Unit	$86,954	$87,356	$85,572	$88,034

1   Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable) Compiled by CBRE
Overall, Comparables Two and Four were the most representative of the subject, and warranted greatest consideration because they required the fewest and smallest net adjustments when compared to the subject. The following chart presents the valuation conclusion:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SALES COMPARISON APPROACH
EFFECTIVE GROSS INCOME MULTIPLIER ANALYSIS
The EGIM reflects the relationship between effective gross annual income and sales price. The EGIM is a unit of comparison that cannot be adjusted and, there, it is primarily utilized to indicate a point of tendency. The following illustrates the EGIM for each of the sales analyzed herein.
EFFECTIVE GROSS INCOME MULTIPLIER ANALYSIS

Sale No.	Occupancy	OER	EGIM

1	96%	44.35%	8.29
2	98%	51.89%	7.91
3	98%	53.64%	8.51
4	91%	53.31%	7.68

Subj.	93%	54.32%	—

Compiled by CBRE
Generally speaking, as occupancy levels and expense ratios increase, EGIMs tend to decrease. Based upon this relationship, and given the subject’s stabilized occupancy and OER estimates, an EGIM towards the lower end of the range is appropriate.
SALES COMPARISON APPROACH CONCLUSION
The following table presents the estimated value for the subject as indicated by the sales comparison approach.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	SALES COMPARISON APPROACH
SALES COMPARISON APPROACH

Total Units	X	Value Per Unit	=	Value

203	X	$86,000	=	$17,458,000
203	X	$88,000	=	$17,864,000

EGI	X	EGIM	=	Value

$2,309,636	X	7.5	=	$17,322,269

VALUE CONCLUSION

Indicated Stabilized Value	$17,600,000
Deferred Maintenance	$0
Lease-Up Discount	$0

Value Indication	$17,600,000
Rounded	$17,600,000
Value Per Unit	$86,700

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
INCOME CAPITALIZATION APPROACH
The following map and table summarize the comparable data used in the valuation of the subject. A detailed description of each transaction is included in the addenda.
SUMMARY OF COMPARABLE APARTMENT RENTALS

Comp.			Year		No.	Avg. Rent
No.	Property Name	Location	Built	Occ.	Units	Per Unit

1	Asbury Park	17600 NW 5th Avenue, Miami Gardens, FL	1972	88%	234	$917

2	Aventura Harbor	19455 NE 10th Avenue, Miami, FL	1986	98%	690	$1,160

3	Forest Place	1600 NE 135th Street, North Miami, FL	1971	90%	202	$1,058

4	Horizons North	665 Ives Dairy Road, North Miami Beach, FL	1988	96%	276	$1,095

5	Portofino at Biscayne	1820-1860 NE 142nd Street, North Miami, FL	1974	100%	866	$1,042

6	Somervale Apartments fka Oasis Club	21010 NW 7th Avenue, Miami, FL	1974	88%	412	$992

Subj. Pro Forma	Presidential House	1572 NE 191st Street, North Miami Beach, Florida	1966	95%	203	—

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
The rentals utilized represent the best data available for comparison with the subject. They were selected from our research within a four-mile radius of the subject.
DISCUSSION/ANALYSIS OF RENT COMPARABLES
Rent Comparable One
This comparable rental represents the Asbury Park apartments, a 234-unit mid-rise-style multifamily property at 17600 NW 5th Avenue, Miami Gardens, FL. The improvements were originally constructed in 1972 and were considered in average condition at the time of our research. The structure’s exterior walls depict masonry construction components and the average unit size is 737 square feet. Project/unit amenities include the following: laundry rooms, elevators, and gated entry. According to the unit mix and asking rates for this property, the average base rental rate is $1.25 per square foot annually ($917/unit), based upon typical lease terms of 12 months. No rent premiums were reported. Utilities included with the rent consist of water, sewer, trash and concessions are not currently offered. The property is currently 88% leased.
As compared to the subject, this project was viewed as inferior with respect to location and unit size, while regarded as similar in terms of quality of construction, project amenities and design appeal. Overall, the subject should command higher rent on a per unit basis, but lower on a per square foot basis.
Rent Comparable Two
This comparable rental represents the Aventura Harbor apartments, a 690-unit mid-rise-style multifamily property at 19455 NE 10th Avenue, Miami, FL. The improvements were originally constructed in 1986 and were considered in average condition at the time of our research. The structure’s exterior walls depict cement block construction components and the average unit size is 925 square feet. Project/unit amenities include the following: 2 pools, spa, 2 tennis courts, playground, clubhouse, volleyball, and picnic/bbq area. According to the unit mix and asking rates for this property, the average base rental rate is $1.25 per square foot annually ($1,160/unit), based upon typical lease terms of 7 and 12 months. No rent premiums were reported. Utilities included with the rent consist of trash and pest control and concessions are not currently offered. The property is currently 98% leased. This mid-rise apartment complex is located in northeast Miami-Dade County. The property comprises 690 units housed in 6, five-story buildings having a mix of efficiencies, one- and two-bedroom units. Project density is 41.45 units per acre. Residents are responsible for water and sewer costs.
As compared to the subject, this project was viewed as similar with respect to location, quality of construction, while regarded as superior in terms of age/condition and project amenities. An upward
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
adjustment is warranted for the resident paid utilities. Overall, the subject should command lower rents than this comparable.
Rent Comparable Three
This comparable rental represents the Forest Place apartments, a 202-unit high-rise-style multifamily property at 1600 NE 135th Street, North Miami, FL. The improvements were originally constructed in 1971 and were considered in average condition at the time of our research. The structure’s exterior walls depict cement block construction components and the average unit size is 1,086 square feet. Project/unit amenities include the following: laundry facility, sauna, pool and picnic area. According to the unit mix and asking rates for this property, the average base rental rate is $0.97 per square foot annually ($1,058/unit), based upon typical lease terms of 7 and 12 months. Rent premiums were reported for the following: reserved parking $50, floor $10-105. Utilities included with the rent consist of trash & pest control and concessions are not currently offered. The property is currently 90% leased. This 202-unit high rise apartment complex is comprised of two, nine-story buildings with a mix of one, two and penthouse units situated on a 2.8 acre site indicating a density of 72.1 units per acre. Residents are responsible for water and sewer costs.
As compared to the subject, this project was viewed as similar with respect to location, quality of construction, project amenities and design appeal, while regarded as inferior in terms of utilities included in the rent. Overall, this comparable is physically similar, but an upward adjustment is warranted for the utilities included in the rent at the subject.
Rent Comparable Four
This comparable rental represents the Horizons North apartments, a 276-unit garden-style multifamily property at 665 Ives Dairy Road, North Miami Beach, FL. The improvements were originally constructed in 1988 and were considered in average condition at the time of our research. The structure’s exterior walls depict concrete / stucco construction components and the average unit size is 1,001 square feet. Project/unit amenities include the following: pool, gym, gated access, spa, laundry, and clubhouse. According to the unit mix and asking rates for this property, the average base rental rate is $1.09 per square foot annually ($1,095/unit), based upon typical lease terms of 7 – 12 months. No rent premiums were reported. Utilities included with the rent consist of trash and pest and concessions currently offered consist of 1 month free on a 13-month lease. The stated rents are net of the concessions. The property is currently 96% leased. Horizons North is a 276 unit apartment complex located in North Miami Beach, Miami-Dade, Florida. The complex is in average condition and contains one, two and three bedroom floor plans. Tenants pay water/sewer.
As compared to the subject, this project was viewed as similar with respect to location, quality of construction and design appeal, while regarded as inferior in terms of utilities included in the rent at the subject. Additionally, this comparable is considered superior to the subject in terms of
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
age/condition. Overall, this comparable is superior to the subject and the subject should command lower rents than this comparable.
Rent Comparable Five
This comparable rental represents the Portofino at Biscayne apartments, an 866-unit high-rise-style multifamily property at 1820-1860 NE 142nd Street, North Miami, FL. The improvements were originally constructed in 1974 and were considered in average condition at the time of our research. The structure’s exterior walls depict cement block construction components and the average unit size is 779 square feet. Project/unit amenities include the following: 2 lighted tennis courts, 2 pools, fitness center, 24-hour attended gatehouse, and picnic area. According to the unit mix and asking rates for this property, the average base rental rate is $1.34 per square foot annually ($1,042/unit), based upon typical lease terms of 7 & 12 months. Rent premiums were reported for the following: balcony $25, renovated units $50. Utilities included with the rent consist of water & sewer and trash removal and concessions are not currently offered. The property is currently 100% leased. This high-rise apartment complex is located in North Miami and comprises five 10-story buildings. The tenant profile at this complex is mainly singles and small families. There are 866 rental units. The apartment complex was renovated in 2004 and 2005.
As compared to the subject, this project was viewed as similar with respect to quality of construction, while regarded as superior in terms of location/view and condition. Overall, the subject should command lower rents than this comparable.
Rent Comparable Six
This comparable rental represents the Somervale apartments, a 412-unit mid/high-rise style multifamily property at 21010 NW 7th Avenue, Miami, FL. The improvements were originally constructed in 1974 and were considered in good condition at the time of our research. The structure’s exterior walls depict concrete block/ stucco construction components and the average unit size is 1,042 square feet. Project/unit amenities include the following: pool, fitness center, gated access, tennis court, laundry, and clubhouse. According to the unit mix and asking rates for this property, the average base rental rate is $0.95 per square foot annually ($992/unit), based upon typical lease terms of 12 months. No rent premiums were reported. Utilities included with the rent consist of trash and pest and concessions are not currently offered. The property is currently 88% leased; however, units are being held from rental operations in preparation of the conversion to condos.
As compared to the subject, this project was viewed as similar with respect to location, quality of construction, condition and design appeal, while regarded as inferior in terms of utilities included in the rent. Overall, this comparable is physically similar, but an upward adjustment is warranted for the utilities included in the rent at the subject.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
SUBJECT RENTAL INFORMATION
The following table depicts the subject’s unit mix and rental rates.
SUBJECT RENTAL INFORMATION

	No. of	Unit	Unit	Quoted	Rent
Type	Units	Size (SF)	Occ.	Rents	Per SF

1BR/1BA	113	750 SF	95%	$869	$1.16
1BR/1.5BA	48	1,000 SF	92%	$929	$0.93
2BR/2BA	42	1,200 SF	98%	$1,209	$1.01
Upgraded Units	10			$30

Total/Average:	203	902 SF	95%	$955	$1.06

Compiled by CBRE
According to on-site management, the most recent rental increases were implemented in June 2007 and were approximately $40.00 per unit per month for the small one-bedroom plan types and $10.00 per unit per month for the large one-bedroom and two-bedroom plan types. The subject has not yet implemented a RUBS program whereas the rental rates depicted are inclusive of gas, water, sewer and trash removal costs. Concessions are currently offered at the subject in terms of one month of free rent spread over a 13-month lease period. The concessions only apply to certain units and are not across the board.
ESTIMATE OF MARKET RENT
In order to estimate the market rates for the various floor plans, the subject unit types have been compared with similar units in the comparable projects. The following is a discussion of each unit type.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
One-Bedroom Units
SUMMARY OF COMPARABLE RENTALS
ONE BEDROOM UNITS

			Rental Rates
Comparable	Plan Type	Size	$/Mo.	$/SF

Subject	1BR/1.5BA	1,000 SF	$899	$0.90
Forest Place	1 BR, 1 BA, Den	1,200 SF	$1,105	$0.92
Forest Place	1 BR, 1 BA	975 SF	$925	$0.95
Forest Place	1 BR, 1 BA	911 SF	$910	$1.00
Horizons North	1 BR, 1.5 BA, Pent	1,222 SF	$1,223	$1.00
Somervale Apartments fka Oasis Club	1 BD, 1.5 BA	915 SF	$920	$1.01
Somervale Apartments fka Oasis Club	1 BD, 1 BA	800 SF	$905	$1.13
Subject	1BR/1BA	750 SF	$869	$1.16
Aventura Harbor	1 BR, 1 BA	850 SF	$995	$1.17
Portofino at Biscayne	1 BD/1 BA w/out Balc	750 SF	$979	$1.31
Horizons North	1 BR, 1.5 BA	690 SF	$905	$1.31
Asbury Park	1 BD, 1 BA	625 SF	$824	$1.32
Portofino at Biscayne	1 BD/1 BA w/ Balcony	750 SF	$1,004	$1.34

Compiled by CBRE
The subject’s quoted rental rates are within or at the lower end of the range indicated by the rent comparables. The subject’s rent roll indicates that a majority of the occupied one-bedroom units are leased at below the quoted rates, which is indicative of recent rental increases that have taken effect. The most recent leases of one bedroom units have been signed at the quoted rates, which when compared to the comparable data set is low. Considering the available data, the monthly market rent for the subject’s 750 square foot one-bedroom units is estimated at $875 per unit or $1.17 per square foot. The monthly market rent for the subject’s 1,000 square foot one-bedroom unit is estimated at $950 per unit or $0.95 per square foot. Both market rent estimates are well within the range indicated by the comparables.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
Two-Bedroom Units
SUMMARY OF COMPARABLE RENTALS
TWO BEDROOM UNITS

			Rental Rates
Comparable	Plan Type	Size	$/Mo.	$/SF

Somervale Apartments fka Oasis Club	2 BD, 2 BA	1,420 SF	$1,140	$0.80
Somervale Apartments fka Oasis Club	2 BD, 2 BA	1,320 SF	$1,120	$0.85
Somervale Apartments fka Oasis Club	2 BD, 2 BA	1,205 SF	$1,105	$0.92
Horizons North	2 BR, 2 BA, Pent	1,476 SF	$1,357	$0.92
Forest Place	2 BR, 2 BA	1,200 SF	$1,190	$0.99
Subject	2BR/2BA	1,200 SF	$1,209	$1.01
Forest Place	2 BR, 2.5 BA PH	2,100 SF	$2,200	$1.05
Horizons North	2 BR, 2 BA w/Den	1,015 SF	$1,112	$1.10
Horizons North	2 BR, 2 BA	955 SF	$1,052	$1.10
Aventura Harbor	2 BR, 2 BA	1,200 SF	$1,350	$1.13
Portofino at Biscayne	2 BD/2 BA w/Balcony	1,070 SF	$1,294	$1.21
Asbury Park	2 BD, 1 BA	800 SF	$985	$1.23
Aventura Harbor	2 BR, 2 BA	980 SF	$1,250	$1.28
Aventura Harbor	2 BR, 1 BA	930 SF	$1,225	$1.32
Portofino at Biscayne	2 BD/1 BA	900 SF	$1,194	$1.33

Compiled by CBRE
The subject’s quoted rental rates are within the range indicated by the rent comparables. The subject’s rent roll indicates that a majority of the occupied two-bedroom units are leased at below the quoted rates, which is indicative of recent rental increases that have taken effect. The most recent leases of two bedroom units have been signed at varying rates, but generally near the quoted rate. Considering the available data, the monthly market rent for the subject units is estimated at $1,209 per unit or $1.01 per square foot.
MARKET RENT CONCLUSIONS
The following chart depicts the market rent conclusions for the subject:
MARKET RENT CONCLUSIONS

No.		Unit		Monthly Rent			Annual Rent		Annual
Units	Unit Type	Size	Total SF	$/Unit	$/SF	PRI	$/Unit	$/SF	Total

113	1BR/1BA	750 SF	84,750 SF	$875	$1.17	$98,875	$10,500	$14.00	$1,186,500
48	1BR/1.5BA	1,000 SF	48,000 SF	$950	$0.95	$45,600	$11,400	$11.40	$547,200
42	2BR/2BA	1,200 SF	50,400 SF	$1,209	$1.01	$50,778	$14,508	$12.09	$609,336
10	Upgraded Units			$30		$300	$360		$3,600

203		902 SF	183,150 SF	$963	$1.07	$195,553	$11,560	$12.81	$2,346,636

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
RENT ADJUSTMENTS
Rent adjustments are sometimes necessary to account for differences in rental rates applicable to different units within similar floor plans due to items such as location within the property, view, and level of amenities. These rental adjustments may be in the form of rent premiums or rent discounts.
As noted, the rental rates for some of the subject’s units vary depending upon whether or not they have been upgraded and modernized. According to the manager, the premium for upgraded units is $30 per month, which is in line with other multi-family projects that have renovated units in a similar fashion as the subject units.
RENT ROLL ANALYSIS
The rent roll analysis serves as a crosscheck to the estimate of market rent for the subject. The collections shown on the rent roll include rent premiums and/or discounts.
RENT ROLL ANALYSIS

	Total	Total
Revenue Component	Monthly Rent	Annual Rent

192 Occupied Units at Contract Rates	$179,412	$2,152,944
11 Vacant Units at Quoted Rates	$10,139	$121,668

203 Total Units @ Contract Rent	$189,551	$2,274,612
203 Total Units @ Market Rent	$195,553	$2,346,636

Compiled by CBRE
The variation between the total annual rent reflected in the rent roll analysis and the market rent conclusion owes to older leases that do not reflect recent increases in rental rates, as well as our projections for higher rent on the one-bedroom units. Property management indicated that the majority of units are being signed at the quoted rates upon lease renewal. The recent rent roll provided also reflects that recently leased units are achieving the quoted rates, which when compared to the comparable data set is slightly low.
POTENTIAL RENTAL INCOME CONCLUSION
Within this analysis, potential rental income is estimated based upon the forward looking market rental rates over the next twelve months. This method of calculating rental income is most prevalent in the local market and is consistent with the method used to derive overall capitalization rates from the comparable sales data.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
POTENTIAL RENTAL INCOME

Year	Total	% Change

2005	$2,222,664	—
2006	$2,420,206	9%
2007 Annualized	$2,317,769	-4%
June 2007 T-12	$2,370,502	2%
CBRE Estimate	$2,346,636	-1%

Compiled by CBRE
Our pro forma estimate is approximately 3% less than the most recent full year due to pricing structure at the subject. In the past two full years, the subject has incurred a significant loss to lease due to quoting higher rents and achieving rates lower than the quoted rents. Thus far in 2007, the loss to lease is significantly lower; therefore the pro forma estimate should be in line with the annualized year amount.
In estimating the subject’s pro forma operating data, the actual operating history and budgets have been analyzed. The following table presents the available operating data history for the subject.
OPERATING HISTORY

					2007		June 2007
Year-Occupancy	2005	98%	2006	96%	Annualized	95%	T-12	95%

	Total	$/Unit	Total	$/Unit	Total	$/Unit	Total	$/Unit

Income
Rental Income	$2,172,432	$10,702	$2,318,315	$11,420	$2,204,662	$10,860	$2,243,206	$11,050
Loss To Lease	(186,576)	(919)	(182,598)	(899)	(43,950)	(217)	(90,502)	(446)
Concessions	(102,820)	(507)	(75,761)	(373)	(54,520)	(269)	(47,937)	(236)
Credit Loss	(40,504)	(200)	(90,085)	(444)	(74,814)	(369)	(114,089)	(562)
Other Income	76,091	375	123,024	606	179,990	887	165,064	813

Effective Gross Income	$1,918,623	$9,451	$2,092,895	$10,310	$2,211,368	$10,893	$2,155,742	$10,619

Expenses
Real Estate Taxes	$188,807	$930	$231,616	$1,141	$250,610	$1,235	$223,971	$1,103
Property Insurance	75,782	373	132,319	652	92,222	454	118,144	582
Natural Gas	30,489	150	34,790	171	37,246	183	33,924	167
Electricity	32,403	160	49,752	245	39,880	196	49,408	243
Water & Sewer	52,509	259	60,393	298	45,760	225	48,839	241
Cable Television	—	—	—	—	—	—	—	—
Trash Removal	22,988	113	22,878	113	41,524	205	36,058	178
Administrative & General	44,332	218	66,669	328	85,906	423	76,597	377
Repairs & Maintenance	52,536	259	67,296	332	87,786	432	79,853	393
Painting & Decorating	37,040	182	40,504	200	48,314	238	46,207	228
Grounds (Landscaping)	2,812	14	4,900	24	10,800	53	10,300	51
Management Fee	95,595	471	101,901	502	105,824	521	103,405	509
Administrative Payroll	121,271	597	126,982	626	130,896	645	123,639	609
Maintenance Payroll	65,177	321	90,609	446	102,708	506	102,253	504
Employee Taxes & Benefits	58,413	288	53,640	264	62,408	307	57,863	285
Employee Apts. (Non-Revenue Units)	21,470	106	13,075	64	34,170	168	23,662	117
Advertising & Leasing	36,648	181	48,927	241	114,848	566	86,871	428
Reserves for Replacement	—	—	—	—	—	—	—	—

Operating Expenses	$938,272	$4,622	$1,146,251	$5,647	$1,290,902	$6,359	$1,220,994	$6,015

Net Operating Income	$980,351	$4,829	$946,644	$4,663	$920,466	$4,534	$934,748	$4,605
     Annualized Amounts Represent 6 Months (Jan. through June 2007)

Source: Operating statements
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
LOSS TO LEASE
Within the local market, buyers and sellers typically recognize a reduction in potential rental income due to the difference between market and contract rental rates. In this market, lease rates are typically flat and are anticipated to roll to market every 12 months on average. As a result, actual collections typically lag behind market rates by approximately six months. Based upon the difference between market rent and contract rent, the loss to lease associated with the subject is estimated at 1.50% of gross rental income. This method of calculating rental income is most prevalent in the local market and is consistent with the method used to derive overall capitalization rates from the comparable sales data.
RENT CONCESSIONS
Rent concessions are currently not prevalent in the local market although the subject is quoting concessions on select units. With the subject’s occupancy at 94.6%, we have not considered any concessions going forward.
VACANCY
The subject’s estimated stabilized occupancy rate was previously discussed in the market analysis. The subject’s vacancy is detailed as follows:
VACANCY

Year	% PGI

2005	2%
2006	4%
2007 Annualized	5%
June 2007 T-12	5%
Current	5%
CBRE Estimate	5%

Compiled by CBRE
CREDIT LOSS
The credit loss estimate is an allowance for nonpayment of rent or other income. The subject’s credit loss is detailed as follows:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
CREDIT LOSS

Year	% PGI

2005	-2.1%
2006	-4.2%
2007 Annualized	-3.4%
June 2007 T-12	-5.1%
CBRE Estimate	-2.0%

Compiled by CBRE
OTHER INCOME
Other income is supplemental to that derived from leasing of the improvements. This includes categories such as forfeited deposits, vending machines, late charges, etc. The subject’s ancillary income is detailed as follows:
OTHER INCOME

Year	Total	$/Unit

2005	$76,091	$375
2006	$123,024	$606
2007 Annualized	$179,990	$887
June 2007 T-12	$165,064	$813
CBRE Estimate	$160,000	$788

Compiled by CBRE
The primary source of other income is laundry income, late charges, lease cancellation fees and non-refundable administrative fees. Our estimate is slightly above the average Other Income for 2006 and 2007 Annualized and is generally supported by the available historical financial data.
EFFECTIVE GROSS INCOME
The subject’s effective gross income is detailed as follows:
EFFECTIVE GROSS INCOME

Year	Total	% Change

2005	$1,918,623	—
2006	$2,092,895	9%
2007 Annualized	$2,211,368	6%
June 2007 T-12	$2,155,742	-3%
CBRE Estimate	$2,309,636	7%

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
Our pro forma estimate is approximately 4% higher than the current annualized year due to our estimate of lower loss to lease and credit loss. Our market rent estimate is supported by the market and the subject should be able to command the pro forma rates and only experience loss to lease as future rental rate increases take place. Further, the subject has experienced an unusually high credit loss. Prudent management is assumed and would typically not tolerate credit loss in excess of 2%.
OPERATING EXPENSE ANALYSIS
Expense Comparables
The following chart summarizes expenses obtained from recognized industry publications and/or comparable properties.
EXPENSE COMPARABLES

Comparable Number	1	2	3
Location	Miami	Miami	Miami
Units	412	402	196
Year Built	1974	1985	1982
Expense Year	2006	2006	2006 Annualized

Effective Gross Income	$10,029	$11,352	$8,813
Other Income	$603	$524	$105

	$/Unit	$/Unit	$/Unit
Expenses
Real Estate Taxes	$1,074	$1,783	$995
Property Insurance	848	249	699
Natural Gas	—	204	—
Electricity	357	258	197
Water & Sewer	367	577	344
Cable Television	—	—	—
Trash Removal	124	119	102
Administrative & General	165	164	370
Repairs & Maintenance	919	101	314
Painting & Decorating	584	278	20
Grounds (Landscaping)	419	289	21
Management Fee	393	454	536
(as a % of EGI)	3.9%	4.0%	6.1%
Administrative Payroll	1,471	299	367
Maintenance Payroll	—	627	364
Employee Taxes & Benefits	—	234	193
Employee Apts. (Non-Revenue Units)	72	34	—
Advertising & Leasing	89	43	23
Reserves for Replacement	—	—	—

Operating Expenses	$6,882	$5,713	$4,545
Operating Expense Ratio	68.6%	50.3%	51.6%

Source: Actual Operating Statements
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
The following subsections represent the analysis for the pro forma estimate of each category of the subject’s stabilized expenses.
Real Estate Taxes
The real estate taxes for the subject were previously discussed. The subject’s expense is detailed as follows:
REAL ESTATE TAXES

Year	Total	$/Unit

2005	$188,807	$930
2006	$231,616	$1,141
2007 Annualized	$250,610	$1,235
June 2007 T-12	$223,971	$1,103
Expense Comparable 1	N/A	$1,074
Expense Comparable 2	N/A	$1,783
Expense Comparable 3	N/A	$995
CBRE Estimate	$272,691	$1,343

Compiled by CBRE
The subject’s recent historical and budgeted amounts are generally consistent and based upon the historical assessment of the property. Our estimate is based on a higher property assessment, in line with the estimated value and the trends of the Assessor’s office and current tax rate. This estimate is consistent with other properties operating in the area.
Property Insurance
Property insurance expenses typically include fire and extended coverage and owner’s liability coverage. The subject’s expense is detailed as follows:
PROPERTY INSURANCE

Year	Total	$/Unit

2005	$75,782	$373
2006	$132,319	$652
2007 Annualized	$92,222	$454
June 2007 T-12	$118,144	$582
Expense Comparable 1	N/A	$848
Expense Comparable 2	N/A	$249
Expense Comparable 3	N/A	$699
CBRE Estimate	$131,950	$650

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
We note that beginning in the Spring 2006, the availability of insurance within the wind zone of the Gulf and Atlantic Ocean Coastal regions has become extremely challenging. This has been largely a result of two very active seasons of hurricane activity, with recent forecast of more active years to follow combined with new models of damage estimates should a major storm affect a populated region. There are several factors that cause the volatility, including age of structure, age/type of roof and window systems, and location relative to the coast. Since March, we have witnessed insurance rates increase dramatically, particularly for those properties built prior to the 2000 Wind Code. For many assets, we’ve witnessed increases of 100 to 200 percent over 2005 rates, and in some cases as dramatic as 10 times the 2005 rate. Our pro forma estimate is based on the most recent full year, which is in line with other insurance premium quotes we have seen for similar product.
Natural Gas
The subject includes natural gas for the operation of various equipment and/or appliances. The subject’s expense is detailed as follows:
NATURAL GAS

Year	Total	$/Unit

2005	$30,489	$150
2006	$34,790	$171
2007 Annualized	$37,246	$183
June 2007 T-12	$33,924	$167
Expense Comparable 1	N/A	$0
Expense Comparable 2	N/A	$204
Expense Comparable 3	N/A	$0
CBRE Estimate	$34,510	$170

Compiled by CBRE
Our estimate is consistent with the most recent full year amount, and in line with the trailing 12-month amount.
Electricity
Electricity expenses are typically very property specific, and comparables offer a minimal indication of an appropriate level. We have found the best indication of this expense is the subject’s recent historical and budgeted level. The subject’s expense is detailed as follows:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
ELECTRICITY

Year	Total	$/Unit

2005	$32,403	$160
2006	$49,752	$245
2007 Annualized	$39,880	$196
June 2007 T-12	$49,408	$243
Expense Comparable 1	N/A	$357
Expense Comparable 2	N/A	$258
Expense Comparable 3	N/A	$197
CBRE Estimate	$48,720	$240

Compiled by CBRE
Our estimate is consistent with the most recent full year amount, and in line with the trailing 12-month amount.
Water & Sewer
As with the other utility expenses, water and sewer costs are typically very property specific. This expense has increased during recent years, which is a function of normal inflationary pressures. This expense typically ranges from approximately $150 to $300 net per unit annually, with most properties being toward the middle to upper end of the range. The subject’s expense is detailed as follows:
WATER & SEWER

Year	Total	$/Unit

2005	$52,509	$259
2006	$60,393	$298
2007 Annualized	$45,760	$225
June 2007 T-12	$48,839	$241
Expense Comparable 1	N/A	$367
Expense Comparable 2	N/A	$577
Expense Comparable 3	N/A	$344
CBRE Estimate	$50,750	$250

Compiled by CBRE
The most recent full year is below the lower end of the expense comparables, but has been relatively consistent and we have therefore concluded the subject’s pro forma estimate in line with the available historical financial data.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
Trash Removal
The subject’s weekly refuse services are provided by a local contractor. The subject’s expense is detailed as follows:
TRASH REMOVAL

Year	Total	$/Unit

2005	$22,988	$113
2006	$22,878	$113
2007 Annualized	$41,524	$205
June 2007 T-12	$36,058	$178
Expense Comparable 1	N/A	$124
Expense Comparable 2	N/A	$119
Expense Comparable 3	N/A	$102
CBRE Estimate	$36,540	$180

Compiled by CBRE
The most recent full year is consistent with the mid-point of the expense comparables, but lower than the 2007 annualized amount and the trailing 12-month amount. Our estimate is based on the trailing 12-month amount as this includes an apparent increase in the cost to remove trash from the subject.
Administrative & General
Administrative expenses typically include legal costs, accounting, items which are not provided by off-site management, telephone, supplies, furniture, and temporary help. The subject’s expense is detailed as follows:
ADMINISTRATIVE & GENERAL

Year	Total	$/Unit

2005	$44,332	$218
2006	$66,669	$328
2007 Annualized	$85,906	$423
June 2007 T-12	$76,597	$377
Expense Comparable 1	N/A	$165
Expense Comparable 2	N/A	$164
Expense Comparable 3	N/A	$370
CBRE Estimate	$71,050	$350

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
The most recent full year is in the upper portion of the expense comparables and we have therefore concluded the subject’s pro forma estimate in line with the mid-point of the most recent full year and the trailing 12-month amount. Our estimate is consistent with other properties operating in the area and generally supported by the available historical and budgeted financial data.
Repairs & Maintenance
This expense category includes the cost of routine repairs to the apartments units. The subject’s expense is detailed as follows:
REPAIRS & MAINTENANCE

Year	Total	$/Unit

2005	$52,536	$259
2006	$67,296	$332
2007 Annualized	$87,786	$432
June 2007 T-12	$79,853	$393
Expense Comparable 1	N/A	$919
Expense Comparable 2	N/A	$101
Expense Comparable 3	N/A	$314
CBRE Estimate	$81,200	$400

Compiled by CBRE
The subject’s recent historical amounts are relatively consistent. The current annualized year is slightly below the mid-point of the expense comparables and we have therefore concluded the subject’s pro forma estimate in line with the trailing 12-month estimate.
Painting & Decorating
This expense category includes normal cleaning, painting, decorating and other “make ready” costs expended prior to the initial move-in of a tenant. The subject’s expense is detailed as follows:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
PAINTING & DECORATING

Year	Total	$/Unit

2005	$37,040	$182
2006	$40,504	$200
2007 Annualized	$48,314	$238
June 2007 T-12	$46,207	$228
Expense Comparable 1	N/A	$584
Expense Comparable 2	N/A	$278
Expense Comparable 3	N/A	$20
CBRE Estimate	$46,690	$230

Compiled by CBRE
The subject’s recent historical amounts are relatively consistent. Our estimate is consistent with the available historical financial data.
Grounds (Landscaping)
This expense item covers normal landscaping and grounds maintenance of the property. The subject’s expense is detailed as follows:
GROUNDS (LANDSCAPING)

Year	Total	$/Unit

2005	$2,812	$14
2006	$4,900	$24
2007 Annualized	$10,800	$53
June 2007 T-12	$10,300	$51
Expense Comparable 1	N/A	$419
Expense Comparable 2	N/A	$289
Expense Comparable 3	N/A	$21
CBRE Estimate	$10,150	$50

Compiled by CBRE
The subject’s recent historical amounts vary; however, the 2007 annualized amount and the trailing 12-month amount are consistent. Our estimate is consistent with the current annualized year and the trailing 12-month data.
Management Fee
Management expenses are typically negotiated as a percentage of collected revenues (i.e., effective gross income). The subject’s expense is detailed as follows:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
MANAGEMENT FEE

Year	Total	% EGI

2005	$95,595	5.0%
2006	$101,901	4.9%
2007 Annualized	$105,824	4.8%
June 2007 T-12	$103,405	4.8%
CBRE Estimate	$69,289	3.0%

Compiled by CBRE
Professional management fees in the local market range from 3.0% to 5.0% for comparable properties. Historically, the subject has incurred a 4.8% to 5.0% management fee, which is high in the current market. Given the subject’s size and the competitiveness of the local market area, we believe an appropriate management expense for the subject would be towards the lower end of the range.
Administrative Payroll
This expense item reflects payroll costs associated with on-site management and other administrative personnel. The subject’s expense is detailed as follows:
ADMINISTRATIVE PAYROLL

Year	Total	$/Unit

2005	$121,271	$597
2006	$126,982	$626
2007 Annualized	$130,896	$645
June 2007 T-12	$123,639	$609
Expense Comparable 1	N/A	$1,471
Expense Comparable 2	N/A	$299
Expense Comparable 3	N/A	$367
CBRE Estimate	$126,875	$625

Compiled by CBRE
The subject’s recent historical amounts are relatively consistent and provide a good indicator of this expense for the subject. Our estimate is consistent with the mid-point of the available historical financial data.
Maintenance Payroll
This expense item reflects payroll costs associated with the upkeep and maintenance of the property, including engineering and other maintenance personnel. The subject’s expense is detailed as follows:
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH

MAINTENANCE PAYROLL

Year	Total	$/Unit

2005	$65,177	$321
2006	$90,609	$446
2007 Annualized	$102,708	$506
June 2007 T-12	$102,253	$504
Expense Comparable 1	N/A	$0
Expense Comparable 2	N/A	$627
Expense Comparable 3	N/A	$364
CBRE Estimate	$101,500	$500

Compiled by CBRE
The subject’s recent historical amounts are relatively consistent and provide a good indicator of this expense for the subject. Our estimate is consistent with the mid-point of the available historical financial data.
Employee Taxes & Benefits
This expense item includes all employee payroll taxes and other employment benefits for the subject. The subject’s expense is detailed as follows:
EMPLOYEE TAXES & BENEFITS

Year	Total	$/Unit

2005	$58,413	$288
2006	$53,640	$264
2007 Annualized	$62,408	$307
June 2007 T-12	$57,863	$285
Expense Comparable 1	N/A	$0
Expense Comparable 2	N/A	$234
Expense Comparable 3	N/A	$193
CBRE Estimate	$55,825	$275

Compiled by CBRE
The subject’s recent historical amounts are relatively consistent and provide a good indicator of this expense for the subject. Our estimate is consistent with the mid-point of the available historical financial data.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH

Employee Apartments (Non-Revenue Units)
Apartment properties typically include units that are non-revenue producing. These may include model units, employee units, employee discounts or others. The subject’s expense is detailed as follows:
EMPLOYEE APTS. (NON-REVENUE UNITS)

Year	Total	$/Unit

2005	$21,470	$106
2006	$13,075	$64
2007 Annualized	$34,170	$168
June 2007 T-12	$23,662	$117
Expense Comparable 1	N/A	$72
Expense Comparable 2	N/A	$34
Expense Comparable 3	N/A	$0
CBRE Estimate	$23,345	$115

Compiled by CBRE
The subject’s recent historical amounts vary and are typically higher than the comparables. Our estimate is consistent with the trailing 12-month estimate as this represents the current non-revenue unit operation at the subject.
Advertising & Leasing
This expense category accounts for placement of advertising, commissions, signage, brochures, and newsletters. The subject’s expense is detailed as follows:
ADVERTISING & LEASING

Year	Total	$/Unit

2005	$36,648	$181
2006	$48,927	$241
2007 Annualized	$114,848	$566
June 2007 T-12	$86,871	$428
Expense Comparable 1	N/A	$89
Expense Comparable 2	N/A	$43
Expense Comparable 3	N/A	$23
CBRE Estimate	$42,630	$210

Compiled by CBRE
This expense category has significantly decreased in the past year or two due to the overall demand for multi-family rental units at a time when units were being taken from rental operations and
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH

converted to condos. The subject’s 2007 annualized amount and trailing 12-month amount include a significant increase in National Media Advertising. Based on the current occupancy, which is actually below the occupancy in 2005 and 2006, this expenditure does not appear to be successful and would likely be suspended under different ownership. Our estimate is consistent with the midpoint of the 2005 and 2006 data, but well above the comparables.
Reserves for Replacement
Reserves for replacement have been estimated based on discussions with knowledgeable market participants who indicate a range from $150 to $300 per unit for comparable properties. The subject’s expense is detailed as follows:
RESERVES FOR REPLACEMENT

Year	Total	$/Unit

2005	$0	$0
2006	$0	$0
2007 Annualized	$0	$0
June 2007 T-12	$0	$0
Expense Comparable 1	N/A	$0
Expense Comparable 2	N/A	$0
Expense Comparable 3	N/A	$0
CBRE Estimate	$50,750	$250

Compiled by CBRE
OPERATING EXPENSE CONCLUSION
The subject’s expense is detailed as follows:
OPERATING EXPENSES

Year	Total	$/Unit

2005	$938,272	$4,622
2006	$1,146,251	$5,647
2007 Annualized	$1,290,902	$6,359
June 2007 T-12	$1,220,994	$6,015
Expense Comparable 1	N/A	$6,882
Expense Comparable 2	N/A	$5,713
Expense Comparable 3	N/A	$4,545
CBRE Estimate	$1,254,536	$6,180

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
The subject’s per unit operating expense pro forma is in line with the total per unit operating expenses indicated by the expense comparables. It also is supported by the current annualized amount and the trailing 12-month amount indicated above.
NET OPERATING INCOME CONCLUSION
The subject’s net operating income is detailed as follows:
NET OPERATING INCOME

Year	Total	$/Unit

2005	$980,351	$4,829
2006	$946,644	$4,663
2007 Annualized	$920,466	$4,534
June 2007 T-12	$934,748	$4,605
CBRE Estimate	$1,055,100	$5,198

Compiled by CBRE
Our pro forma estimate is approximately 11.5% higher than the most recent full year due to recently implemented rental rate increases at the subject, which are not reflected in the historical data, as well as our projections for higher rent on the one-bedroom units.
DIRECT CAPITALIZATION
Direct capitalization is a method used to convert a single year’s estimated stabilized net operating income into a value indication. The following subsections represent different techniques for deriving an overall capitalization rate for direct capitalization.
Comparable Sales
The overall capitalization rates (OARs) confirmed for the comparable sales analyzed in the sales comparison approach are as follows:
COMPARABLE CAPITALIZATION RATES

	Sale	Sale Price
Sale	Date	$/Unit	Occupancy	OAR

1	Mar-06	$67,933	96%	6.71%
2	Aug-06	$91,954	98%	6.09%
3	Mar-07	$106,965	98%	5.45%
4	May-07	$94,660	91%	6.08%

Indicated OAR:			93%	6.00%

Compiled by: CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH

The overall capitalization rates for these sales were derived based upon the actual or pro-forma income characteristics of the property. Sale Nos. Three and Four transpired within the past three months, while Sale Nos. One and Two represent slightly older transaction dates. Therefore, primary emphasis has been placed upon the more recent data, which is generally reflective of current market trends, interest rates, and buyer’s expectations and motivation in the market. Overall, an OAR in the middle of the range indicated by the comparables is considered appropriate for the following reasons:
•	The subject is located in a strong rental market and near several of the major thoroughfares in the area;

•	The subject, although an older complex, is highly competitive with similar, yet newer properties in the area;

•	The subject has maintained an occupancy level of 95% or better for the past three years, which is slightly above that of the overall market and in line with the submarket for the same property type.
Published Investor Surveys
The results of the most recent National Investor Survey, published by CBRE, are summarized in the following chart.
OVERALL CAPITALIZATION RATES

Investment Type	OAR Range	Average

CBRE Apartments
Class A	5.00% - 8.00%	6.07%
Class B	5.00% - 8.00%	6.58%
Class C	6.00% - 9.00%	7.37%

Korpacz Apartment
National Data	3.50% - 8.00%	5.80%

Indicated OAR:		6.00%

Source: CBRE National Investor Survey & Korpacz Real Estate Investor Survey
The subject is considered to be a Class C property. Because of the subject’s location in a submarket with good occupancy and the lack of new construction due to the absence of available land, an OAR near the lower end of the range indicated by Class C properties in the preceding table is considered appropriate.
Market Participants
The results of recent interviews with knowledgeable real estate professionals are summarized in the following table.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH

OVERALL CAPITALIZATION RATES — APARTMENT

Respondent	Company	OAR	Income	Date of Survey

Robert Givens	CB Richard Ellis, Inc.	5.50%-6.00%	Pro Forma	Jun-07
Bob Miller	CB Richard Ellis, Inc.	5.50%-6.00%	Pro Forma	Jun-07
Jamie May	JBM Realty Advisors, Inc.	5.75%-6.00%	Next Year	Jun-07

Indicated OAR:				6.00%

Compiled by: CBRE
In deriving an appropriate overall capitalization rate for the subject, numerous market participants were interviewed and consulted in gathering applicable information. Three real estate professionals that are active in the local market were interviewed and all indicated that they have recently negotiated similar property sales in the 5.50% to 6.0% OAR range based upon pro forma net operating income. Based upon current market trends, they would anticipate pro forma OARs to fall within the 5.50% to 6.0% range. The respondents further indicated that the subject would be viewed generally favorably as compared to other available properties in the market due to the tight rental market in the area and the lack of new construction.
Band of Investment
The band of the investment technique has been utilized as a crosscheck to the foregoing techniques. The analysis is shown in the following table.
BAND OF INVESTMENT

Mortgage Interest Rate	6.50%
Mortgage Term (Amortization Period)	30 Years
Mortgage Ratio (Loan-to-Value)	75%
Mortgage Constant	0.07585
Equity Dividend Rate (EDR)	4%

Mortgage Requirement	75%	x	0.07585	=	0.05689
Equity Requirement	25%	x	0.04000	=	0.01000

	100%				0.06689

Indicated OAR:					6.70%

Compiled by: CBRE
Capitalization Rate Conclusion
The following chart summarizes the OAR conclusions.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
OVERALL CAPITALIZATION RATE — CONCLUSION

Source	Indicated OAR

Comparable Sales	6.00%
National Investor Survey	6.00%
Market Participants	6.00%
Band of Investment	6.70%
CBRE Estimate	6.00%

Compiled by: CBRE
In concluding an overall capitalization rate for the subject, primary reliance has been placed upon the data obtained from the comparable sales and interviews with active market participants. This data tends to provide the most accurate depiction of both buyer’s and seller’s expectations within the market and the ranges indicated are relatively tight. Further secondary support for our conclusion is noted via both the CBRE National Investor Survey and the band of investment methodology. Considering the data presented, the concluded overall capitalization rate appears to be well supported in the local market.
Direct Capitalization Summary
A summary of the direct capitalization at stabilized occupancy is illustrated in the following chart.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	INCOME CAPITALIZATION APPROACH
DIRECT CAPITALIZATION SUMMARY

		$/Unit/Yr	Total

Income
Potential Rental Income		$11,560	$2,346,636
Loss to Lease	1.50%	(173)	(35,200)
Concessions	0.00%	0	—

Adjusted Rental Income		$11,386	2,311,436
Credit Loss	2.00%	(228)	(46,229)
Vacancy	5.00%	(569)	(115,572)

Net Rental Income		$10,589	$2,149,636

Other Income		788	160,000

Effective Gross Income		$11,378	$2,309,636

Expenses
Real Estate Taxes		$1,343	$272,691
Property Insurance		650	131,950
Natural Gas		170	34,510
Electricity		240	48,720
Water & Sewer		250	50,750
Cable Television		0	71
Trash Removal		180	36,540
Administrative & General		350	71,050
Repairs & Maintenance		400	81,200
Painting & Decorating		230	46,690
Grounds (Landscaping)		50	10,150
Management Fee	3.00%	341	69,289
Administrative Payroll		625	126,875
Maintenance Payroll		500	101,500
Employee Taxes & Benefits		275	55,825
Employee Apts. (Non-Revenue Units)		115	23,345
Advertising & Leasing		210	42,630
Reserves for Replacement		250	50,750

Operating Expenses		$6,180	$1,254,536

Operating Expense Ratio			54.32%
Net Operating Income		$5,198	$1,055,100
OAR			/ 6.00%

Indicated Stabilized Value			$17,584,994
Rounded			$17,580,000
Deferred Maintenance			—
Lease-Up Discount			—

Value Indication			$17,584,994
Rounded			$17,600,000
Value Per Unit			$86,626

		Cap Rate	Value

Matrix Analysis
		5.75%	$18,349,600
		6.00%	$17,585,000
		6.25%	$16,881,600

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	RECONCILIATION OF VALUE
RECONCILIATION OF VALUE
The value indications from the approaches to value are summarized as follows:
SUMMARY OF VALUE CONCLUSIONS

Cost Approach	$17,600,000
Sales Comparison Approach	$17,600,000
Income Capitalization Approach	$17,600,000

Reconciled Value	$17,600,000

Compiled by CBRE
The cost approach typically gives a reliable value indication when there is strong support for the replacement cost estimate and when there is minimal depreciation. Considering the substantial amount of depreciation present in the property, the reliability of the cost approach is somewhat diminished. Therefore, the cost approach is considered less applicable to the subject and is used primarily as a test of reasonableness against the other valuation techniques.
In the sales comparison approach, the subject is compared to similar properties that have been sold recently or for which listing prices or offers are known. The sales used in this analysis are considered highly comparable to the subject, and the required adjustments were based on reasonable and well-supported rationale. In addition, market participants are currently analyzing purchase prices on investment properties as they relate to available substitutes in the market. Therefore, the sales comparison approach is considered to provide a reliable value indication, but has been given secondary emphasis in the final value reconciliation.
The income capitalization approach is applicable to the subject since it is an income producing property leased in the open market. Market participants are primarily analyzing properties based on their income generating capability. Therefore, the income capitalization approach is considered a reasonable and substantiated value indicator and has been given primary emphasis in the final value estimate.
Based on the foregoing, the market value of the subject has been concluded as follows:
MARKET VALUE CONCLUSION

Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion

As Is	Fee Simple Estate	July 17, 2007	$17,600,000

Compiled by CBRE
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE	ASSUMPTIONS AND LIMITING CONDITIONS
ASSUMPTIONS AND LIMITING CONDITIONS
1.	Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to title that would adversely affect marketability or value. CBRE is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CBRE, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject’s title should be sought from a qualified title company that issues or insures title to real property.
2.	Unless otherwise specifically noted in the body of this report, it is assumed: that the existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CBRE professionals are not engineers and are not competent to judge matters of an engineering nature. CBRE has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CBRE by ownership or management; CBRE inspected less than 100% of the entire interior and exterior portions of the improvements; and CBRE was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CBRE reserves the right to amend the appraisal conclusions reported herein.
3.	Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CBRE has no knowledge of the existence of such materials on or in the property. CBRE, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.
We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.
4.	All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CBRE This report may be subject to amendment upon re-inspection of the subject subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.
5.	It is assumed that all factual data furnished by the client, property owner, owner’s representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CBRE has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor’s Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CBRE reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review
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PRESIDENTIAL HOUSE	ASSUMPTIONS AND LIMITING CONDITIONS
all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CBRE of any questions or errors.
6.	The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CBRE will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7.	CBRE assumes no private deed restrictions, limiting the use of the subject in any way.

8.	Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9.	CBRE is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10.	The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11.	Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CBRE does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CBRE

12.	Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CBRE to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13.	Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14.	This study may not be duplicated in whole or in part without the specific written consent of CBRE nor may this report or copies hereof be transmitted to third parties without said consent, which consent CBRE reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CBRE which consent CBRE reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a “sale” or “offer for sale” of any “security”, as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CBRE shall have no accountability or responsibility to any such third party.

15.	Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16.	The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.
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PRESIDENTIAL HOUSE	ASSUMPTIONS AND LIMITING CONDITIONS
17.	The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18.	No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CBRE unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CBRE assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19.	Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client’s designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CBRE assumes responsibility for any situation arising out of the Client’s failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20.	CBRE assumes that the subject analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21.	It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22.	No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23.	The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CBRE has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CBRE has no specific information relating to this issue, nor is CBRE qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject.

24.	Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser. The Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client’s failure or the failure of any of the Client’s agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

25.	The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CBRE or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

26.	As part of the client’s requested scope of work, an estimate of insurable value is provided herein. CBRE has followed traditional appraisal standards to develop a reasonable calculation based upon industry practices and industry accepted publications such as the Marshal Valuation Service handbook. The methodology employed is a derivation of the cost
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PRESIDENTIAL HOUSE	ASSUMPTIONS AND LIMITING CONDITIONS
approach which is primarily used as an academic exercise to help support the market value estimate and therefore is not reliable for Insurable Value estimates. Actual construction costs and related estimates can vary greatly from this estimate.
This analysis should not be relied upon to determine proper insurance coverage which can only be properly estimated by consultants considered experts in cost estimation and insurance underwriting. It is provided to aid the client/reader/user as part of their overall decision making process and no representations or warranties are made by CBRE regarding the accuracy of this estimate and it is strongly recommend that other sources be utilized to develop any estimate of insurable value.
     © 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDA
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDUM A
GLOSSARY OF TERMS
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
assessed value  Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. †
cash equivalency  The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.
contract rent  The actual rental income specified in a lease. ‡
effective rent  The rental rate net of financial concessions such as periods of no rent during the lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ‡
excess land  In regard to an improved site, the land not needed to serve or support the existing improvement. In regard to a vacant site or a site considered as though vacant, the land no needed to accommodate the site’s primary highest and best use. Such land may be separated from the larger site and have its own highest and best use, or it may allow for future expansion of the existing or anticipated improvement. See also surplus land. ‡
extraordinary assumption  An assumption directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property such as market conditions or trends; or about the integrity of data used in an analysis. See also hypothetical condition. ‡
fee simple estate  Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ‡
floor area ratio (FAR)  The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ‡
full service lease  A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.
going concern value  Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. †
gross building area (GBA)  The total floor area of a building, including below-grade space but excluding unenclosed areas, measured from the exterior of the walls. Gross building area for office buildings is computed by measuring to the outside finished surface of permanent outer building walls without any deductions. All enclosed floors of the building including basements, mechanical equipment floors, penthouses, and the like are included in the measurement. Parking spaces and parking garages are excluded. ‡
hypothetical condition  That which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. See also extraordinary assumption. ‡
insurable value  Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. †
investment value  Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate
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PRESIDENTIAL HOUSE
investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. †
leased fee
See leased fee estate
leased fee estate  An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.‡
leasehold
See leasehold estate
leasehold estate  The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.‡
market rent  The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations. ‡
market value  Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.§
marketing period  The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ‡
net lease  Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.
net rentable area (NRA) 1)  The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *
occupancy rate  The relationship or ratio between the income received from the rented units in a property and the income that would be received if all the units were occupied.‡
prospective value opinion  A forecast of the value expected at a specified future date. A prospective value opinion is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new us, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written. ‡
reasonable exposure time  The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective opinion based upon an analysis of past events assuming a competitive and open market. ††
rent
See
 full service lease
 net lease
 market rent
 contract, coupon, face, or nominal rent
effective rent
shell rent  The typical rent paid for retail, office, or industrial tenant space based on minimal “shell” interior finishes (called plain vanilla finish in some areas). Usually the landlord delivers the main building shell space or some minimum level of interior build-out, and the tenant completes the interior finish, which can include wall, ceiling, and floor finishes; mechanical systems, interior electric, and plumbing. Typically these
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PRESIDENTIAL HOUSE
are long-term leases with tenants paying all or most property expenses. ‡
surplus land  Land not necessary to support the highest and best use of the existing improvement but, because of physical limitations, building placement, or neighborhood norms, cannot be sold off separately. Such land may or may not contribute positively to value and may or may not accommodate future expansion of an existing or anticipated improvement. See also excess land. ‡
usable area 1)  The area actually used by individual tenants. 2) The Usable Area of an office building is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *
use value  Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property’s highest and best use or the monetary amount that might be realized upon its sale. †
value indication  An opinion of value derived through application of the appraisal process. ‡

†	The Appraisal of Real Estate, Twelfth Edition, Appraisal Institute, 2001.

‡	The Dictionary of Real Estate Appraisal, Fourth Edition, Appraisal Institute, 2002.

§	Office of Comptroller of the Currency (OCC), 12 CFR Part 34, Subpart C – Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); Appraisal Institute, The Dictionary of Real Estate Appraisal, 4th ed. (Chicago: Appraisal Institute, 2002), 177-178. This is also compatible with the RTC, FDIC, FRS and NCUA definitions of market value as well as the example referenced in the Uniform Standards of Professional Appraisal Practice (USPAP).

*	2000 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 2000)

††	Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 16, 1993, revised June 15, 2004.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDUM B
LAND SALE DATA SHEETS
© 2007 CB Richard Ellis, Inc.

LAND SALE SUMMARY

								Price Per
Sale		Trans Type	Sales	Size	Proposed	Price	Price PSF	Permitted

No.	Property Location	Date	Price	(Acres)	Use	Per Acre	of Land Area	Unit

1	3372 N.W. 17th Avenue	Sale	$6,800,000	3.59	Affordable Housing	$2,403,421	$55.18	$16,038

	Miami,FL 33142	3/2006

2	1551 N.W. 36th Street	Sale	$2,725,000	1.09	92-Unit Residential Dev	$3,419,579	$78.50	$29,880

	Miami,FL 33142	1/2007

3	12000 NE 16th Avenue	Sale	$5,100,000	8.96	Apartments	$569,196	$13.07	$22,667

	North Miami,FL 33161	2/2007
   © 2007 CB Richard Ellis, Inc.

MULTI-FAMILY LAND SALE No. 1
Villa Amalia
Location Data

Location:	3372 N.W. 17th Avenue
Miami,FL 33142
County:	Miami-Dade
Assessor’s Parcel No:	01-3127-103-0010
Atlas Ref:	N/A
Physical Data

Type:	Multi-Family
Land Area:	Gross	Usable
Acres:	3.5900	2.8293
Square Feet:	156,380	123,244

Topography:	Generally Level
Shape:	Rectangular
Utilities:	All Available
Zoning:	R-4 & G/I
Allowable Bldg Area:	311,647
Floor Area Ratio:	1.99
No. of units:	424
Max FAR:	N/A
Frontage:	N.W. 33rd Street; N.W. 17th Avenue
Analysis

Use At Sale:	Vacated Building
Proposed Use or Dev.	Affordable Housing
Price Per Acre:	$2,403,421
Price Per SF of Land:	$55.18
Price Per Unit:	$16,038
Price Per SF of Bldg:	$21.82
Sale Data

Transaction Type:	Sale
Date:	3/2006
Marketing Time:	N/A
Grantor:	733 NW LLC.
Grantee:	GMN Development, LLC
Document No.:	24348/3560
Sale Price:	$6,800,000
Financing:	Cash to Seller
Cash Eq.Price:	$6,800,000
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$6,800,000
Verification:	Confidential
Comments
This sale reflects the land transfer of 2.83 acres, located at the northwest corner of N.W. 17th Avenue and N.W. 33rd Street, in Miami, Miami-Dade County. At the time of sale, this property was improved with older, dilapidated buildings that were not being utiilzed, and were previously utilized as a religous institution. The site was purchased with the intent to develop affordable housing for senior citizens, and is currently in the application stage of the zoning approval process for 424 units providing a total allowable building area of 311,647 SF. This site purchased March 2006 for $6,800,000, which equates to $55.18/SF of land area, as well as $16,038/unit and $21.82/SF.
   © 2007 CB Richard Ellis, Inc.

RESIDENTIAL SUBDIVISION LAND SALE No. 2
Friendship Tower
Location Data

Location:	1551 N.W. 36th Street
Miami,FL 33142
County:	Miami-Dade
Assessor’s Parcel No:	01-3123-019-0120
Atlas Ref:	N/A
Physical Data

Type:	Residential Subdivision
Land Area:	Gross	Usable
Acres:	1.0856	0.8039
Square Feet:	47,289	35,018

Topography:	Generally Level
Shape:	Irregular
Utilities:	All Available
Zoning:	C-2
Allowable Bldg Area:	81,214
Floor Area Ratio:	1.72
No. of units:	92
Max FAR:
Frontage:	N.W. 36th Street/N.W. 37th Street;
	N.W. 15th Avenue
Analysis

Use At Sale:	2 Story Bldg w/ Parking Lot
Proposed Use or Dev.	92-Unit Residential Dev
Price Per Acre:	$3,419,579
Price Per SF of Land:	$78.50
Price Per Unit:	$29,880
Price Per SF of Bldg:	$33.85
Sale Data

Transaction Type:	Sale
Date:	1/2007
Marketing Time:	N/A
Grantor:	665 Invest, Inc.
Grantee:	Friendship Tower, LTD.
Document No.:	25331/1009
Sale Price:	$2,725,000
Financing:	Not Available
Cash Eq.Price:	$2,725,000
Onsite/Offsite Costs:	$24,000
Adj. Sale Price:	$2,749,000
Verification:	Confidential
Comments
This sale that reflects the land transfer of 0.80 acres, located at the southwest corner of N.W. 37th Street and N.W. 15th Avenue, within Allapattah, Miami, Miami-Dade County. At the time of the contract, the property was improved with a vacant two-story building that consists of 12,533 SF of net rentable area. The site is under contract with the intent to redevelop the site with affordable housing for senior citizens that will be known as Friendship Tower. The project will consist of one, 10-story building with ground retail space and 92 residential units with a mixture of 54 one-bedroom units and 38 two-bedroom units. This site was originally under contract for $2,800,000 in June 2006. During July 31, 2006, the original purchaser assigned all of its rights to the new purchaser, Friendship Tower, LTD for $2,725,000, which equates to $78.50/SF of land area, $33.85/SF of allowable building SF and $29,880/unit as per the proposed development plan. It should be noted that the property was to close by November 2006, however, was extended for an additional extension fee of $24,000 and closed in January 2007. As of January 2007, the project is in the preliminary stages of development with the City of Miami Planning and Zoning Department.
   © 2007 CB Richard Ellis, Inc.

MOBILE HOME PARK LAND SALE No. 3
Palm Trailer Park
Location Data

Location:	12000 NE 16th Avenue
North Miami,FL 33161
County:	Miami-Dade
Assessor’s Parcel No:	30-2229-001-0030
Atlas Ref:	N/A
Physical Data

Type:	Mobile Home Park
Land Area:	Gross	Usable
Acres:	8.9600	8.9600
Square Feet:	390,298	390,298

Topography:	Level, At Street Grade
Shape:	Rectangular
Utilities:	All Available
Zoning:	RU-3M
Allowable Bldg Area:	195,149
Floor Area Ratio:	0.50
No. of units:	225
Max FAR:
Frontage:	NE 16th Avenue; NE 14th Avenue
Analysis

Use At Sale:	Mobile Home Park
Proposed Use or Dev.	Apartments
Price Per Acre:	$569,196
Price Per SF of Land:	$13.07
Price Per Unit:	$22,667
Price Per SF of Bldg:	$26.13
Sale Data

Transaction Type:	Sale
Date:	2/2007
Marketing Time:	N/A
Grantor:	Vimarju Corp. & Luxury Inc., et al
Grantee:	Confidential
Document No.:	N/A
Sale Price:	$5,100,000
Financing:	Cash to Seller
Cash Eq.Price:	$5,100,000
Onsite/Offsite Costs:	$0
Adj. Sale Price:	$5,100,000
Verification:	Broker
Comments
This tract is currently improved with the Palm Trailer Park. The property has frontage on both NE 16th Avenue and NE 14th Avenue, south of NE 123rd Street, in North Miami. Plans are to re-develop the site with a 225 unit apartment complex. The density of 25.4 units per acre is an up-zone from the original allowable density of 12.9 units per acre. The sale price per square foot of building area (FAR) is based on the existing density of 0.50 square feet of building area per square foot of land area. The final development plans may change; however, this represents the current right of use of the property. Closing occurred in February 2007; however, the recording information is not yet available.
   © 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDUM C
IMPROVED SALE DATA SHEETS
© 2007 CB Richard Ellis, Inc.

APARTMENT SALE SUMMARY

Sale		Trans Type	Yr.Built	NRA	Adj.Sale Price		Income Based On			Price	Price
No.	Name / Location	Date	No.Units	Avg Unit	Occ. at Sale	NOI	OAR	EGIM	OER	PSF	Per Unit

1	Asbury Park Apartments	Sale	1972	172,350	$15,896,227	$1,066,662	Existing			$92.23	$67,932

	17600 N.W. 5th Avenue	3/2006	234	737	96%		6.71%	8.29	44.35%
	Miami,FL

2	Summerwinds	Sale	1972	291,744	$32,000,000	$1,947,333	Pro Forma			$109.69	$91,954

	490 NW 165th Street Road	8/2006	348	838	97.7%		6.09%	7.91	51.89%
	North Miami,FL

3	Greenwich Park	Contract	1985	332,300	$43,000,000	$2,343,197	Pro Forma			$129.40	$106,965

	1550 NE 123rd Street	3/2007	402	827	98%		5.45%	8.51	53.64%
	North Miami,FL

4	Somervale Apartments	Contract	1974	429,350	$39,000,000	$2,371,305	Pro Forma			$90.83	$94,660

	21010 NW 7th Avenue	5/2007	412	1,042	91.3%		6.08%	7.68	53.31%
	Miami,FL
   © 2007 CB Richard Ellis, Inc.

APARTMENT SALE No. 1
Asbury Park Apartments
Location Data

Location:	17600 N.W. 5th Avenue
Miami,FL 33169
County:	Miami-Dade
Assessor’s Parcel No:	34-2112-029-0010
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Garden
Land Area:	8.000 Acres
Grs Liv.Area	172,350 SF
Number of Units:	234
Average Unit Size:	737 SF
Year Built:	1972
No. of Stories:	3
Exterior:	Concrete
Condition:	Average
Amenities:	Leasing/management office, on-site laundry, security patrol and tot-lot.
Sale Data

Transaction Type:	Sale
Date:	3/2006
Marketing Time:	N/A
Grantor:	Advenir at Asbury, L.L.C.
Grantee:	Hialeah Realty, L.L.C.
Document No.:	N/A
Sale Price:	$15,400,000
Financing:	Cash to Seller
Cash Eq.Price:	$15,400,000
Req.Capital Cost:	$496,227
Adj. Sale Price:	$15,896,227
Verification:	Grantee
Analysis

Buyers Und. Crit.:	Direct Cap
Overall Cap. Rate (OAR):	6.71%
Projected IRR:	N/A %
Eff. Gross Multiplier (EGIM):	8.29
Oper. Expense Ratio (OER):	44.35%
Price Per Square Foot:	$92.23
Price Per Unit:	$67,932
Financial Data

Source:	Buyer
Occupancy at Sale:	96%
Existing or ProForma Inc:	Existing

	Total	Per Unit
Potential Gross Income:	$1,975,940	$8,444
Vacancy and Credit Loss:	$59,278	$253
Effective Gross Income:	$1,916,662	$8,190
Expenses and Reserves:	$850,000	$3,632
Net Operating Income:	$1,066,662	$4,558
Unit Mix

Unit Type	No.	SF	%

1BR/1BA	126	625	53

2BR/1BA	90	800	38

3BR/2BA	18	1200	7

Totals	234	172,350	100
Comments
This complex of 234 units is located at the southwest corner of N.W. 177th Street and N.W. 5th Avenue, in northwest Miami-Dade County. This complex consists of one, two and three-bedroom unit types, ranging in size from 625 SF to 1,200 SF, with an overall average unit size of 737 SF. The property is currently under contract for $15,400,000 plus a $496,227 adjustment for escrow of required capital improvements. The adjusted sale price of $15,896,227 equates to $67,932 per unit. The financials include existing rental rates in place and historical expense figures. The buyer plans an extensive capital improvement program resulting in higher rental rates and net operating income at the property. This complex previously Sold in March of 2004 for $10,750,000 ($45,940/unit).
   © 2007 CB Richard Ellis, Inc.

APARTMENT SALE No. 2
Summerwinds
Location Data

Location:	490 NW 165th Street Road
North Miami,FL 33169
County:	Miami-Dade
Assessor’s Parcel No:	30-2113-000-0270
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Land Area:	8.890 Acres
Grs Liv.Area	291,744 SF
Number of Units:	348
Average Unit Size:	838 SF
Year Built:	1972
No. of Stories:	6
Exterior:	Concrete
Condition:	Average
Amenities:	Pool, clubhouse, fitness center
Sale Data

Transaction Type:	Sale
Date:	8/2006
Marketing Time:	N/A
Grantor:	Waterton Summer, LLC
Grantee:	Summerwinds Revocable Statutory
Document No.:	24882/0478
Sale Price:	$32,000,000
Financing:	Market Terms
Cash Eq.Price:	$32,000,000
Req.Capital Cost:	$0
Adj. Sale Price:	$32,000,000
Verification:	Purchase Contract and Buyer
Analysis

Buyers Und. Crit.:	Other
Overall Cap. Rate (OAR):	6.09%
Projected IRR:	N/A %
Eff. Gross Multiplier (EGIM):	7.91
Oper. Expense Ratio (OER):	51.89%
Price Per Square Foot:	$109.69
Price Per Unit:	$91,954
Financial Data

Source:	Buyer
Occupancy at Sale:	97.7%
Existing or ProForma Inc:	Pro Forma

	Total	Per Unit
Potential Gross Income:	$4,151,567	$11,929
Vacancy and Credit Loss:	$103,789	$298
Effective Gross Income:	$4,047,778	$11,631
Expenses and Reserves:	$2,100,445	$6,035
Net Operating Income:	$1,947,333	$5,595
Unit Mix

Unit Type	No.	SF	%

1BR/1BA	156	696	44

2BR/2BA	96	863	27

2BR/2BA	96	1045	27

Totals	348	291,744	100
Comments
This property was purchased for condo conversion. The sale property is a four building six-story mid-rise type development located just southeast of Interstate 95 and the Golden Glades interchange. Rental rates at the time of sale were $889 for the one-bedroom units, and $1,035 and $1,075 for the two-bedroom units, respectively. The pro forma overall average rent is $1.17/SF, about 10% above the existing contract rents. Expenses were based on actual historical, adjusted for higher insurance and including $200/unit for reserves. The sale was renegotiated downward upon receipt of the new insurance policy. The actual insurance quote was $2,390 per unit.
   © 2007 CB Richard Ellis, Inc.

APARTMENT SALE No. 3
Greenwich Park
Location Data

Location:	1550 NE 123rd Street
North Miami,FL
County:	Miami-Dade
Assessor’s Parcel No:	06-2229-083-0050 +
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Land Area:	9.440 Acres
Grs Liv.Area	332,300 SF
Number of Units:	402
Average Unit Size:	827 SF
Year Built:	1985 thru 1989
No. of Stories:	5
Exterior:	Concrete
Condition:	Average
Amenities:	Gated entry, two pools, fitness center, clubhouse, tennis courts, indoor racquetball court, spa and
Sale Data

Transaction Type:	Contract
Date:	3/2007
Marketing Time:	N/A
Grantor:	Alliance TD, Ltd.
Grantee:	N/A
Document No.:	N/A
Sale Price:	$43,000,000
Financing:	Not Available
Cash Eq.Price:	$43,000,000
Req.Capital Cost:	$0
Adj. Sale Price:	$43,000,000
Verification:	Broker
Analysis

Buyers Und. Crit.:	Direct Cap
Overall Cap. Rate (OAR):	5.45%
Projected IRR:	N/A %
Eff. Gross Multiplier (EGIM):	8.51
Oper. Expense Ratio (OER):	53.64%
Price Per Square Foot:	$129.40
Price Per Unit:	$106,965
Financial Data

Source:	Appraiser
Occupancy at Sale:	98%
Existing or ProForma Inc:	Pro Forma

	Total	Per Unit
Potential Gross Income:	$5,183,408	$12,894
Vacancy and Credit Loss:	$129,585	$322
Effective Gross Income:	$5,053,823	$12,571
Expenses and Reserves:	$2,710,626	$6,742
Net Operating Income:	$2,343,197	$5,828
Unit Mix

Unit Type	No.	SF	%

Studio	6	550	1

1BR/1BA	184	750	45

1BR/1BA	52	750	12

2BR/2BA	80	950	19

2BR/2BA	80	950	19

Totals	402	332,300	100
Comments
This contract for sale is part of the Greenwich Park apartments. One of the buildings is condominiums and is not indlcuded. The property for sale includes six, five-story buildings containing 402 units with a mix of studio, one-bedroom and two-bedroom units. The income and expense data was estimated by the appraiser based on the actual operating statements as of 12/31/2006, adjusted for rents in line with the market, higher taxes at an assessed value of 75% of contract price and insurance at $875 per unit.
   © 2007 CB Richard Ellis, Inc.

APARTMENT SALE No. 4
Somervale Apartments
Location Data

Location:	21010 NW 7th Avenue
Miami,FL 33169
County:	Miami-Dade
Assessor’s Parcel No:	34-1135-019-0010+
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Land Area:	13.780 Acres
Grs Liv.Area	429,350 SF
Number of Units:	412
Average Unit Size:	1,042 SF
Year Built:	1974
No. of Stories:	7
Exterior:	Concrete
Condition:	Average
Amenities:	Pool, fitness center, business center, tennis courts, laundry facilities
Sale Data

Transaction Type:	Contract
Date:	5/2007
Marketing Time:	N/A
Grantor:	Oasis Club FF, LLC, Oasis Club RA,
Grantee:	Breakstone Homes
Document No.:	N/A
Sale Price:	$39,000,000
Financing:	Cash to Seller
Cash Eq.Price:	$39,000,000
Req.Capital Cost:	$0
Adj. Sale Price:	$39,000,000
Verification:	Purchase Contract & Buyer
Analysis

Buyers Und. Crit.:	Direct Cap and DCF
Overall Cap. Rate (OAR):	6.08%
Projected IRR:	N/A %
Eff. Gross Multiplier (EGIM):	7.68
Oper. Expense Ratio (OER):	53.31%
Price Per Square Foot:	$90.83
Price Per Unit:	$94,660
Financial Data

Source:	Appraiser
Occupancy at Sale:	91.3%
Existing or ProForma Inc:	Pro Forma

	Total	Per Unit
Potential Gross Income:	$5,403,583	$13,115
Vacancy and Credit Loss:	$324,215	$786
Effective Gross Income:	$5,079,368	$12,328
Expenses and Reserves:	$2,708,063	$6,572
Net Operating Income:	$2,371,305	$5,755
Unit Mix

Unit Type	No.	SF	%

Studio	6	625	1

1BR/1BA	89	800	21

1BR/1.5BA	164	915	39

2BR/2BA	28	1205	6

2BR/2BA	69	1320	16

2BR/2BA	56	1420	13

Totals	412	429,350	100
Comments
This project is under contract and slated for condo conversion after the purchase. The income and expense data is based on actual at the time of sale adjusted for taxes in line with the sale price ($1,665/unit) and reserves of $200 were included. Insurance was $900 per unit, while payroll was $1,200 per unit, The other operating expenses totaled $2,608 per unit. The project had recently been renovated including exterior painting and replacement of applicance in 95 of the units. The prospective buyers are budgteing sale prices of $115,000 for the studio units, $134,990 and $145,990 for the one-bedroom units and a range between $179,990 and $199,990 for the two-bedroom units.
   © 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDUM D
RENT COMPARABLE DATA SHEETS
© 2007 CB Richard Ellis, Inc.

APARTMENT COMPARABLE SUMMARY

		No. of	Year Built	Floor	Size	Rent /	Rent /
No.	Name / Location	Units	Occupancy	Plan	(SF)	Month $	SF $

1	Asbury Park	234	1972	1 BD, 1 BA	625	824	1.32
	17600 NW 5th Avenue		88%	2 BD, 1 BA	800	985	1.23
	Miami Gardens,FL			3 BD, 2 BA	1200	1234	1.03

2	Aventura Harbor	690	1986	Studio	550	895	1.63
	19455 NE 10th Avenue		98%	1 BR, 1 BA	850	995	1.17
	Miami,FL			2 BR, 1 BA	930	1225	1.32
				2 BR, 2 BA	980	1250	1.28
				2 BR, 2 BA	1200	1350	1.13

3	Forest Place	202	1971	1 BR, 1 BA	911	910	1.00
	1600 NE 135th Street		90%	1 BR, 1 BA, Den	1200	1105	0.92
	North Miami,FL			1 BR, 1 BA	975	925	0.95
				2 BR, 2 BA	1200	1190	0.99
				2 BR, 2.5 BA PH	2100	2200	1.05

4	Horizons North	276	1988	1 BR, 1.5 BA	690	905	1.31
	665 Ives Dairy Road		96%	1 BR, 1.5 BA, Pent	1222	1223	1.00
	North Miami Beach,FL			2 BR, 2 BA	955	1052	1.10
				2 BR, 2 BA, Pent	1476	1357	0.92
				2 BR, 2 BA w/Den	1015	1112	1.10
				3 BR, 2 BA	1015	1140	1.12
				3 BR, 2 BA, Pent	1482	1380	0.93

5	Portofino at Biscayne	866	1974	Studio w/out Balcony	510	834	1.64
	1820-1860 NE 142nd Street		99.77%	Studio w/ Balcony	510	859	1.68
	North Miami,FL			1 BD/1 BA w/out Balc	750	979	1.31
				1 BD/1 BA w/ Balcony	750	1004	1.34
				2 BD/1 BA	900	1194	1.33
				2 BD/2 BA w/Balcony	1070	1294	1.21
				3 BD/2 BA	1300	1385	1.07

6	Somervale Apartments fka Oasis Club	412	1974	Studio	625	875	1.40
	21010 NW 7th Avenue		88%	1 BD, 1 BA	800	905	1.13
	Miami,FL			1 BD, 1.5 BA	915	920	1.01
				2 BD, 2 BA	1205	1105	0.92
				2 BD, 2 BA	1320	1120	0.85
				2 BD, 2 BA	1420	1140	0.80
© 2007 CB Richard Ellis, Inc.

APARTMENT COMPARABLE No. 1
Asbury Park
Location Data

Location:	17600 NW 5th Avenue Miami Gardens,FL 33169
County:	Miami-Dade
Assessor’s Parcel No:	34-2112-029-0010
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Number of Units:	234
Year Built:	1972
No. of Stories:	3
Average Unit Size:	737 SF
Exterior:	Masonry
Condition:	Fair
Amenities:	Laundry rooms, elevators, and gated.
Occupancy / Lease Data

Occupancy:	88%
Rent Premiums:	None
Concessions:	None
Typical Lease Term:	12 months
Utilities incl. in Rent:	Water, Sewer, Trash
Tenant Profile:	Mixed
Management Co.:	Manager
Phone No:	(305)652-7858
Survey Date:	7/2007
Rent Summary

Unit Type	No.	SF	Rent	Rent PSF

1 BD, 1 BA	126	625	824	1.32
2 BD, 1 BA	90	800	985	1.23
3 BD, 2 BA	18	1200	1234	1.03

Totals	234	172,350	$917	$1.25

Comments
This three-story mid-rise apartment complex is in average condition. The complex contains one, two and three bedroom apartments with an average unit size of 736 square feet. Rent concessions are not currently offered. Last survey 06/2006: overall rents $1.12 psf; occupancy 99%.
© 2007 CB Richard Ellis, Inc.

APARTMENT COMPARABLE No. 2
Aventura Harbor
Location Data

Location:	19455 NE 10th Avenue
Miami,FL 33179
County:	Miami-Dade
Assessor’s Parcel No:	30-2205-000-0100R
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Number of Units:	690
Year Built:	1986
No. of Stories:	5
Average Unit Size:	925 SF
Exterior:	Cement Block
Condition:	Average
Amenities:	2 Pools, Spa, 2 Tennis Cts, Playground, Clubhouse, Volleyball, Picnic/BBQ area
Occupancy / Lease Data

Occupancy:	98%
Rent Premiums:	None
Concessions:	None
Typical Lease Term:	7 and 12 months
Utilities incl. in Rent:	Trash and Pest Control
Tenant Profile:	Young professionals
Management Co.:	United Property Mgmt/Lorena
Phone No:	(305)654-7500
Survey Date:	07/2007
Rent Summary

Unit Type	No.	SF	Rent	Rent PSF

Studio	25	550	895	1.63
1 BR, 1 BA	205	850	995	1.17
2 BR, 1 BA	205	930	1225	1.32
2 BR, 2 BA	210	980	1250	1.28
2 BR, 2 BA	45	1200	1350	1.13

Totals	690	638,450	$1160	$1.25

Comments
This mid-rise apartment complex is located in northeast Miami-Dade County. The property comprises 690 units housed in 6, five-story buildings having a mix of efficiencies, one- and two-bedroom units. Project density is 41.45 units per acre. Project amenities include 2 swimming pools, 2 lighted tennis courts, a combination clubhouse/office/fitness center, 24-hour controlled access, and 160 parking garage spaces. Rental concessions are not currently offered. Survey 05/2007: overall rents $1.14 psf; occupancy 99%. Survey 04/2007: overall rents $1.09 psf; occupancy 95%. Survey 10/2006: overall rents $1.16 psf; occupancy 99%.
© 2007 CB Richard Ellis, Inc.

APARTMENT COMPARABLE No. 3
Forest Place
Location Data

Location:	1600 NE 135th Street North Miami,FL 33181
County:	Miami-Dade
Assessor’s Parcel No:	06-2229-033-0100R
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Number of Units:	202
Year Built:	1971
No. of Stories:	9
Average Unit Size:	1,086 SF
Exterior:	Cement Block
Condition:	Average
Amenities:	Laundry Facility, Sauna, Pool and Picnic Area
Occupancy / Lease Data

Occupancy:	90%
Rent Premiums:	Resrv Park $50, Floor $10-105
Concessions:	None
Typical Lease Term:	7 and 12 Months
Utilities incl. in Rent:	Trash & Pest Control
Tenant Profile:	Singles, Families and Professionals
Management Co.:	JMG/Annie
Phone No:	(305)895-0270
Survey Date:	07/2007
Rent Summary

Unit Type	No.	SF	Rent	Rent PSF

1 BR, 1 BA	36	911	910	1.00
1 BR, 1 BA, Den	18	1200	1105	0.92
1 BR, 1 BA	72	975	925	0.95
2 BR, 2 BA	72	1200	1190	0.99
2 BR, 2.5 BA PH	4	2100	2200	1.05

Totals	202	219,396	$1058	$0.97

Comments
This 202-unit high rise apartment complex is comprised of two, nine-story buildings with a mix of one, two and penthouse units situated on a 2.8 acre site indicating a density of 72.1 units per acre. Project amenities include laundry facility, sauna, picnic area and pool. Monthly rental premiums include reserved parking $50 and floor elevations ranging from $10 to $105. The tenants are individually metered for water and sewer. Rental concessions are not currently offered. Last survey 07/2007: overall rents $0.91 psf; occupancy 98%. Survey 10/2006: overall rents $0.94 psf; occupancy 92%.
© 2007 CB Richard Ellis, Inc.

APARTMENT COMPARABLE No. 4
Horizons North
Location Data

Location:	665 Ives Dairy Road North Miami Beach,FL 33179
County:	Miami-Dade
Assessor’s Parcel No:	30-1231-014-0010
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Garden
Number of Units:	276
Year Built:	1988
No. of Stories:	4
Average Unit Size:	1,001 SF
Exterior:	Concrete / Stucco
Condition:	Average
Amenities:	Pool, Gym, Gated Access, Spa, Laundry, Clubhouse
Occupancy / Lease Data

Occupancy:	96%
Rent Premiums:	None
Concessions:	1 month free
Typical Lease Term:	7 – 12 months
Utilities incl. in Rent:	Trash and Pest
Tenant Profile:	Singles and Families
Management Co.:	Fifteenth Mgmt Corp/Behania
Phone No:	305-652-1258
Survey Date:	07/2007
Rent Summary

Unit Type	No.	SF	Rent	Rent PSF

1 BR, 1.5 BA	21	690	905	1.31
1 BR, 1.5 BA, Pent	3	1222	1223	1.00
2 BR, 2 BA	123	955	1052	1.10
2 BR, 2 BA, Pent	16	1476	1357	0.92
2 BR, 2 BA w/Den	60	1015	1112	1.10
3 BR, 2 BA	48	1015	1140	1.12
3 BR, 2 BA, Pent	5	1482	1380	0.93

Totals	276	276,267	$1095	$1.09

Comments
Horizons North is a 276 unit apartment complex located in North Miami Beach, Miami-Dade, Florida. The complex is in average condition and contains one, two and three bedroom floorplans. Tenants pay water/sewer. Rental concession currently offered is on all units and includes one month free rent on a 13-month lease. The rates shown above are net of the concessions. Last survey 05/2007: overall rents $1.18 psf; occupancy 95%. Survey 08/2006: overall rents $1.15 psf; occupancy 98%.
© 2007 CB Richard Ellis, Inc.

APARTMENT COMPARABLE No. 5
Portofino at Biscayne
Location Data

Location:	1820-1860 NE 142nd Street
North Miami,FL 33181
County:	Miami-Dade
Assessor’s Parcel No:	06-2221-023-0010R
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Number of Units:	866
Year Built:	1974 2004 Renov.
No. of Stories:	10
Average Unit Size:	779 SF
Exterior:	Cement Block
Condition:	Average
Amenities:	2 lighted tennis courts, 2 pools, fitness center, 24-hour attended gatehouse, picnic area
Occupancy / Lease Data

Occupancy:	99.77%
Rent Premiums:	Balcony $25, Renovated $50
Concessions:	None
Typical Lease Term:	7 & 12 Months
Utilities incl. in Rent:	Water & Sewer and Trash Removal
Tenant Profile:	Singles, Families and Professionals
Management Co.:	Riverstone Residential/Lucia
Phone No:	(305)919-9720
Survey Date:	07/2007
Rent Summary

Unit Type	No.	SF	Rent	Rent PSF

Studio w/out Balcony	47	510	834	1.64
Studio w/ Balcony	45	510	859	1.68
1 BD/1 BA w/out Balc	45	750	979	1.31
1 BD/1 BA w/ Balcony	529	750	1004	1.34
2 BD/1 BA	99	900	1194	1.33
2 BD/2 BA w/Balcony	100	1070	1294	1.21
3 BD/2 BA	1	1300	1385	1.07

Totals	866	674,820	$1042	$1.34

Comments
This high-rise apartment complex is located in North Miami and comprises five 10-story buildings. The tenant profile at this complex is mainly singles and small families. There are 866 rental units. The apartment complex was renovated in 2004 and 2005. Monthly rental premiums include $50 for units that have been renovated and $25 for units with balconies. Rent concessions are not currently offered. Last survey 04/2007: overall rents $1.34 psf; occupancy 97.8%. Survey 10/2006: overall rents $1.32 psf; occupancy 94.6%.
© 2007 CB Richard Ellis, Inc.

APARTMENT COMPARABLE No. 6
Somervale Apartments fka Oasis Club
Location Data

Location:	21010 NW 7th Avenue Miami,FL 33169
County:	Miami-Dade
Assessor’s Parcel No:	34-1135-019-0010
Atlas Ref:	N/A
Physical Data

Type:	Multi-family Mid/High Rise
Number of Units:	412
Year Built:	1974
No. of Stories:	7
Average Unit Size:	1,042 SF
Exterior:	CBS
Condition:	Good
Amenities:	Laundry Facilities, Pool, Exercise Center, Business Center, Tennis
Occupancy / Lease Data

Occupancy:	88%
Rent Premiums:	None
Concessions:	None
Typical Lease Term:	12 Months
Utilities incl. in Rent:	Trash
Tenant Profile:	Families, Singles and Professionals
Management Co.:	Fairfield Residential/Javier
Phone No:	(305)651-8773
Survey Date:	07/2007
Rent Summary

Unit Type	No.	SF	Rent	Rent PSF

Studio	6	625	875	1.40
1 BD, 1 BA	89	800	905	1.13
1 BD, 1.5 BA	164	915	920	1.01
2 BD, 2 BA	28	1205	1105	0.92
2 BD, 2 BA	69	1320	1120	0.85
2 BD, 2 BA	56	1420	1140	0.80

Totals	412	429,350	$992	$0.95

Comments
This is a 412-unit mid rise apartment complex comprised of three, seven-story buildings with a mix of one and two-bedroom units situated on a 10.6 acres with a density of 38.9 units per acre. Project amenities include laundry facilities (three washer/dryer on every floor), pool, exercise center, business center, tennis court. Tenants pay water/sewer. Last survey 05/2007: overall rents $0.96 psf; occupancy 91.3%. The project is under contract for $39,000,000 and is slated for condo conversion.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDUM E
OPERATING DATA
© 2007 CB Richard Ellis, Inc.

AIMCO 12 Month Operating Trend — Detail
000500 — Presidential House
For the Period Ended June 2007 (1212OTD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 12:40 PM	USER ID: gcoalson

	JLY 06	AUG 06	SEP 06	OCT 06	NOV 06	DEC 06	JAN 07	FEB 07	MAR 07	APR 07	MAY 07	JUN 07	Total
INCOME
500000 - Market Rent	206,987	200,487	199,357	200,487	200,907	199,777	188,487	186,227	186,227	192,977	200,797	201,740	2,364,457
500001 - Leases Under/Over Schedule	(23,577)	(17,923)	7,079	(9,310)	(11,386)	(13,410)	(1,822)	2,603	2,590	(2,777)	(11,187)	(11,382)	(90,502)
500501 - Renewal Price Adjustment	(383)	(383)	(383)	(214)	(190)	(190)	(90)	0	0	0	0	0	(1,833)
512300 - Commercial Rent	12	12	0	0	0	0	0	0	0	0	0	0	24
Non-subsidized Rental Income	183,039	182,193	206,053	190,963	189,331	186,177	186,575	188,830	188,817	190,200	189,610	190,358	2,272,146

Total Gross Potential Rent	183,039	182,193	206,053	190,963	189,331	186,177	186,575	188,830	188,817	190,200	189,610	190,358	2,272,146

519100 - Concessions Reimbursement	0	0	0	0	0	0	0	0	0	0	135	544	679
625002 - Concessions/Special Promotior	(3,060)	(7,191)	(1,383)	(945)	(3,057)	(4,185)	(7,448)	(7,614)	(2,631)	(279)	(230)	(416)	(38,440)
625005 - Renewal Concession	(4,059)	(3,066)	(1,888)	(1,127)	(910)	(1,019)	(2,140)	(1,605)	(1,171)	(1,191)	(1,229)	(1,121)	(20,526)
625006 - Discount - Residents Monthly	(133)	(181)	(181)	(181)	(175)	(156)	(156)	(156)	(144)	(34)	(34)	(1)	(1,532)
625009 - Concession Amortization	2,433	5,957	306	(175)	906	2,795	5,988	4,427	(976)	(2,936)	(3,446)	(3,395)	11,883
Total Concessions	(4,819)	(4,481)	(3,146)	(2,428)	(3,236)	(2,566)	(3,756)	(4,948)	(4,922)	(4,440)	(4,804)	(4,389)	(47,937)

522000 - Vacancy Loss	(12,308)	(8,106)	(3,053)	(3,778)	(17,593)	(20,546)	(18,982)	(14,139)	(4,737)	(2,104)	(4,806)	(9,267)	(119,418)
Total Vacancy Loss	(12,308)	(8,106)	(3,053)	(3,778)	(17,593)	(20,546)	(18,982)	(14,139)	(4,737)	(2,104)	(4,806)	(9,267)	(119,418)

631200 - Administrative Units	(959)	(919)	(909)	(919)	(919)	(909)	(849)	(829)	(829)	(859)	(899)	(940)	(10,739)
Total Other Rental Losses	(959)	(919)	(909)	(919)	(919)	(909)	(849)	(829)	(829)	(859)	(899)	(940)	(10,739)

Total Rental Loss	(18,086)	(13,506)	(7,108)	(7,125)	(21,748)	(24,021)	(23,587)	(19,916)	(10,488)	(7,403)	(10,510)	(14,596)	(178,094)

Net Rental Income	164,953	168,687	198,945	183,837	167,583	162,156	162,989	168,914	178,329	182,797	179,101	175,762	2,094,052

590508 - Resident Util Pymts: Electricity	0	0	0	0	30	0	0	0	0	25	0	0	55
590514 - Resident Util Pymts: Misc	0	196	208	529	1,210	2,014	660	584	1,018	(187)	856	318	7,405
590530 - Resid Util Pymts: Accr Adjs	0	0	0	0	0	0	0	0	0	0	0	(372)	(372)
Total Utility Payments from Reside	0	196	208	529	1,240	2,014	660	584	1,018	(162)	856	(54)	7,089

591000 - Laundry Income	2,174	2,017	1,624	2,146	3,603	2,299	0	2,026	1,897	1,403	2,319	2,436	23,944
591007 - AS-Cable TV	0	2,397	0	0	0	1,247	0	2,241	0	2,574	0	0	8,458
591008 - AS - Local Telephone	418	40	0	0	453	(7)	0	451	0	0	0	199	1,554
591011 - Soft Drink Vending	0	0	0	21	0	2	50	0	0	36	0	0	108
591030 - AS - Accrual Adjustments	0	0	0	0	0	0	0	0	0	0	0	71	71
Total Ancillary Services Income	2,592	4,454	1,624	2,167	4,056	3,541	50	4,718	1,897	4,013	2,319	2,707	34,136

500005 - Month to Month Fee	747	953	1,233	360	193	27	213	453	0	400	407	413	5,400
500006 - Short Term Lease Fee	0	0	0	0	0	0	0	0	0	0	40	75	115
592001 - Late Charges	2,300	2,500	4,500	1,319	3,000	2,000	3,400	3,100	2,500	3,200	3,400	2,900	34,119
592002 - NSF Charges	0	40	120	280	160	40	40	40	120	40	40	80	1,000
592004 - Admin Fees - Resident Charges	0	0	0	0	700	0	0	0	0	0	0	0	700
592006 - Keys, Locks, Lock Changes	0	0	0	50	0	0	0	0	50	0	50	0	150
592009 - Miscellaneous Resident Charge	0	1,191	370	145	848	100	0	0	550	350	725	250	4,529
592010 - Non-refundable Admin Fees	1,400	2,800	1,000	1,400	800	1,200	2,300	3,600	2,600	1,400	800	800	20,100
593000 - Cleaning & Damage Fees	894	1,555	1,034	1,176	968	82	121	92	1,593	1,614	4,094	2,366	15,589
© 2007 CB Richard Ellis, Inc.

1

AIMCO 12 Month Operating Trend — Detail
000500 — Presidential House
For the Period Ended June 2007 (1212OTD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 12:40 PM	USER ID: gcoalson

	JLY 06	AUG 06	SEP 06	OCT 06	NOV 06	DEC 06	JAN 07	FEB 07	MAR 07	APR 07	MAY 07	JUN 07	Total
593002 - Pet Damage Charges	0	0	877	470	120	0	0	0	0	0	0	0	1,467
593003 - Contra Cleaning and Damage	0	0	0	0	0	0	0	0	(375)	(363)	(1,478)	(772)	(2,988)
599002 - Legal Fees	0	0	2,045	1,470	995	245	245	0	980	1,355	1,715	1,035	10,085
599003 - Non-refundable Pet Fees	0	150	0	0	450	0	0	0	150	400	1,150	600	2,900
599004 - Lease Cancellation Fees	63	3,523	2,008	4,164	10,072	1,001	2,727	4,415	2,786	(818)	6,948	6,784	43,674
599005 - Application Fees	850	1,125	475	425	325	1,700	2,250	3,000	2,325	1,140	375	550	14,540
599007 - Clubhouse Rentals	0	0	0	0	0	0	0	0	0	0	200	0	200
599013 - Monthly Pet Rent	0	17	20	20	49	60	60	60	95	130	171	336	1,019
599014 - Contra Lease Cancellation Fees	0	(1,706)	(2,556)	(3,714)	(2,987)	(6,793)	(2,327)	(1,383)	(1,395)	0	(4,541)	(1,357)	(28,759)
Total Miscellaneous Income	6,253	12,148	11,126	7,565	15,693	(338)	9,029	13,378	11,980	8,848	14,096	14,061	123,839

Total Other Income	8,845	16,798	12,958	10,261	20,988	5,218	9,738	18,679	14,895	12,698	17,270	16,714	165,063

637000 - Bad Debt Expense	(5,951)	(12,687)	(9,235)	(14,201)	(27,209)	(6,074)	(4,924)	(6,070)	(1,708)	(2,921)	(10,456)	(11,335)	(112,770)
637001 - Bad Debt Collections	0	0	0	0	0	0	175	486	0	0	0	0	661
637003 - Bad Debt Collection: Professior	0	0	48	0	0	0	201	0	0	0	377	0	626
637005 - Bank Reconciliation Adjustment	0	10	(1,347)	(625)	0	589	4	(300)	0	(2)	(934)	0	(2,605)
Total Bad Debt Expense	(5,951)	(12,677)	(10,534)	(14,826)	(27,209)	(5,485)	(4,544)	(5,885)	(1,708)	(2,923)	(11,012)	(11,335)	(114,089)

Effective Gross Income	167,847	172,808	201,369	179,273	161,363	161,888	168,183	181,709	191,516	192,572	185,358	181,141	2,145,026

OPERATING EXPENSES

615600 - Fire Protection	0	0	0	0	0	0	0	0	0	0	13	78	91
618601 -Cleaning Supplies	0	0	0	0	0	0	0	93	730	0	0	0	823
619300 - Lease - Equipment	0	0	0	0	0	552	0	0	0	0	169	186	906
Common Area Expense	0	0	0	0	0	552	0	93	730	0	182	264	1,821

645001 - Electricity - Vacant	2,239	2,292	2,442	2,560	2,263	1,971	1,714	890	775	673	597	1,078	19,494
645003 - Electricity - List Bills	2,689	2,443	2,496	3,034	2,589	2,450	2,476	2,301	2,508	2,391	2,329	2,208	29,914
645100 - Water	(2,500)	2,245	1,731	1,547	880	1,500	556	726	727	635	562	248	8,857
645203 - Gas - List Bills	3,161	2,526	2,111	2,525	2,100	2,878	4,254	3,158	3,100	3,250	2,463	2,397	33,924
645300 - Sewer	(1,789)	6,573	4,358	3,964	3,129	3,000	3,952	2,884	3,004	2,849	2,665	2,372	36,961
647000 - Fees, Penalties - Utilities	0	31	0	0	0	0	291	0	0	0	0	0	321
647001 - Utility Processing Fees	20	25	0	45	160	84	121	140	0	170	50	50	865
649000 - Misc Utility Charges	112	180	156	168	142	198	221	177	150	112	103	115	1,835
Total Utilities Expense	3,933	16,314	13,294	13,844	11,262	12,081	13,584	10,278	10,263	10,080	8,770	8,468	132,171

631701 - Contract Common Area Cleanir	0	0	0	280	0	50	0	0	755	0	420	0	1,505
651900 - Contract Exterminating	305	305	305	620	305	0	624	320	420	320	320	620	4,461
652500 - Contract Trash Removal	1,605	2,403	3,413	2,808	2,041	3,026	1,857	2,396	3,258	3,427	1,617	8,206	36,058
653002 - Contract Courtesy Patrol	255	255	0	0	0	0	0	0	0	0	0	0	509
653004 - Contract Alarm System	0	0	0	0	0	0	0	0	243	0	2,957	(308)	2,892
653700 - Contract Yards and Grounds	400	900	0	900	900	1,800	900	900	900	900	900	900	10,300
654200 - Contract Repairs	0	0	51	0	0	0	0	28	0	0	0	0	79
654402 - Plumbing Contract	97	(285)	0	0	0	340	0	0	0	(340)	0	0	(188)
654501 - Contract Elevator	542	542	542	542	542	542	1,058	542	542	542	542	(584)	5,894
654702 - Pool Contract	255	255	595	0	365	305	305	315	305	305	305	460	3,770
© 2007 CB Richard Ellis, Inc.

2

AIMCO 12 Month Operating Trend — Detail
000500 — Presidential House
For the Period Ended June 2007 (1212OTD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 12:40 PM	USER ID: gcoalson

	JLY 06	AUG 06	SEP 06	OCT 06	NOV 06	DEC 06	JAN 07	FEB 07	MAR 07	APR 07	MAY 07	JUN 07	Total
654703 - Spa-contract cleaning	0	0	0	0	0	0	0	0	0	670	200	328	1,198
669900 - Other Contracts	0	0	0	0	0	7,012	133	865	747	0	248	0	9,005
Total Contract Service	3,458	4,374	4,906	5,150	4,153	13,075	4,877	5,366	7,170	5,824	7,509	9,621	75,482

617600 - Window & Glass Repair	3	20	117	(37)	58	0	26	75	(140)	431	402	90	1,045
621300 - Kitchen Equipment	0	0	0	0	0	0	0	0	0	191	0	0	191
651500 - Cleaning Supplies	45	73	278	270	66	0	157	0	(197)	0	201	661	1,555
652000 - Exterminating Supplies	0	0	0	0	0	0	8	0	0	0	16	0	24
652300 - Gas/Oil/Mileage	15	0	0	0	0	0	0	0	0	26	0	0	41
654004 - Handyman - Other Materials	0	0	0	0	64	0	0	0	0	0	0	0	64
654100 - Repairs/Maint. - Materials	50	0	0	0	0	0	0	0	2,238	79	164	55	2,586
654101 - Electrical Supplies	419	(1)	775	805	164	528	1,285	824	(286)	(527)	1,639	395	6,019
654102 - Plumbing Supplies	93	14	1,635	1,116	343	567	1,182	705	(1,234)	(114)	1,766	393	6,466
654103 -Appliance Parts	123	148	27	181	54	69	280	104	53	167	83	320	1,608
654105 - Plumbing Fixtures/Repairs	183	596	52	403	153	5,641	4,094	550	102	(476)	1,546	(550)	12,294
654109 - Window Replacement	40	0	0	0	0	0	0	0	0	0	0	0	40
654120 - Keys and Locks	33	4	347	661	74	0	278	133	(162)	59	711	102	2,239
654125 - Water Extraction	0	0	775	0	0	0	0	0	0	0	0	0	775
654199 - Other Maintenance Materials	62	(1)	468	2	79	35	185	221	496	480	1,086	247	3,362
654201 - Roof Repairs	0	0	0	0	0	0	0	725	0	0	0	0	725
654205 - Interior Building Improvements	0	0	0	685	0	0	0	990	150	0	76	165	2,065
654206 - Exterior Building Improvements	0	0	9	0	0	0	0	0	0	0	1,000	0	1,009
654601 - HVAC Parts & Supplies	516	5	170	889	0	218	931	1	(18)	(1)	299	402	3,410
654700 - Pool Expense	0	0	0	0	0	0	0	0	0	0	46	0	46
655200 - R & M Rebate - MRO	(178)	(4)	(86)	(178)	(50)	(7)	(56)	(198)	61	(37)	(141)	(206)	(1,080)
655201 - R & M Rebate - Other	(193)	(129)	54	(44)	(176)	(137)	27	47	(204)	(102)	(91)	13	(933)
656005 - Light Bulbs	16	(10)	147	269	115	0	318	142	(7)	(135)	289	37	1,182
656300 - Misc.	0	0	0	0	62	0	0	0	0	0	0	0	62
659001 - Fire Protection Equip Maint	0	0	0	0	0	835	1,131	2,148	0	0	0	0	4,114
Total Repairs & Maintenance	1,228	716	4,768	5,023	1,006	7,749	9,845	6,468	852	39	9,092	2,124	48,908

651700 - Contract Cleaning	1,080	490	675	1,590	580	2,010	0	1,735	695	(170)	205	480	9,370
656002 - Contract Carpet Cleaning and D	950	405	701	795	170	1,315	1,235	30	860	510	605	435	8,011
656003 - Contract Painting - Interior	1,653	965	1,889	1,850	185	1,271	(652)	1,582	3,181	355	891	2,554	15,724
656101 - Drapery/Miniblinds Repairs	(1)	0	163	(7)	0	303	85	0	0	0	7	0	550
656102 - Painting Supplies	680	(35)	186	807	28	1,351	236	5,270	1,877	(554)	2,725	(20)	12,552
Total Turnover Expense	4,363	1,825	3,614	5,036	963	6,249	904	8,617	6,613	141	4,433	3,449	46,207

617104 - Radios/Pagers	0	58	198	29	8	702	18	25	0	439	0	15	1,492
631100 - Office Supplies	491	25	158	20	84	15	(118)	128	9	171	1,054	748	2,783
631101 - Office Equipment	67	0	0	200	0	375	0	375	0	0	0	245	1,262
631102 - Bank Charges	173	96	0	228	201	0	239	20	138	146	267	75	1,583
631104 - Applicant Screening	0	73	157	0	136	85	280	349	379	370	159	64	2,050
631105 - Uniforms	71	70	120	73	54	70	0	278	58	47	795	58	1,694
631106 - Express Mail, Stamps	25	0	0	160	51	68	80	127	58	144	111	19	845
631108 - Credit Card Service Fees	422	392	336	477	427	366	382	557	517	660	434	551	5,520
631111 - Resident Eviction/Separation	620	0	3,100	773	3,570	1,245	0	1,105	735	1,230	1,600	0	13,978
631112 - Office Supplies Rebates	0	(6)	0	0	0	0	0	0	0	0	0	0	(6)
631650 - Fines and Penalties	0	0	0	0	0	0	0	0	1,105	0	0	0	1,105
632500 - Professional Fees	0	0	0	0	0	0	0	0	0	0	0	51	51
© 2007 CB Richard Ellis, Inc.

3

AIMCO 12 Month Operating Trend — Detail
000500 — Presidential House
For the Period Ended June 2007 (1212OTD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 12:40 PM	USER ID: gcoalson

	JLY 06	AUG 06	SEP 06	OCT 06	NOV 06	DEC 06	JAN 07	FEB 07	MAR 07	APR 07	MAY 07	JUN 07	Total
632525 - H/R-Personnel Costs	0	0	0	173	167	0	67	0	2,985	134	0	9	3,535
632800 - Administrative Support - Fees	0	0	0	0	0	0	0	50	0	0	0	0	50
632918 - Answering Service	59	0	133	59	118	0	0	118	0	0	0	0	487
633400 - Temp Agency Help	0	0	0	0	0	5	0	0	130	105	143	144	527
634000 - Legal Fees	0	95	310	0	2	301	19	226	19	136	245	242	1,596
636000 - Telephone	(611)	83	2,081	791	796	1,617	712	633	0	548	0	1,394	8,045
639004 - Computer Maint & Supplies	104	104	225	239	325	225	212	112	507	397	755	542	3,748
639007 - Trainings Travel	32	246	168	473	473	481	0	277	640	170	2,651	551	6,160
639099 - Miscellaneous Administrative	0	(670)	153	0	244	147	0	216	14	389	156	255	903
655100 - Residnt Pmt Platform	0	0	0	0	0	0	9	0	0	0	0	0	9
656006 - Clubhouse Equip/Supplies	177	0	0	630	259	0	0	0	0	0	0	0	1,065
Total Administrative Expenses	1,630	565	7,140	4,324	6,915	5,703	1,899	4,596	7,294	5,085	8,369	4,961	58,482

621003- Periodicals	56	3,974	0	309	34	1,049	0	0	0	0	0	78	5,500
Periodicals	56	3,974	0	309	34	1,049	0	0	0	0	0	78	5,500

611200 - Web Advertising	878	673	223	223	355	1,243	231	223	273	463	318	306	5,408
Internet Leads	878	673	223	223	355	1,243	231	223	273	463	318	306	5,408

621020 - National Web Advertising	0	0	627	970	874	862	863	964	2,756	381	3,459	1,920	13,675
621030 - National Print/Periodical Adverti	0	0	56	568	0	668	797	797	2,165	1,332	3,769	2,895	13,047
National Media Advertising	0	0	683	1,538	874	1,530	1,660	1,760	4,921	1,713	7,228	4,815	26,722

625001 - Referral Fees	500	0	4,500	4,500	0	7,000	3,000	5,750	3,849	2,250	1,500	750	33,599
625008 - Resident Referral Concessions	500	1,000	0	500	500	0	0	500	1,000	1,000	1,000	1,000	7,000
625010 - Resident Referral Amortization	450	(50)	750	300	200	550	400	(100)	(500)	(500)	(450)	(450)	600
625012 - Referral Fee Amortization	(300)	200	(3,850)	(3,550)	950	(5,350)	(1,050)	(3,225)	(939)	885	1,735	2,560	(11,934)
Apartment Brokers	1,150	1,150	1,400	1,750	1,650	2,200	2,350	2,925	3,410	3,635	3,785	3,860	29,265

621013 - Leasing Promotions	0	180	3	21	2	103	48	2	0	0	0	30	390
Active Outreach	0	180	3	21	2	103	48	2	0	0	0	30	390

611100 - Marketing Phone Services	59	0	0	25	60	47	49	10	59	0	0	569	878
621007 - Brochures - New Leases	0	0	0	0	91	0	1	1	(91)	0	0	0	2
621011 - Flags/Banners	0	0	0	0	0	0	0	0	0	25	0	0	25
621012 - Move-in Gifts	0	0	0	0	75	0	0	0	0	0	0	0	75
621050 - Renewal/Resident Gift Expense	0	0	0	41	0	0	0	0	0	0	0	0	41
625000 - Signage	0	14	0	0	133	0	0	0	0	0	49	84	280
626001 - Furniture - Models	0	0	97	0	0	0	0	0	0	0	0	0	97
629002 - Phone Sales	886	723	533	549	401	336	581	1,020	1,132	1,377	889	771	9,199
Point of Sale	945	737	630	614	760	383	632	1,032	1,100	1,402	939	1,423	10,596

621014 - Newsletters	0	0	0	0	0	0	11	0	0	0	0	0	11
621015 - Resident Relations	0	0	0	750	0	0	0	0	0	111	0	64	924
621017 - Resident Collaterals	0	0	36	0	0	0	0	0	0	0	0	0	36
625007 - Resident Relations Concession:	0	0	0	100	0	0	195	480	76	35	0	4,654	5,540
625101 - Resident Functions	132	0	0	0	0	500	0	(4)	0	0	0	0	628
Retention	132	0	36	850	0	500	206	476	76	146	0	4,718	7,139

621099 - Advertising - Other	222	89	0	0	0	300	8	146	787	292	0	8	1,851
© 2007 CB Richard Ellis, Inc.

4

AIMCO 12 Month Operating Trend — Detail
000500 — Presidential House
For the Period Ended June 2007 (1212OTD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 12:40 PM	USER ID: gcoalson

	JLY 06	AUG 06	SEP 06	OCT 06	NOV 06	DEC 06	JAN 07	FEB 07	MAR 07	APR 07	MAY 07	JUN 07	Total
Other Marketing	222	89	0	0	0	300	8	146	787	292	0	8	1,851

Total Marketing Expense	3,383	6,802	2,974	5,305	3,675	7,308	5,134	6,564	10,567	7,650	12,269	15,240	86,871

621000 - Leasing Payroll	3,226	2,825	2,039	2,082	3,536	3,700	5,873	4,053	3,950	3,965	3,948	4,066	43,263
627000 - Commissions & Bonus	0	0	0	0	0	0	65	0	123	34	69	89	380
627200 - Miscellaneous Incentives	0	500	700	500	0	0	0	0	0	0	0	0	1,700
627300 - Leasing Commissions	0	1,400	1,200	0	0	0	0	0	0	0	0	0	2,600
627301 - Commission Amortization	(1,780)	63	(313)	0	0	0	0	0	0	0	0	0	(2,030)
627400 - Leasing Renewal Incentives	4,000	675	1,350	0	0	0	0	0	0	0	0	0	6,025
627700 - Leasing Comm - Amortizable	0	0	0	1,100	0	0	840	910	1,050	1,500	625	375	6,400
627701 - Amortization on Leasing Comm	0	0	0	(3,518)	1,507	1,847	928	(1,100)	(1,922)	1,017	1,506	740	1,005
627800 - Renewal Incent - Amortizable	0	0	0	5,300	800	0	0	2,450	3,600	0	0	1,024	13,174
627500 - Coast-to-Coast Incentive	0	0	0	100	0	0	0	0	0	0	0	0	100
631000 - Salaries - Administrative	5,235	3,252	3,569	3,190	2,662	1,093	0	660	0	0	0	0	19,662
633000 - Salaries - Manager	0	0	0	0	0	2,520	4,385	5,519	3,462	3,462	3,462	3,462	26,270
633100 - Employee Apartments	174	174	174	174	174	174	1,923	1,908	1,908	1,978	2,082	2,082	12,923
654000 - Salaries - Maintenance	12,093	7,516	8,638	8,055	8,006	8,204	12,009	8,025	7,674	8,778	7,694	10,099	106,792
659500 - Outsourced Services	75	99	104	128	115	27	143	152	29	242	242	242	1,596
659800 - Payroll Adjustment	(7,346)	1,637	2,112	1,567	1,294	2,702	0	0	0	0	0	0	1,966
659811 - Admin Salary Expense Adj	0	0	0	0	0	0	(2,088)	207	235	286	373	290	(697)
659812 - Mgm’t Salary Expense Adj	0	0	0	0	0	0	(886)	649	(137)	245	334	194	399
659813 - Maint Salary Expense Adj	0	0	0	0	0	0	(3,255)	25	737	1,012	281	1,822	622
659814 - Payroll Tax Expense Adj	0	0	0	0	0	0	(345)	242	(101)	(38)	55	204	17
659815 - Workers Comp Expense Adj	0	0	0	0	0	0	(444)	160	36	30	42	168	(8)
659900 - Repairs Payroll Capitalized	(1,588)	(377)	(889)	(907)	(339)	(25)	(660)	(70)	53	(204)	(1,139)	(2,577)	(8,723)
671100 - Payroll Taxes	1,998	1,404	1,472	1,772	1,456	1,498	2,719	2,773	1,307	1,285	1,152	1,394	20,231
671115 - SUI/FUTA Payroll Tax Adjust	0	0	0	0	0	0	0	0	(1,287)	97	97	97	(997)
672200 - Workers Compensation	1,473	968	1,049	1,220	900	1,056	1,390	1,565	1,074	1,064	948	1,147	13,855
672300 - Health Ins. & Other Benefits	2,300	1,421	1,016	1,806	1,852	1,997	2,723	2,405	1,382	2,718	2,379	2,766	24,765
672301 - Benefits Expense Adjustment	0	0	0	0	0	0	(908)	0	908	0	0	0	0
831001 - Ranking Bonus	619	619	475	1,003	1,114	0	991	(2,016)	926	309	991	358	5,388
Total Payroll Expense	20,479	22,174	22,696	23,573	23,078	24,793	25,402	28,517	25,006	27,779	25,140	28,041	296,678

630306 - Srv Coord. Postage	0	32	60	(93)	0	0	0	0	0	0	0	0	0
Total Service Coordinator	0	32	60	(93)	0	0	0	0	0	0	0	0	0

659700 - Construction Period Operating (	(99)	0	0	0	0	0	0	0	0	0	0	0	(99)
Total Construction Period Operatir	(99)	0	0	0	0	0	0	0	0	0	0	0	(99)

Total Controllable Operating Exper	38,375	52,803	59,452	62,162	51,051	77,510	61,646	70,498	68,495	56,599	75,764	72,167	746,521

Controllable NOI	129,472	120,005	141,917	117,111	110,311	84,378	106,537	111,211	123,022	135,974	109,595	108,973	1,398,506
ON-CONTROLLABLE OPERATING EXPENSES
© 2007 CB Richard Ellis, Inc.

5

AIMCO 12 Month Operating Trend — Detail
000500 — Presidential House
For the Period Ended June 2007 (1212OTD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 12:40 PM	USER ID: gcoalson

	JLY 06	AUG 06	SEP 06	OCT 06	NOV 06	DEC 06	JAN 07	FEB 07	MAR 07	APR 07	MAY 07	JUN 07	Total
TAXES & INSURANCE

639002 - Ad Valorem Tax Service	0	76	0	0	0	0	0	0	63	7,500	0	48	7,687
671001 - Real Estate Taxes	22,158	22,158	22,158	22,158	(11,626)	19,087	20,884	20,884	20,884	20,885	20,884	20,884	221,400
671002 - Personal Property Tax	0	0	0	0	2,571	0	0	0	0	0	0	0	2,571
671005 -Tax Refund - Prior Years	0	0	0	0	0	0	0	0	0	(31,867)	0	0	(31,867)
671099 - Other Tax	0	0	0	0	0	0	0	0	0	0	115	21	136
671900 - Business Licenses and Permits	7,000	(216)	824	(174)	50	310	200	0	0	2,800	0	0	10,794
671902 - Sales and Use Tax	0	0	0	0	0	0	2	0	0	0	0	0	2
832038 - Construction Period Taxes	(402)	0	(3)	0	0	0	0	0	0	0	0	0	(405)
Total Taxes	28,756	22,019	22,979	21,984	(9,005)	19,397	21,086	20,884	20,947	(682)	20,999	20,953	210,318

672000 - Hazard Insurance	11,890	11,890	11,890	11,890	11,890	11,890	10,951	10,951	4,419	4,419	4,419	4,419	110,917
672100 - Fidelity Bond Insurance	108	108	120	120	120	120	120	120	120	120	120	120	1,413
672900 - Other Insurance	0	0	0	0	0	0	939	939	939	939	939	1,121	5,814
Total Insurance	11,997	11,997	12,010	12,010	12,010	12,010	12,010	12,010	5,477	5,477	5,477	5,660	118,144

Total Taxes & Insurance	40,754	34,016	34,989	33,994	3,005	31,407	33,096	32,894	26,424	4,796	26,476	26,613	328,462

Reportable NOI	88,719	85,989	106,928	83,117	107,306	52,971	73,442	78,317	96,597	131,178	83,119	82,360	1,070,044

IR NON-CONTROLLABLE OPERATING EXPENSES

632000 - Management Fees	8,496	8,908	8,215	8,340	8,622	7,913	8,368	8,071	9,508	8,567	9,472	8,926	103,405
Total Management & Accounting F	8,496	8,908	8,215	8,340	8,622	7,913	8,368	8,071	9,508	8,567	9,472	8,926	103,405

Management, Acctg & Oth Fees	8,496	8,908	8,215	8,340	8,622	7,913	8,368	8,071	9,508	8,567	9,472	8,926	103,405

Property Net Operating Income	80,222	77,081	98,713	74,777	98,684	45,059	65,074	70,247	87,090	122,611	73,646	73,434	966,639

654215 - Insurance Damage Expense	(1,469)	7,735	319	(37,590)	(350)	0	0	0	4,569	0	975	1,200	(24,611)
915000 - Casualty Basis Write-Off	0	0	0	0	(250,000)	0	0	0	(145,927)	(71,187)	0	(80,818)	(547,932)
Total Casualty G/L	(1,469)	7,735	319	(37,590)	(250,350)	0	0	0	(141,358)	(71,187)	975	(79,618)	(572,543)

662000 - Deprec. - Buildings	4,550	4,512	4,512	4,564	4,643	6,262	39,336	7,839	7,743	8,555	8,260	8,250	109,026
666000 - Deprec. - Furnishings	11,196	11,114	11,116	11,432	11,380	11,268	9,283	7,058	7,253	7,115	7,185	7,542	112,942
669510 - Deprec. - Non RE Assets	0	0	0	0	0	0	106	106	103	100	100	120	633
Total Depreciation Expense	15,746	15,627	15,628	15,996	16,023	17,529	48,725	15,002	15,099	15,770	15,545	15,912	222,602

834000 - Legal	0	0	0	7	283	0	0	0	0	0	0	0	289
834500 - Prof Exp	0	0	0	0	0	(156)	0	0	0	1	0	0	(155)
Total Partnership Legal	0	0	0	7	283	(156)	0	0	0	1	0	0	134

Total Partnership Expense	0	0	0	7	283	(156)	0	0	0	1	0	0	134

671205 - Non-Capitalized Redevelopmen	0	0	0	0	0	48,529	0	0	0	0	0	0	48,529
840000 - Prior Year Extraordinary Expen	0	0	0	0	0	0	0	0	0	0	0	531	531
© 2007 CB Richard Ellis, Inc.

6

AIMCO 12 Month Operating Trend — Detail
000500 — Presidential House
For the Period Ended June 2007 (1212OTD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 12:40 PM	USER ID: gcoalson

	JLY 06	AUG 06	SEP 06	OCT 06	NOV 06	DEC 06	JAN 07	FEB 07	MAR 07	APR 07	MAY 07	JUN 07	Total
Total Other Non-Controllable Expe	0	0	0	0	0	48,529	0	0	0	0	0	531	49,060

Total Noncontrollable Operating E	63,527	66,286	59,151	20,747	(222,417)	105,221	90,188	55,966	(90,327)	(42,054)	52,468	(27,636)	131,120

Total Operating Expenses	101,902	119,088	118,603	82,909	(171,366)	182,732	151,834	126,464	(21,833)	14,545	128,232	44,531	877,641

Operating Income	65,945	53,719	82,766	96,364	332,729	(20,843)	16,349	55,245	213,349	178,027	57,126	136,610	1,267,386

NON-OPERATING EXPENSES

916003- Amort DLC - 1st	702	702	702	701	702	701	701	701	702	701	701	701	8,418
916023 - Amort DLC - Other	192	192	192	192	192	192	192	192	192	192	192	192	2,303
Total Property Amort Def Loan Exp	893	893	893	893	893	893	893	893	893	893	893	893	10,721

682001 - Interest Expense Secured Fixed	23,338	23,491	23,415	23,104	23,260	23,182	22,865	23,024	22,945	22,621	22,784	22,703	276,731
682002 - Interest Expense Secured Fixed	5,665	5,710	5,687	5,596	5,642	5,619	5,526	5,573	5,550	5,456	5,503	5,479	67,005
Total Property Mortgage Expense	29,002	29,201	29,102	28,699	28,902	28,801	28,391	28,597	28,494	28,077	28,287	28,182	343,736

832037 - Construction Period Interest	(5,792)	0	(31)	0	0	0	0	0	0	0	0	0	(5,823)
Total CAP Interest	(5,792)	0	(31)	0	0	0	0	0	0	0	0	0	(5,823)

Total Interest Expense	24,104	30,094	29,964	29,593	29,795	29,694	29,284	29,491	29,388	28,970	29,180	29,076	348,635

545000 - IN Conc Interest Income	(525)	(622)	(356)	(366)	(406)	(238)	(109)	(288)	(577)	(788)	(412)	(761)	(5,447)
Total Interest Income	(525)	(622)	(356)	(366)	(406)	(238)	(109)	(288)	(577)	(788)	(412)	(761)	(5,447)

Total Non-Operating Expenses	23,579	29,473	29,608	29,227	29,390	29,456	29,176	29,202	28,811	28,183	28,769	28,315	343,188

Net Income(Loss)	42,366	24,247	53,158	67,137	303,339	(50,299)	(12,827)	26,042	184,538	149,844	28,358	108,295	924,198

CHANGE IN ASSETS
113000 - Tenant/Member Accts. Rec.	(4,744)	(5,719)	(4,026)	8,856	(24,731)	32,209	2,498	(2,864)	611	(3,026)	(9,186)	(7,079)	(17,202)
113600 - Credit Card Receivable	0	0	(1,621)	2,968	(3,484)	1,605	1,779	(10,102)	8,369	788	(4,271)	759	(3,210)
114089 - Allowance for Bad Debt	4,576	5,019	(2,481)	(6,579)	24,687	(23,098)	(2,881)	2,889	(2,740)	982	2,584	8,031	10,988
Change In Tenants’ Rent Receivab	(168)	(700)	(8,128)	5,244	(3,528)	10,715	1,396	(10,077)	6,240	(1,257)	(10,874)	1,710	(9,425)

114000 - Accounts Receivable (Other)	0	0	0	0	0	(217)	217	(418)	418	0	0	(213)	(213)
114001 - Ancillary Services A/R	0	0	0	0	0	346	0	0	0	0	0	5,715	6,061
114004 - A/R AIMCO	0	0	0	0	0	(106)	0	106	0	0	0	0	0
114011 - AR - Rebates	(34)	103	(21)	128	(132)	(344)	263	(368)	(283)	881	(385)	(14)	(206)
114075 - A/R - Insurance Proceeds	0	0	0	0	(250,000)	0	48,569	97,357	(145,927)	(71,187)	71,187	(80,818)	(330,818)
114205 - Ancillary Inc A/R - Laundry	0	0	0	0	0	0	0	0	0	0	0	(1,965)	(1,965)
114206 - Ancillary Inc A/R - Cable TV	0	0	0	0	0	0	0	0	0	0	0	(2,897)	(2,897)
114207 - Ancillary Inc A/R - Phone	0	0	0	0	0	0	0	0	0	0	0	(532)	(532)
114208 - Ancillary Inc A/R - Vending	0	0	0	0	0	0	0	0	0	0	0	(21)	(21)
© 2007 CB Richard Ellis, Inc.

7

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION : AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
					INCOME

201,740	190,995	10,745	213,787	(12,047)	500000 - Market Rent	1,156,455	1,122,197	34,258	1,206,422	(49,967)
(11,382)	0	(11,382)	(30,693)	19,311	500001 - Leases Under/Over Schedule	(21,975)	0	(21,975)	(114,071)	92,096
0	0	0	(383)	383	500501 - Renewal Price Adjustment	(90)	0	(90)	(3,607)	3,517
0	0	0	12	(12)	512300 - Commercial Rent	0	0	0	72	(72)
190,358	190,995	(637)	182,723	7,635	Non-subsidized Rental Income	1,134,390	1,122,197	12,194	1,088,816	45,575

190,358	190,995	(637)	182,723	7,635	Total Gross Potential Rent	1,134,390	1,122,197	12,194	1,088,816	45,575

544	0	544	0	544	519100 - Concessions Reimbursement	679	0	679	0	679
0	0	0	0	0	522025 - Service Maintenance Guarante	0	0	0	(140)	140
(416)	(6,877)	6,460	(192)	(224)	625002 - Concessions/Special Promotio	(18,619)	(40,823)	22,204	(1,351)	(17,268)
(1,121)	0	(1,121)	(5,915)	4,794	625005 - Renewal Concession	(8,457)	0	(8,457)	(51,437)	42,980
(1)	0	(1)	(90)	89	625006 - Discount - Residents Monthly	(525)	0	(525)	(514)	(11)
(3,395)	0	(3,395)	(267)	(3,127)	625009 - Concession Amortization	(337)	0	(337)	(1,642)	1,305
(4,389)	(6,877)	2,488	(6,465)	2,076	Total Concessions	(27,260)	(40,823)	13,563	(55,084)	27,824

(9,267)	(5,730)	(3,537)	(11,866)	2,599	522000 - Vacancy Loss	(54,034)	(33,666)	(20,368)	(25,375)	(28,659)
(9,267)	(5,730)	(3,537)	(11,866)	2,599	Total Vacancy Loss	(54,034)	(33,666)	(20,368)	(25,375)	(28,659)

(940)	0	(940)	(999)	59	631200 -Administrative Units	(5,205)	0	(5,205)	(999)	(4,206)
(940)	0	(940)	(999)	59	Total Other Rental Losses	(5,205)	0	(5,205)	(999)	(4,206)

(14,596)	(12,607)	(1,989)	(19,329)	4,734	Total Rental Loss	(86,499)	(74,489)	(12,010)	(81,458)	(5,041)

175,762	178,388	(2,626)	163,393	12,369	Net Rental Income	1,047,891	1,047,708	183	1,007,358	40,533

0	0	0	0	0	590508 - Resident Util Pymts: Electricity	25	0	25	0	25
318	0	318	167	151	590514 - Resident Util Pymts: Misc	3,248	0	3,248	1,296	1,953
(372)	0	(372)	0	(372)	590530 - Resid Util Pymts: Acer Adjs	(372)	0	(372)	0	(372)
(54)	0	(54)	167	(221)	Total Utility Payments from Reside	2,902	0	2,902	1,296	1,606

2,436	1,750	686	1,638	798	591000 - Laundry Income	10,081	10,500	(419)	7,525	2,556
0	750	(750)	2,334	(2,334)	591007 - AS - Cable TV	4,815	4,500	315	6,295	(1,480)
199	100	99	0	199	591008 - AS - Local Telephone	650	600	50	923	(273)
0	0	0	0	0	591011 - Soft Drink Vending	85	0	85	0	85
71	0	71	0	71	591030 - AS - Accrual Adjustments	71	0	71	0	71
© 2007 CB Richard Ellis, Inc.

1

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
2,707	2,600	107	3,972	(1,265)	Total Ancillary Services Income	15,702	15,600	102	14,744	959

413	500	(87)	200	213	500005 - Month to Month Fee	1,887	3,000	(1,113)	1,493	393
75	0	75	0	75	500006 - Short Term Lease Fee	115	0	115	0	115
2,900	2,500	400	2,600	300	592001 -Late Charges	18,500	15,000	3,500	12,500	6,000
80	250	(170)	200	(120)	592002 - NSF Charges	360	1,500	(1,140)	2,200	(1,840)
0	0	0	0	0	592006 - Keys, Locks, Lock Changes	100	0	100	0	100
250	75	175	0	250	592009 - Miscellaneous Resident Charg	1,875	450	1,425	0	1,875
800	1,000	(200)	400	400	592010 - Non-refundable Admin Fees	11,500	6,000	5,500	5,000	6,500
2,366	500	1,866	30	2,336	593000 - Cleaning & Damage Fees	9,880	3,000	6,880	147	9,733
0	75	(75)	0	0	593002 - Pet Damage Charges	0	450	(450)	0	0
(772)	0	(772)	0	(772)	593003 - Contra Cleaning and Damage	(2,988)	0	(2,988)	0	(2,988)
1,035	350	685	1,375	(340)	599002 - Legal Fees	5,330	2,100	3,230	1,878	3,452
600	0	600	0	600	599003 - Non-refundable Pet Fees	2,300	0	2,300	0	2,300
6,784	2,000	4,784	2,063	4,722	599004 - Lease Cancellation Fees	22,843	12,000	10,843	14,183	8,659
550	500	50	635	(85)	599005 - Application Fees	9,640	3,000	6,640	2,670	6,970
0	0	0	0	0	599007 - Clubhouse Rentals	200	0	200	0	200
336	0	336	0	336	599013-Monthly Pet Rent	853	0	853	0	853
(1,357)	(1,250)	(107)	(805)	(552)	599014 - Contra Lease Cancellation Fee	(11,003)	(7,500)	(3,503)	(8,252)	(2,751)
14,061	6,500	7,561	6,698	7,363	Total Miscellaneous Income	71,391	39,000	32,391	31,820	39,571

16,714	9,100	7,614	10,837	5,877	Total Other Income	89,995	54,600	35,395	47,859	42,136

(11,335)	(2,371)	(8,964)	(2,825)	(8,510)	637000 - Bad Debt Expense	(37,414)	(13,941)	(23,473)	(11,323)	(26,091)
0	0	0	0	0	637001 - Bad Debt Collections	661	0	661	0	661
0	0	0	98	(98)	637003 - Bad Debt Collection: Professio	578	0	578	134	444
0	0	0	5,437	(5,437)	637005 - Bank Reconciliation Adjustment	(1,232)	0	(1,232)	(2,215)	983
(11,335)	(2,371)	(8,964)	2,710	(14,045)	Total Bad Debt Expense	(37,407)	(13,941)	(23,467)	(13,403)	(24,004)

181,141	185,117	(3,976)	176,940	4,200	Effective Gross Income	1,100,479	1,088,367	12,112	1,041,814	58,665

					OPERATING EXPENSES

0	200	200	0	0	690000 - Elderly & Congregate Serv Exp	0	1,200	1,200	0	0
0	200	200	0	0	Total Elderly & Congregate Care	0	1,200	1,200	0	0

0	200	200	0	0	Total Resident Services Expenses	0	1,200	1,200	0	0
78	0	(78)	2,535	2,457	615600-Fire Protection	92	0	(92)	2,535	2,443
© 2007 CB Richard Ellis, Inc.

2

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
0	0	0	0	0	618601 - Cleaning Supplies	823	0	(823)	0	(823)
186	0	(186)	0	(186)	619300 - Lease - Equipment	354	0	(354)	45	(310)
264	0	(264)	2,535	2,271	Common Area Expense	1,270	0	(1,270)	2,580	1,310

1,078	2,000	922	936	(142)	645001 - Electricity - Vacant	5,727	12,000	6,273	4,413	(1,314)
2,208	2,500	292	2,381	172	645003 - Electricity - List Bills	14,213	15,000	787	15,871	1,658
248	2,000	1,752	985	737	645100 - Water	3,454	12,000	8,546	9,243	5,788
2,397	2,750	353	2,850	453	645203 - Gas - List Bills	18,623	16,500	(2,123)	19,489	866
2,372	4,000	1,628	3,792	1,421	645300 - Sewer	17,725	24,000	6,275	24,438	6,713
0	25	25	0	0	647000 - Fees, Penalties - Utilities	291	150	(141)	68	(222)
50	15	(35)	5	(45)	647001 - Utility Processing Fees	531	90	(441)	110	(421)
115	75	(40)	112	(3)	649000 - Misc Utility Charges	879	450	(429)	575	(304)
8,468	13,365	4,897	11,061	2,593	Total Utilities Expense	61,443	80,190	18,747	74,207	12,764

0	250	250	0	0	631701 - Contract Common Area Cleani	1,175	1,500	325	95	(1,080)
620	305	(315)	305	(315)	651900 - Contract Exterminating	2,623	1,830	(793)	1,712	(911)
8,206	2,000	(6,206)	2,893	(5,313)	652500 - Contract Trash Removal	20,762	12,000	(8,762)	7,582	(13,180)
0	255	255	255	255	653002 - Contract Courtesy Patrol	0	1,530	1,530	2,356	2,356
(308)	0	308	0	308	653004 - Contract Alarm System	2,892	0	(2,892)	0	(2,892)
900	1,250	350	0	(900)	653700 - Contract Yards and Grounds	5,400	7,500	2,100	0	(5,400)
0	60	60	0	0	654200 - Contract Repairs	28	360	332	455	427
0	20	20	0	0	654202 - Maintenance Contract	0	120	120	256	256
0	60	60	0	0	654402 - Plumbing Contract	(340)	360	700	920	1,260
(584)	542	1,126	542	1,126	654501 - Contract Elevator	2,642	3,252	610	3,252	610
460	255	(205)	255	(205)	654702 - Pool Contract	1,995	1,530	(465)	1,580	(415)
328	0	(328)	0	(328)	654703 - Spa-contract cleaning	1,198	0	(1,198)	0	(1,198)
0	0	0	0	0	669900 - Other Contracts	1,993	0	(1,993)	0	(1,993)
9,621	4,997	(4,624)	4,249	(5,372)	Total Contract Service	40,366	29,982	(10,384)	18,208	(22,158)

0	25	25	0	0	612800-Irrigation Maint	0	150	150	19	19
90	25	(65)	56	(34)	617600 - Window & Glass Repair	884	150	(734)	98	(786)
0	0	0	0	0	621300 - Kitchen Equipment	191	0	(191)	0	(191)
661	75	(586)	39	(622)	651500 - Cleaning Supplies	822	450	(372)	372	(450)
0	0	0	8	8	652000 - Exterminating Supplies	24	0	(24)	8	(16)
0	5	5	0	0	652300 - Gas/Oil/Mileage	26	30	4	47	21
0	5	5	0	0	652501 - Dumpster Expense	0	30	30	25	25
0	5	5	0	0	653600 - Landscaping Supplies	0	30	30	66	66
0	20	20	0	0	654004 - Handyman - Other Materials	0	120	120	202	202
55	40	(15)	0	(55)	654100 - Repairs/Maint. - Materials	2,536	240	(2,296)	418	(2,119)
395	300	(95)	967	573	654101 - Electrical Supplies	3,329	1,800	(1,529)	2,437	(893)
393	400	7	615	222	654102 - Plumbing Supplies	2,697	2,400	(297)	3,037	340
© 2007 CB Richard Ellis, Inc.

3

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
320	75	(245)	62	(258)	654103 - Appliance Parts	1,007	450	(557)	690	(317)
(550)	500	1,050	601	1,151	654105 - Plumbing Fixtures/Repairs	5,266	3,000	(2,266)	5,552	286
102	100	(2)	197	96	654120 - Keys and Locks	1,120	600	(520)	923	(197)
0	75	75	0	0	654125 - Water Extraction	0	450	450	0	0
247	150	(97)	125	(123)	654199 - Other Maintenance Materials	2,715	900	(1,815)	1,070	(1,646)
0	0	0	0	0	654201 - Roof Repairs	725	0	(725)	0	(725)
165	0	(165)	0	(165)	654205 - Interior Building Improvements	1,380	0	(1,380)	0	(1,380)
0	50	50	0	0	654206 - Exterior Building Improvements	1,000	300	(700)	585	(415)
0	0	0	0	0	654207 - Paving/Concrete/Striping	0	14	14	14	14
0	30	30	230	230	654500 - Elevator Expense	0	180	180	326	326
402	200	(202)	424	22	654601 - HVAC Parts & Supplies	1,613	1,200	(413)	1,716	103
0	25	25	0	0	654700 - Pool Expense	46	150	104	17	(29)
(206)	(60)	146	(102)	104	655200 - R & M Rebate - MRO	(578)	(360)	218	(497)	81
13	(25)	(38)	109	96	655201 - R & M Rebate - Other	(309)	(150)	159	(289)	20
37	50	13	108	70	656005 - Light Bulbs	644	300	(344)	476	(168)
0	50	50	0	0	656300 - Misc.	0	300	300	665	665
0	15	15	0	0	659001 - Fire Protection Equip Maint	3,279	90	(3,189)	154	(3,125)
2,124	2,135	11	3,440	1,316	Total Repairs & Maintenance	28,419	12,824	(15,595)	18,130	(10,289)

480	938	458	992	512	651700 - Contract Cleaning	2,945	4,381	1,436	3,546	601
435	600	165	558	123	656002 - Contract Carpet Cleaning and	3,675	2,802	(873)	2,022	(1,653)
2,554	1,942	(612)	2,220	(334)	656003 - Contract Painting - Interior	7,911	9,074	1,163	8,879	968
0	24	24	0	0	656099 - Decorating - Contract Other	0	112	112	0	0
0	0	0	151	151	656101 - Drapery/Miniblinds Repairs	92	0	(92)	151	60
(20)	730	750	1,454	1,475	656102 - Painting Supplies	9,535	3,409	(6,125)	3,856	(5,678)
3,449	4,233	784	5,376	1,927	Total Turnover Expense	24,157	19,779	(4,378)	18,455	(5,703)

15	30	15	18	3	617104 - Radios/Pagers	497	180	(317)	198	(299)
748	250	(498)	250	(497)	631100 - Office Supplies	1,990	1,500	(490)	2,138	148
245	15	(230)	0	(245)	631101 - Office Equipment	621	90	(531)	73	(548)
75	100	26	144	69	631102 - Bank Charges	885	600	(285)	981	96
64	100	36	99	35	631104 - Applicant Screening	1,599	600	(999)	293	(1,306)
58	80	22	93	35	631105 - Uniforms	1,236	480	(756)	645	(591)
19	25	6	85	66	631106 - Express Mail, Stamps	540	150	(390)	271	(269)
551	339	(212)	357	(194)	631108 - Credit Card Service Fees	3,100	2,017	(1,083)	2,036	(1,064)
0	600	600	1,350	1,350	631111 - Resident Eviction/Separation	4,670	3,600	(1,070)	3,514	(1,156)
0	0	0	0	0	631650 - Fines and Penalties	1,105	0	(1,105)	0	(1,105)
51	0	(51)	0	(51)	632500 - Professional Fees	51	0	(51)	0	(51)
9	181	172	0	(9)	632525 - H/R-Personnel Costs	3,195	1,086	(2,109)	0	(3,195)
0	0	0	0	0	632800 - Administrative Support - Fees	50	0	(50)	0	(50)
0	795	795	0	0	632801 - Prop IT Infrastruct	0	3,180	3,180	0	0
© 2007 CB Richard Ellis, Inc.

4

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
0	50	50	259	259	632918 - Answering Service	118	300	182	642	524
144	0	(144)	0	(144)	633400 - Temp Agency Help	521	0	(521)	0	(521)
242	150	(92)	99	(142)	634000 - Legal Fees	887	900	13	537	(350)
1,394	600	(794)	780	(614)	636000 - Telephone	3,286	3,600	314	5,546	2,260
542	100	(442)	404	(138)	639004 - Computer Maint & Supplies	2,525	600	(1,925)	1,333	(1,192)
0	5	5	0	0	639006 - Parking Expense	0	30	30	16	16
551	200	(351)	98	(453)	639007 - Training & Travel	4,289	1,200	(3,089)	2,103	(2,185)
255	(6)	(261)	0	(255)	639099 - Miscellaneous Administrative	1,029	(33)	(1,062)	1,728	699
0	37	37	167	167	655100 - Residnt Pmt Platform	9	601	592	541	531
0	25	25	0	0	656006 - Clubhouse Equip/Supplies	0	150	150	133	133
4,961	3,676	(1,285)	4,204	(756)	Total Administrative Expenses	32,204	20,831	(11,373)	22,730	(9,474)

78	122	44	415	336	621003 - Periodicals	78	732	654	1,457	1,378
78	122	44	415	336	Periodicals	78	732	654	1,457	1,378

306	203	(103)	260	(46)	611200 - Web Advertising	1,814	1,218	(596)	3,660	1,846
306	203	(103)	260	(46)	Internet Leads	1,814	1,218	(596)	3,660	1,846

1,920	930	(990)	0	(1,920)	621020 - National Web Advertising	10,343	5,580	(4,763)	0	(10,343)
2,895	339	(2,556)	0	(2,895)	621030 - National Print/Periodical Adver	11,754	2,034	(9,720)	0	(11,754)
4,815	1,269	(3,546)	0	(4,815)	National Media Advertising	22,097	7,614	(14,483)	0	(22,097)

0	500	500	0	0	621001 - Newspaper Advertising	0	3,000	3,000	0	0
0	500	500	0	0	Newspapers	0	3,000	3,000	0	0

750	1,000	250	0	(750)	625001 - Referral Fees	17,099	6,000	(11,099)	0	(17,099)
1,000	500	(500)	1,000	0	625008 - Resident Referral Concessions	4,500	3,000	(1,500)	6,000	1,500
(450)	410	860	(50)	400	625010 - Resident Referral Amortization	(1,600)	(1,275)	325	(300)	1,300
2,560	200	(2,360)	150	(2,410)	625012 - Referral Fee Amortization	(34)	(100)	(66)	1,493	1,527
3,860	2,110	(1,750)	1,100	(2,760)	Apartment Brokers	19,965	7,625	(12,340)	7,193	(12,772)

30	1,052	1,022	101	70	621013 - Leasing Promotions	81	6,312	6,231	101	19
30	1,052	1,022	101	70	Active Outreach	81	6,312	6,231	101	19

569	100	(469)	0	(569)	611100 - Marketing Phone Services	687	600	(87)	0	(687)
0	50	50	0	0	621007 - Brochures - New Leases	(89)	300	389	0	89
0	50	50	0	0	621011 - Flags/Banners	25	300	275	0	(25)
0	250	250	0	0	621012 - Move-in Gifts	0	1,500	1,500	0	0
0	250	250	0	0	621050 - Renewal/Resident Gift Expens	0	1,500	1,500	0	0
84	50	(34)	0	(84)	625000 - Signage	133	300	167	0	(133)
© 2007 CB Richard Ellis, Inc.

5

AIMCO Statement of Operations - Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
771	819	49	916	146	629002 - Phone Sales	5,771	4,916	(855)	5,210	(561)
1,423	1,569	146	916	(507)	Point of Sale	6,527	9,416	2,889	5,210	(1,317)

0	50	50	0	0	621014 - Newsletters	11	300	289	0	(11)
64	100	36	0	(64)	621015 - Resident Relations	174	600	426	0	(174)
4,654	100	(4,554)	0	(4,654)	625007 - Resident Relations Concessior	5,440	600	(4,840)	0	(5,440)
0	250	250	0	0	625101 - Resident Functions	(4)	1,500	1,504	0	4
4,718	500	(4,218)	0	(4,718)	Retention	5,622	3,000	(2,622)	0	(5,622)

8	250	242	686	678	621099 - Advertising - Other	1,240	1,500	260	1,860	620
8	250	242	686	678	Other Marketing	1,240	1,500	260	1,860	620

15,240	7,575	(7,665)	3,477	(11,762)	Total Marketing Expense	57,424	40,416	(17,007)	19,480	(37,944)

0	154	154	0	0	610600 - Administrative Salary	0	930	930	0	0
4,066	3,973	(93)	2,596	(1,470)	621000 - Leasing Payroll	25,855	23,966	(1,889)	21,435	(4,420)
89	0	(89)	0	(89)	627000 - Commissions & Bonus	380	0	(380)	0	(380)
0	100	100	0	0	627200 - Miscellaneous Incentives	0	600	600	0	0
0	0	0	450	450	627300 - Leasing Commissions	0	0	0	2,420	2,420
0	0	0	1,062	1,062	627301 - Commission Amortization	0	0	0	855	855
0	0	0	250	250	627400 - Leasing Renewal Incentives	0	0	0	7,900	7,900
375	550	175	0	(375)	627700 - Leasing Comm - Amortizable	5,300	3,233	(2,067)	0	(5,300)
740	0	(740)	0	(740)	627701 - Amortization on Leasing Comn	1,168	0	(1,168)	0	(1,168)
1,024	750	(274)	0	(1,024)	627800 - Renewal Incent - Amortizable	7,074	4,500	(2,574)	0	(7,074)
0	0	0	0	0	627500 - Coast-to-Coast Incentive	0	0	0	100	100
0	2,681	2,681	4,148	4,148	631000 - Salaries - Administrative	660	16,175	15,516	25,067	24,407
3,462	3,002	(459)	0	(3,462)	633000 - Salaries - Manager	23,750	18,108	(5,642)	0	(23,750)
2,082	174	(1,908)	174	(1,908)	633100 - Employee Apartments	11,880	1,044	(10,836)	5,500	(6,380)
10,099	7,654	(2,445)	7,966	(2,133)	654000 - Salaries - Maintenance	54,280	46,168	(8,112)	42,869	(11,411)
242	17	(225)	70	(172)	659500 - Outsourced Services	1,049	572	(477)	70	(979)
0	0	0	2,477	2,477	659800 - Payroll Adjustment	0	0	0	1,101	1,101
290	0	(290)	0	(290)	659811 - Admin Salary Expense Adj	(697)	0	697	0	697
194	0	(194)	0	(194)	659812 - Mgm’t Salary Expense Adj	399	0	(399)	0	(399)
1,822	0	(1,822)	0	(1,822)	659813 - Maint Salary Expense Adj	622	0	(622)	0	(622)
204	0	(204)	0	(204)	659814 - Payroll Tax Expense Adj	17	0	(17)	0	(17)
168	0	(168)	0	(168)	659815 - Workers Comp Expense Adj	(8)	0	8	0	8
(2,577)	(1,026)	1,551	(794)	1,783	659900 - Repairs Payroll Capitalized	(4,597)	(6,197)	(1,600)	(4,330)	268
1,394	1,732	338	1,257	(137)	671100 - Payroll Taxes	10,630	10,437	(194)	9,097	(1,534)
97	0	(97)	0	(97)	671115 - SUI/FUTA Payroll Tax Adjust	(997)	0	997	0	997
1,147	1,039	(108)	925	(222)	672200 - Workers Compensation	7,188	6,264	(924)	6,554	(634)
2,766	2,271	(495)	1,420	(1,346)	672300 - Health Ins. & Other Benefits	14,374	13,631	(743)	11,330	(3,044)
© 2007 CB Richard Ellis, Inc.

6

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
358	959	601	606	249	831001 - Ranking Bonus	1,559	5,786	4,227	11,014	9,454
28,041	24,031	(4,010)	22,608	(5,433)	Total Payroll Expense	159,884	145,217	(14,667)	140,981	(18,903)

0	0	0	(96)	(96)	659700 - Construction Period Operating	0	0	0	(96)	(96)
0	0	0	(96)	(96)	Total Construction Period Operating	0	0	0	(96)	(96)

72,167	60,212	(11,955)	56,855	(15,312)	Total Controllable Operating Expe	405,167	350,439	(54,728)	314,675	(90,493)

108,973	124,905	(15,932)	120,086	(11,112)	Controllable NOI	695,312	737,928	(42,616)	727,139	(31,828)

NON-CONTROLLABLE OPERATING EXPENSES

					TAXES & INSURANCE

48	787	739	0	(48)	639002 - Ad Valorem Tax Service	7,611	4,723	(2,888)	7,559	(52)
20,884	20,884	0	22,158	1,274	671001 - Real Estate Taxes	125,305	125,307	1	132,950	7,645
0	0	0	0	0	671003 - Real Estate Tax - Prior Year	0	0	0	0	0
0	0	0	0	0	671005 - Tax Refund - Prior Years	(31,867)	0	31,867	666	32,533
21	0	(21)	0	(21)	671099 - Other Tax	136	0	(136)	0	(136)
0	1,037	1,037	216	216	671900 - Business Licenses and Permits	3,000	6,223	3,223	2,626	(374)
0	56	56	0	0	671902 - Sales and Use Tax	2	338	336	546	544
0	0	0	(339)	(339)	832038 - Construction Period Taxes	0	0	0	(339)	(339)
20,953	22,765	1,812	22,036	1,082	Total Taxes	104,187	136,590	32,403	144,008	39,820

4,419	10,951	6,532	11,890	7,471	672000 - Hazard Insurance	39,578	65,707	26,129	59,531	19,953
120	138	18	108	(12)	672100 - Fidelity Bond Insurance	719	829	110	645	(74)
1,121	1,026	(95)	0	(1,121)	672900 - Other Insurance	5,814	5,719	(95)	110	(5,704)
5,660	12,116	6,456	11,997	6,338	Total Insurance	46,111	72,255	26,144	60,286	14,175

26,613	34,881	8,268	34,033	7,420	Total Taxes & Insurance	150,298	208,845	58,547	204,294	53,996

82,360	90,025	(7,664)	86,052	(3,692)	Reportable NOI	545,013	529,083	15,930	522,845	22,168

OTHER NON-CONTROLLABLE OPERATING EXPENSES

8,926	9,295	368	8,787	(140)	632000 - Management Fees	52,912	54,651	1,739	51,407	(1,504)
© 2007 CB Richard Ellis, Inc.

7

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended June 2007 (12OSD)
APPLICATION :AIMCOPROPERTY	Run Date: 7/10/2007 2:08 PM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
8,926	9,295	368	8,787	(140)	Total Management & Accounting F	52,912	54,651	1,739	51,407	(1,504)

8,926	9,295	368	8,787	(140)	Management, Acctg & Oth Fees	52,912	54,651	1,739	51,407	(1,504)

73,434	80,730	(7,296)	77,266	(3,832)	Property Net Operating Income	492,102	474,432	17,670	471,438	20,664

1,200	0	(1,200)	44,626	43,426	654215 - Insurance Damage Expense	6,744	0	(6,744)	(72,569)	(79,313)
(80,818)	0	80,818	0	80,818	915000 - Casualty Basis Write-Off	(297,932)	0	297,932	0	297,932
(79,618)	0	79,618	44,626	124,244	Total Casualty GIL	(291,188)	0	291,188	(72,569)	218,619

8,250	7,000	(1,250)	4,676	(3,574)	662000 - Deprec. - Buildings	79,983	(370,697)	(450,680)	27,200	(52,782)
7,542	7,006	(536)	11,082	3,541	666000 - Deprec. - Furnishings	45,437	44,793	(644)	65,391	19,954
120	100	(20)	0	(120)	669510 - Deprec. - Non RE Assets	633	613	(20)	0	(633)
15,912	14,106	(1,806)	15,759	(153)	Total Depreciation Expense	126,053	(325,291)	(451,344)	92,591	(33,462)

0	0	0	0	0	834000 - Legal	0	0	0	13	13
0	0	0	504	504	834500 - Prof Exp	1	0	(1)	504	503
0	0	0	504	504	Total Partnership Legal	1	0	(1)	517	516

0	0	0	119	119	831600 - Txs Fees & Lic	0	0	0	119	119
0	0	0	800	800	839000 - Partnership Misc Exp	0	0	0	800	800
0	0	0	919	919	Total Partnership Other Expense	0	0	0	919	919

0	0	0	1,423	1,423	Total Partnership Expense	1	0	(1)	1,436	1,435

0	0	0	0	0	793100 - Grant Expense	0	0	0	312	312
531	0	(531)	0	(531)	840000 - Prior Year Extraordinary Exper	531	0	(531)	0	(531)
531	0	(531)	0	(531)	Total Other Non-Controllable Expe	531	0	(531)	312	(219)

(27,636)	58,281	85,917	104,627	132,263	Total Noncontrollable Operating E	38,606	(61,796)	(100,402)	277,471	238,865

44,531	118,493	73,962	161,482	116,951	Total Operating Expenses	443,774	288,644	(155,130)	592,146	148,372

136,610	66,624	69,985	15,459	121,151	Operating Income	656,705	799,724	(143,018)	449,668	207,037

NON-OPERATING EXPENSES

701	701	0	702	0	916003 - Amort DLC - 1st	4,209	4,209	0	4,209	0
© 2007 CB Richard Ellis, Inc.

8

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
INCOME

199,777	184,552	15,225	186,437	13,340	500000 - Market Rent	2,414,424	2,190,406	224,018	2,224,864	189,560
(13,410)	0	(13,410)	(8,258)	(5,152)	500001 - Leases Under/Over Schedule	(182,598)	0	(182,598)	(186,576)	3,977
(190)	0	(190)	(829)	639	500501 - Renewal Price Adjustment	(5,350)	0	(5,350)	(4,618)	(732)
0	132	(132)	12	(12)	512300 - Commercial Rent	96	1,568	(1,472)	1,453	(1,357)

186,177	184,685	1,492	177,362	8,815	Non-subsidized Rental Income	2,226,571	2,191,974	34,597	2,035,123	191,448

186,177	184,685	1,492	177,362	8,815	Total Gross Potential Rent	2,226,571	2,191,974	34,597	2,035,123	191,448

0	0	0	0	0	522025 - Service Maintenance Guarantee	(140)	0	(140)	0	(140)
(4,185)	0	(4,185)	(264)	(3,921)	625002 - Concessions/Special Promotion	(21,172)	0	(21,172)	(3,494)	(17,678)
(1,019)	(11,122)	10,102	(11,051)	10,032	625005 - Renewal Concession	(63,506)	(131,999)	68,493	(98,387)	34,881
(156)	0	(156)	(270)	114	625006 - Discount - Residents Monthly	(1,521)	0	(1,521)	(2,460)	939
2,795	0	2,795	385	2,410	625009 - Concession Amortization	10,579	0	10,579	1,522	9,057

(2,566)	(11,122)	8,555	(11,200)	8,634	Total Concessions	(75,761)	(131,999)	56,238	(102,820)	27,059

(20,546)	(6,193)	(14,353)	(2,207)	(18,339)	522000 - Vacancy Loss	(90,759)	(73,503)	(17,255)	(47,814)	(42,945)

(20,546)	(6,193)	(14,353)	(2,207)	(18,339)	Total Vacancy Loss	(90,759)	(73,503)	(17,255)	(47,814)	(42,945)

(909)	0	(909)	0	(909)	631200 - Administrative Units	(6,533)	0	(6,533)	0	(6,533)

(909)	0	(909)	0	(909)	Total Other Rental Losses	(6,533)	0	(6,533)	0	(6,533)

(24,021)	(17,315)	(6,707)	(13,407)	(10,614)	Total Rental Loss	(173,053)	(205,503)	32,450	(150,634)	(22,419)

162,156	167,370	(5,214)	163,955	(1,799)	Net Rental Income	2,053,519	1,986,471	67,047	1,884,489	169,029

0	0	0	0	0	590508 - Resident Util Pymts: Electricity	30	254	(224)	163	(133)
2,014	0	2,014	0	2,014	590514 - Resident Util Pymts: Misc	5,453	0	5,453	0	5,453

2,014	0	2,014	0	2,014	Total Utility Payments from Reside	5,483	254	5,228	163	5,319

2,299	150	2,149	2,746	(447)	591000 - Laundry Income	21,388	1,800	19,588	16,394	4,994
1,247	0	1,247	2,677	(1,430)	591007 - AS - Cable TV	9,939	0	9,939	9,399	540
(7)	40	(47)	412	(419)	591008 - AS - Local Telephone	1,827	480	1,347	1,859	(31)
2	10	(8)	18	(15)	591011 - Soft Drink Vending	23	120	(97)	123	(100)

3,541	200	3,341	5,852	(2,311)	Total Ancillary Services Income	33,177	2,400	30,777	27,775	5,402

27	300	(273)	7	20	500005 - Month to Month Fee	5,007	3,600	1,407	2,107	2,900
2,000	1,500	500	1,220	780	592001 - Late Charges	28,119	18,000	10,119	20,909	7,209
40	250	(210)	120	(80)	592002 - NSF Charges	2,840	3,000	(160)	2,129	711
© 2007 CB Richard Ellis, Inc.

1

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
0	0	0	0	0	592004 - Admin Fees - Resident Charges	700	0	700	0	700
0	25	(25)	0	0	592006 - Keys, Locks, Lock Changes	50	300	(250)	50	0
100	0	100	0	100	592009 - Miscellaneous Resident Charge	2,654	0	2,654	373	2,280
1,200	500	700	800	400	592010 - Non-refundable Admin Fees	13,600	6,000	7,600	6,400	7,200
82	50	32	230	(148)	593000 - Cleaning & Damage Fees	5,856	600	5,256	1,973	3,884
0	718	(718)	0	0	593002 - Pet Damage Charges	1,467	1,292	175	563	904
245	75	170	300	(55)	599002 - Legal Fees	6,633	900	5,733	1,987	4,646
0	0	0	0	0	599003 - Non-refundable Pet Fees	600	0	600	0	600
1,001	1,000	1	2,133	(1,132)	599004 - Lease Cancellation Fees	35,014	12,000	23,014	12,611	22,404
1,700	250	1,450	390	1,310	599005 - Application Fees	7,570	3,000	4,570	3,900	3,670
60	20	40	0	60	599013 - Monthly Pet Rent	166	240	(74)	186	(20)
(6,793)	(125)	(6,668)	(620)	(6,173)	599014 - Contra Lease Cancellation Fees	(26,008)	(1,500)	(24,508)	(6,463)	(19,545)
0	427	(427)	0	0	599099 - Miscellaneous Income	0	427	(427)	0	0
0	0	0	0	0	599200 - Fee Adjustments	0	0	0	(25)	25

(338)	4,990	(5,328)	4,580	(4,918)	Total Miscellaneous Income	84,268	47,859	36,409	46,700	37,567

5,218	5,190	28	10,432	(5,215)	Total Other Income	122,928	50,514	72,414	74,639	48,289

(6,074)	(1,726)	(4,348)	(3,053)	(3,020)	637000 - Bad Debt Expense	(86,679)	(20,370)	(66,309)	(28,717)	(57,962)
0	0	0	0	0	637003 - Bad Debt Collection: Profession	183	0	183	1,208	(1,025)
589	0	589	(4,408)	4,997	637005 - Bank Reconciliation Adjustment	(3,588)	0	(3,588)	(12,995)	9,407

(5,485)	(1,726)	(3,759)	(7,462)	1,977	Total Bad Debt Expense	(90,085)	(20,370)	(69,715)	(40,504)	(49,580)

161,888	170,834	(8,946)	166,926	(5,037)	Effective Gross Income	2,086,361	2,016,615	69,746	1,918,624	167,737

					OPERATING EXPENSES

0	0	0	4,293	4,293	615600 - Fire Protection	2,535	0	(2,535)	7,225	4,691
552	0	(552)	0	(552)	619300 - Lease - Equipment	596	0	(596)	0	(596)

552	0	(552)	4,293	3,741	Common Area Expense	3,131	0	(3,131)	7,225	4,094

1,971	200	(1,771)	791	(1,181)	645001 - Electricity - Vacant	18,180	2,400	(15,780)	6,121	(12,059)
2,450	1,798	(652)	4,488	2,038	645003 - Electricity - List Bills	31,572	25,680	(5,892)	26,282	(5,290)
1,500	801	(699)	1,331	(169)	645100 - Water	14,645	11,448	(3,197)	13,240	(1,405)
2,878	3,000	122	3,050	171	645203 - Gas - List Bills	34,790	36,000	1,210	30,489	(4,301)
3,000	3,027	27	4,209	1,209	645300 - Sewer	43,674	43,248	(426)	39,044	(4,630)
0	0	0	68	68	647000 - Fees, Penalties - Utilities	99	0	(99)	139	40
84	25	(59)	0	(84)	647001 - Utility Processing Fees	444	294	(150)	0	(444)
198	0	(198)	30	(168)	649000 - Misc Utility Charges	1,531	0	(1,531)	86	(1,446)
© 2007 CB Richard Ellis, Inc.

2

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
12,081	8,851	(3,231)	13,965	1,883	Total Utilities Expense	144,935	119,070	(25,865)	115,400	(29,535)

50	42	(8)	100	50	631701 - Contract Common Area Cleanir	425	500	75	413	(13)
0	265	265	254	254	651900 - Contract Exterminating	3,550	3,180	(370)	3,381	(169)
3,026	2,000	(1,026)	1,605	(1,421)	652500 - Contract Trash Removal	22,878	24,000	1,122	22,988	109
0	600	600	528	528	653002 - Contract Courtesy Patrol	2,866	7,200	4,334	3,237	371
0	42	42	0	0	653004 - Contract Alarm System	0	500	500	251	251
1,800	167	(1,633)	0	(1,800)	653700 - Contract Yards and Grounds	4,900	2,000	(2,900)	2,812	(2,088)
0	125	125	0	0	654200 - Contract Repairs	506	1,500	994	1,992	1,486
0	0	0	0	0	654202 - Maintenance Contract	256	0	(256)	0	(256)
0	42	42	0	0	654302 - Electrical - Contract	0	500	500	0	0
340	42	(298)	150	(190)	654402 - Plumbing Contract	1,072	500	(572)	956	(116)
542	560	18	657	115	654501 - Contract Elevator	6,504	6,720	216	6,752	248
305	275	(30)	1,044	739	654702 - Pool Contract	3,355	3,300	(55)	3,269	(86)
7,012	17	(6,995)	0	(7,012)	669900 - Other Contracts	7,012	200	(6,812)	67	(6,945)

13,075	4,175	(8,900)	4,337	(8,738)	Total Contract Service	53,324	50,100	(3,224)	46,117	(7,207)

0	29	29	0	0	612800 - Irrigation Maint	19	350	331	211	192
0	42	42	0	0	617600 - Window & Glass Repair	260	500	240	86	(174)
0	42	42	89	89	651500 - Cleaning Supplies	1,105	500	(605)	367	(738)
0	0	0	0	0	652000 - Exterminating Supplies	8	0	(8)	0	(8)
0	33	33	20	20	652300 - Gas/Oil/Mileage	62	400	338	111	49
0	33	33	0	0	652501 - Dumpster Expense	25	400	375	176	151
0	13	13	0	0	653600 - Landscaping Supplies	66	150	84	84	19
0	0	0	81	81	654003 - Handyman Materials	0	0	0	117	117
0	75	75	10	10	654004 - Handyman - Other Materials	265	900	635	494	229
0	200	200	248	248	654100 - Repairs/Maint. - Materials	467	2,400	1,933	2,383	1,915
528	200	(328)	586	59	654101 - Electrical Supplies	5,126	2,400	(2,726)	3,198	(1,929)
567	250	(317)	1,286	719	654102 - Plumbing Supplies	6,805	3,000	(3,805)	4,807	(1,999)
69	125	56	133	64	654103 - Appliance Parts	1,291	1,500	209	903	(388)
0	0	0	0	0	654104 - Equipment Rental/Repair	0	0	0	6	6
5,641	150	(5,491)	325	(5,316)	654105 - Plumbing Fixtures/Repairs	12,580	1,800	(10,780)	2,210	(10,370)
0	21	21	0	0	654109 - Window Replacement	40	250	210	110	70
0	75	75	147	147	654120 - Keys and Locks	2,042	900	(1,142)	626	(1,416)
0	0	0	0	0	654125 - Water Extraction	775	0	(775)	0	(775)
35	200	165	237	202	654199 - Other Maintenance Materials	1,716	2,400	684	2,149	433
0	0	0	0	0	654205 - Interior Building Improvements	685	0	(685)	0	(685)
0	250	250	41	41	654206 - Exterior Building Improvements	594	3,000	2,406	3,138	2,545
0	17	17	0	0	654207 - Paving/Concrete/Striping	14	200	186	0	(14)
0	83	83	0	0	654500 - Elevator Expense	326	1,000	674	610	284
218	250	32	330	112	654601 - HVAC Parts & Supplies	3,513	3,000	(513)	2,354	(1,159)
0	21	21	495	495	654700 - Pool Expense	17	250	233	648	631
© 2007 CB Richard Ellis, Inc.

3

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
0	10	10	0	0	654903 - Doors	0	120	120	37	37
(7)	(167)	(160)	84	91	655200 - R & M Rebate - MRO	(999)	(2,000)	(1,001)	(1,767)	(768)
(137)	(42)	95	(282)	(145)	655201 - R & M Rebate - Other	(913)	(500)	413	(304)	609
0	83	83	232	232	656005 - Light Bulbs	1,014	1,000	(14)	1,120	106
0	427	427	69	69	656300 - Misc.	726	5,124	4,398	185	(541)
835	100	(735)	0	(835)	659001 - Fire Protection Equip Maint	989	1,200	211	935	(54)

7,749	2,520	(5,229)	4,131	(3,617)	Total Repairs & Maintenance	38,619	30,244	(8,375)	24,994	(13,625)

2,010	523	(1,487)	910	(1,100)	651700 - Contract Cleaning	9,971	6,375	(3,596)	5,063	(4,908)
1,315	349	(966)	300	(1,015)	656002 - Contract Carpet Cleaning and	6,358	4,250	(2,108)	4,055	(2,303)
1,271	1,134	(137)	2,325	1,054	656003 - Contract Painting - Interior	16,692	13,812	(2,880)	19,812	3,120
0	87	87	0	0	656099 - Decorating - Contract Other	0	1,062	1,062	280	280
303	0	(303)	0	(303)	656101 - Drapery/Miniblinds Repairs	610	0	(610)	0	(610)
1,351	698	(653)	728	(623)	656102 - Painting Supplies	6,874	8,500	1,626	7,831	957

6,249	2,791	(3,459)	4,263	(1,986)	Total Turnover Expense	40,504	33,999	(6,505)	37,040	(3,465)

702	20	(682)	0	(702)	617104 - Radios/Pagers	1,193	240	(953)	96	(1,098)
15	177	162	18	3	631100 - Office Supplies	2,931	2,122	(809)	1,953	(978)
375	84	(291)	375	0	631101 - Office Equipment	715	1,004	289	1,426	711
0	155	155	165	165	631102 - Bank Charges	1,679	1,862	183	1,909	230
85	71	(14)	504	418	631104 - Applicant Screening	744	857	113	1,685	941
70	98	28	90	20	631105 - Uniforms	1,102	1,179	76	920	(183)
68	46	(22)	25	(43)	631106 - Express Mail, Stamps	576	551	(25)	507	(69)
366	340	(26)	345	(21)	631108 - Credit Card Service Fees	4,456	4,080	(376)	4,275	(181)
1,245	408	(837)	801	(444)	631111 - Resident Eviction/Separation	12,822	4,896	(7,926)	801	(12,021)
0	0	0	0	0	631112 - Office Supplies Rebates	(6)	0	6	0	6
0	15	15	0	0	632500 - Professional Fees	0	180	180	141	141
0	0	0	0	0	632525 - H/R-Personnel Costs	340	0	(340)	0	(340)
0	0	0	0	0	632918 - Answering Service	1,011	0	(1,011)	0	(1,011)
5	0	(5)	0	(5)	633400 - Temp Agency Help	5	0	(5)	0	(5)
301	100	(201)	140	(161)	634000 - Legal Fees	1,246	1,200	(46)	6,451	5,204
1,617	825	(792)	955	(662)	636000 - Telephone	10,304	9,900	(404)	10,375	71
0	21	21	0	0	639003 - Computer Lease	0	250	250	225	225
225	200	(25)	106	(119)	639004 - Computer Maint & Supplies	2,556	2,400	(156)	2,133	(423)
0	0	0	8	8	639006 - Parking Expense	16	0	(16)	42	26
481	170	(311)	0	(481)	639007 - Training & Travel	3,975	2,040	(1,935)	1,632	(2,343)
147	117	(30)	309	163	639099 - Miscellaneous Administrative	1,602	1,404	(198)	1,776	173
0	122	122	0	0	655100 - Residnt Pmt Platform	541	1,461	921	957	417
0	70	70	128	128	656006 - Clubhouse Equip/Supplies	1,198	840	(358)	794	(404)

5,703	3,039	(2,665)	3,968	(1,735)	Total Administrative Expenses	49,008	36,465	(12,543)	38,096	(10,911)

1,049	83	(965)	915	(133)	621003 - Periodicals	6,879	1,000	(5,879)	3,966	(2,912)
© 2007 CB Richard Ellis, Inc.

4

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
1,049	83	(965)	915	(133)	Periodicals	6,879	1,000	(5,879)	3,966	(2,912)

1,243	523	(719)	524	(719)	611200 - Web Advertising	7,254	6,321	(934)	6,439	(815)

1,243	523	(719)	524	(719)	Internet Leads	7,254	6,321	(934)	6,439	(815)

862	0	(862)	0	(862)	621020 - National Web Advertising	3,332	0	(3,332)	0	(3,332)
668	0	(668)	0	(668)	621030 - National Print/Periodical Advert	1,293	0	(1,293)	0	(1,293)

1,530	0	(1,530)	0	(1,530)	National Media Advertising	4,625	0	(4,625)	0	(4,625)

0	9	9	0	0	621001 - Newspaper Advertising	0	144	144	0	0

0	9	9	0	0	Newspapers	0	144	144	0	0

7,000	127	(6,873)	1,500	(5,500)	625001 - Referral Fees	16,500	1,528	(14,972)	2,950	(13,550)
0	548	548	0	0	625008 - Resident Referral Concessions	8,500	6,578	(1,922)	9,000	500
550	210	(340)	700	150	625010 - Resident Referral Amortization	1,900	(1,268)	(3,168)	(1,900)	(3,800)
(5,350)	0	5,350	(1,233)	4,118	625012 - Referral Fee Amortization	(10,408)	461	10,869	2,805	13,213

2,200	886	(1,314)	968	(1,233)	Apartment Brokers	16,493	7,300	(9,192)	12,855	(3,637)

103	82	(21)	0	(103)	621013 - Leasing Promotions	410	987	577	200	(210)

103	82	(21)	0	(103)	Active Outreach	410	987	577	200	(210)

47	45	(2)	0	(47)	611100 - Marketing Phone Services	191	540	349	393	202
0	0	0	0	0	621007 - Brochures — New Leases	91	0	(91)	0	(91)
0	77	77	0	0	621011 -Flags/Banners	0	923	923	26	26
0	50	50	0	0	621012 - Move-in Gifts	75	600	525	0	(75)
0	125	125	0	0	621050 - Renewal/Resident Gift Expense	41	1,500	1,459	0	(41)
0	21	21	0	0	625000 - Signage	147	250	103	30	(117)
0	42	42	0	0	626001 - Furniture - Models	97	500	403	0	(97)
336	950	614	765	429	629002 - Phone Sales	8,638	11,400	2,762	8,795	157

383	1,309	926	765	382	Point of Sale	9,278	15,713	6,435	9,244	(35)

0	55	55	0	0	621015 - Resident Relations	750	658	(92)	360	(390)
0	27	27	0	0	621017 - Resident Collaterals	36	329	293	0	(36)
0	228	228	1,200	1,200	625007 - Resident Relations Concession	100	2,741	2,641	1,915	1,815
500	55	(445)	0	(500)	625101 - Resident Functions	632	658	26	0	(632)

500	365	(135)	1,200	700	Retention	1,517	4,385	2,868	2,274	757

300	351	51	602	302	621099 - Advertising - Other	2,471	4,930	2,459	1,669	(802)

300	351	51	602	302	Other Marketing	2,471	4,930	2,459	1,669	(802)

7,308	3,609	(3,699)	4,973	(2,335)	Total Marketing Expense	48,927	40,779	(8,148)	36,648	(12,280)
© 2007 CB Richard Ellis, Inc.

5

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
3,700	1,899	(1,801)	2,215	(1,485)	621000 - Leasing Payroll	38,842	22,584	(16,259)	44,987	6,144
0	0	0	0	0	627200 - Miscellaneous Incentives	1,700	0	(1,700)	0	(1,700)
0	1,008	1,008	1,620	1,620	627300 - Leasing Commissions	5,020	11,963	6,943	12,220	7,200
0	0	0	(1,196)	(1,196)	627301 - Commission Amortization	(1,174)	0	1,174	2,493	3,667
0	0	0	1,500	1,500	627400 - Leasing Renewal Incentives	13,925	0	(13,925)	11,380	(2,545)
0	0	0	0	0	627700 - Leasing Comm — Amortizable	1,100	0	(1,100)	0	(1,100)
1,847	0	(1,847)	0	(1,847)	627701 - Amortization on Leasing Comm	(163)	0	163	0	163
0	0	0	0	0	627800 - Renewal Incent — Amortizable	6,100	0	(6,100)	0	(6,100)
0	0	0	0	0	627500 - Coast-to-Coast Incentive	200	0	(200)	0	(200)
1,093	2,652	1,559	3,544	2,450	631000 - Salaries — Administrative	44,069	31,512	(12,557)	38,408	(5,661)
2,520	0	(2,520)	0	(2,520)	633000 - Salaries — Manager	2,520	0	(2,520)	7,198	4,678
174	1,768	1,594	1,858	1,684	633100 - Employee Apartments	6,542	21,216	14,674	21,470	14,928
8,204	7,920	(284)	4,287	(3,917)	654000 - Salaries — Maintenance	95,381	94,221	(1,160)	86,929	(8,453)
27	0	(27)	0	(27)	659500 - Outsourced Services	617	0	(617)	0	(617)
2,702	219	(2,483)	(40)	(2,742)	659800 - Payroll Adjustment	3,067	0	(3,067)	(10,562)	(13,629)
(25)	(804)	(779)	(206)	(181)	659900 - Repairs Payroll Capitalized	(8,456)	(9,571)	(1,115)	(11,190)	(2,734)
1,498	1,079	(419)	1,211	(287)	671 100 - Payroll Taxes	18,697	15,177	(3,521)	18,393	(304)
1,056	828	(228)	1,185	129	672200 - Workers Compensation	13,221	9,843	(3,379)	14,833	1,612
1,997	2,426	429	2,006	10	672300 - Health Ins. & Other Benefits	21,722	29,091	7,369	25,187	3,466
0	619	619	0	0	831001 - Ranking Bonus	14,843	7,351	(7,492)	4,585	(10,258)

24,793	19,615	(5,178)	17,985	(6,808)	Total Payroll Expense	277,774	233,387	(44,388)	266,332	(11,442)

0	0	0	0	0	659700 - Construction Period Operating	(195)	0	195	(556)	(361)

0	0	0	0	0	Total Construction Period Operating	(195)	0	195	(556)	(361)

77,510	44,599	(32,911)	57,915	(19,595)	Total Controllable Operating Expe	656,028	544,044	(111,984)	571,297	(84,731)

84,378	126,235	(41,857)	109,010	(24,632)	Controllable NOI	1,430,333	1,472,572	(42,238)	1,347,327	83,006

NON-CONTROLLABLE OPERATING EXPENSES

TAXES & INSURANCE

0	442	442	0	0	639002 - Ad Valorem Tax Service	7,635	5,298	(2,337)	5,298	(2,337)
19,087	22,158	3,071	15,436	(3,651)	671001 - Real Estate Taxes	229,045	265,900	36,855	185,230	(43,815)
0	313	313	0	0	671002 - Personal Property Tax	2,571	3,756	1,184	3,577	1,006
0	0	0	0	0	671003 - Real Estate Tax — Prior Year	0	0	0	0	0
0	0	0	0	0	671 005 - Tax Refund — Prior Years	666	0	(666)	(14,003)	(14,669)
310	199	(111)	516	206	671900 - Business Licenses and Permits	10,419	2,383	(8,037)	2,313	(8,106)
© 2007 CB Richard Ellis, Inc.

6

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
0	100	100	4	4	671902 - Sales and Use Tax.	546	1,200	654	54	(493)
0	0	0	0	0	832038 - Construction Period Taxes	(744)	0	744	(878)	(134)

19,397	23,211	3,814	15,956	(3,441)	Total Taxes	250,139	278,536	28,398	181,590	(68,548)

11,890	5,709	(6,181)	6,002	(5,888)	672000 - Hazard Insurance	130,869	68,505	(62,365)	75,635	(55,235)
120	108	(12)	108	(12)	672100 - Fidelity Bond Insurance	1,340	1,291	(49)	823	(517)
0	980	980	111	111	672900 - Other Insurance	110	11,757	11,647	(676)	(786)

12,010	6,796	(5,214)	6,221	(5,789)	Total Insurance	132,319	81,553	(50,767)	75,782	(56,537)

31,407	30,007	(1,399)	22,177	(9,230)	Total Taxes & Insurance	382,458	360,089	(22,369)	257,372	(125,086)

52,971	96,228	(43,256)	86,834	(33,862)	Reportable NOI	1,047,876	1,112,483	(64,607)	1,089,955	(42,079)

OTHER NON-CONTROLLABLE OPERATING EXPENSES

7,913	8,421	508	9,410	1,497	632000 - Management Fees	101,901	99,379	(2,522)	95,595	(6,306)

7,913	8,421	508	9,410	1,497	Total Management & Accounting F	101,901	99,379	(2,522)	95,595	(6,306)

0	0	0	0	0	615700 - Environmental Expenses	0	0	0	5	5

0	0	0	0	0	Total Property Upgrades	0	0	0	5	5

7,913	8,421	508	9,410	1,497	Management, Acctg & Oth Fees	101,901	99,379	(2,522)	95,599	(6,302)

45,059	87,807	(42,748)	77,424	(32,365)	Property Net Operating Income	945,975	1,013,104	(67,129)	994,356	(48,381)

0	0	0	157,091	157,091	654215 - Insurance Damage Expense	(103,924)	0	103,924	219,222	323,146
0	0	0	0	0	915000 - Casualty Basis Write-Off	(250,000)	0	250,000	0	250,000

0	0	0	157,091	157,091	Total Casualty G/L	(353,924)	0	353,924	219,222	573,146

6,262	0	(6,262)	4,222	(2,040)	662000 - Deprec. - Buildings	56,244	0	(56,244)	58,826	2,582
11,268	1,942	(9,326)	10,652	(616)	666000 - Deprec. - Furnishings	132,896	12,274	(120,622)	102,441	(30,455)

17,529	1,942	(15,587)	14,874	(2,655)	Total Depreciation Expense	189,140	12,274	(176,866)	161,266	(27,873)

0	12	12	0	0	834000 - Legal	302	146	(156)	81	(221)
(156)	0	156	0	156	834500 - Prof Exp	348	0	(348)	0	(348)

(156)	12	168	0	156	Total Partnership Legal	650	146	(504)	81	(569)

0	0	0	0	0	831600 - Txs Fees & Lic	119	0	(119)	0	(119)
0	0	0	0	0	839000 - Partnership Misc Exp	800	0	(800)	0	(800)
0	0	0	0	0	931 000 -Office Payroll	0	7,212	7,212	7,212	7,212
© 2007 CB Richard Ellis, Inc.

7

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2006 (12OSD1)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:33 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
0	0	0	0	0	Total Partnership Other Expense	919	7,212	6,292	7,212	6,292

(156)	12	168	0	156	Total Partnership Expense	1,570	7,358	5,788	7,293	5,723

48,529	0	(48,529)	0	(48,529)	671205 - Non-Capitalized Redevelopmer	48,529	0	(48,529)	0	(48,529)
0	0	0	0	0	793100 -Grant Expense	312	0	(312)	0	(312)

48,529	0	(48,529)	0	(48,529)	Total Other Non-Controllable Expe	48,841	0	(48,841)	0	(48,841)

105,221	40,382	(64,839)	203,552	98,330	Total Noncontrollable Operating E)	369,985	479,099	109,115	740,752	370,768

182,732	84,981	(97,750)	261,467	78,735	Total Operating Expenses	1,026,013	1,023,143	(2,870)	1,312,049	286,036

(20,843)	85,853	(106,696)	(94,541)	73,698	Operating Income	1,060,349	993,472	66,876	606,575	453,774

NON-OPERATING EXPENSES

701	58	(643)	702	0	916003- Amort DLC - 1st	8,418	702	(7,716)	8,418	0
192	16	(176)	192	0	916023 - Amort DLC — Other	2,304	192	(2,112)	2,304	0

893	74	(819)	893	0	Total Property Amort Def Loan Exp	10,722	894	(9,828)	10,722	0

0	0	0	0	0	681114 -Interest on Corp AR	842	0	(842)	0	(842)
23,182	23,182	0	24,085	903	682001 - Interest Expense Secured Fixec	282,315	283,225	910	292,840	10,525
5,619	5,619	0	5,886	268	682002 - Interest Expense Secured Fixec	68,644	68,915	271	71,789	3,145

28,801	28,801	0	29,972	1,171	Total Property Mortgage Expense	351,801	352,140	339	364,629	12,828

0	0	0	0	0	832037 - Construction Period Interest	(11,072)	0	11,072	(2,204)	8,868

0	0	0	0	0	Total CAP Interest	(11,072)	0	11,072	(2,204)	8,868

0	0	0	0	0	682099 - Misc Fin Exp	0	0	0	248	248

0	0	0	0	0	Total Financial Expense	0	0	0	248	248

29,694	28,875	(819)	30,865	1,171	Total Interest Expense	351,451	353,034	1,583	373,395	21,945

(238)	0	238	(232)	7	545000 - IN Cone Interest Income	(2,967)	0	2,967	(3,044)	(76)

(238)	0	238	(232)	7	Total Interest Income	(2,967)	0	2,967	(3,044)	(76)

29,456	28,875	(581)	30,634	1,178	Total Non-Operating Expenses	348,484	353,034	4,550	370,352	21,868

(50,299)	56,978	(107,277)	(125,175)	74,875	Net Income(Loss)	711,865	640,439	71,426	236,223	475,642

© 2007 CB Richard Ellis, Inc.

8

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2005 (12OSD2)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:19 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
					INCOME

186,437	157,249	29,188	169,707	16,730	500000 - Market Rent	2,224,864	1,862,045	362,819	1,911,954	312,910
(8,258)	0	(8,258)	(10,354)	2,096	500001 - Leases Under/Over Schedule	(186,576)	0	(186,576)	(49,311)	(137,265)
0	0	0	0	0	500500 - Rent — Right Price Adjustment	0	0	0	(2,555)	2,555
(829)	0	(829)	(563)	(266)	500501 - Renewal Price Adjustment	(4,618)	0	(4,618)	(30,981)	26,362
12	113	(101)	239	(227)	512300 - Commercial Rent	1,453	1,338	115	1,515	(62)

177,362	157,362	19,999	159,029	18,333	Non-subsidized Rental Income	2,035,123	1,863,383	171,740	1,830,623	204,500

177,362	157,362	19,999	159,029	18,333	Total Gross Potential Rent	2,035,123	1,863,383	171,740	1,830,623	204,500
0	0	0	54	(54)	519100 - Concessions Reimbursement	0	0	0	54	(54)
(264)	0	(264)	(617)	353	625002 - Concessions/Special Promotior	(3,494)	0	(3,494)	(10,559)	7,064
(11,051)	0	(11,051)	(3,631)	(7,420)	625005 - Renewal Concession	(98,387)	0	(98,387)	(20,135)	(78,252)
(270)	0	(270)	0	(270)	625006 - Discount — Residents Monthly	(2,460)	0	(2,460)	0	(2,460)
385	0	385	(173)	558	625009 - Concession Amortization	1,522	0	1,522	(161)	1,682

(11,200)	0	(11,200)	(4,367)	(6,833)	Total Concessions	(102,820)	0	(102,820)	(30,801)	(72,019)

(2,207)	(6,364)	4,157	(3,107)	900	522000 - Vacancy Loss	(47,814)	(71,207)	23,393	(107,151)	59,336

(2,207)	(6,364)	4,157	(3,107)	900	Total Vacancy Loss	(47,814)	(71,207)	23,393	(107,151)	59,336

(13,407)	(6,364)	(7,043)	(7,474)	(5,932)	Total Rental Loss	(150,634)	(71,207)	(79,427)	(137,951)	(12,683)

163,955	150,999	12,956	151,554	12,401	Net Rental Income	1,884,489	1,792,176	92,314	1,692,672	191,817

0	17	(17)	0	0	590508 - Resident Util Pymts: Electricity	163	239	(76)	222	(59)

0	17	(17)	0	0	Total Utility Payments from Reside	163	239	(76)	222	(59)

2,746	1,200	1,546	1,335	1,411	591000 - Laundry Income	16,394	14,400	1,994	12,348	4,046
2,677	600	2,077	0	2,677	591007 -AS -Cable TV	9,399	7,200	2,199	7,444	1,954
412	120	292	471	(59)	591008 - AS — Local Telephone	1,859	1,440	419	1,881	(22)
18	0	18	(123)	140	591 01 1 - Soft Drink Vending	123	0	123	(121)	245

5,852	1,920	3,932	1,683	4,169	Total Ancillary Services Income	27,775	23,040	4,735	21,552	6,223

7	(126)	133	300	(293)	500005 - Month to Month Fee	2,107	2,253	(146)	2,600	(493)
0	0	0	0	0	500006 - Short Term Lease Fee	0	925	(925)	903	(903)
1,220	1,000	220	1,780	(560)	592001 - Late Charges	20,909	12,000	8,909	20,341	569
120	125	(5)	120	0	592002 - NSF Charges	2,129	1,500	629	1,600	529
0	0	0	0	0	592006 - Keys, Locks, Lock Changes	50	0	50	0	50
0	25	(25)	0	0	592009 - Miscellaneous Resident Charge	373	300	73	75	298
© 2007 CB Richard Ellis, Inc.

1

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2005 (12OSD2)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:19 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
800	328	472	1,200	(400)	592010 - Non-refundable Admin Fees	6,400	8,318	(1,918)	7,400	(1,000)
230	109	121	1,215	(985)	593000 - Cleaning & Damage Fees	1,973	2,788	(815)	6,320	(4,347)
0	0	0	741	(741)	593002 - Pet Damage Charges	563	0	563	741	(178)
300	75	225	227	73	599002 - Legal Fees	1,987	900	1,087	846	1,141
0	14	(14)	0	0	599003 - Non-refundable Pet Fees	0	347	(347)	300	(300)
2,133	750	1,383	2,754	(621)	599004 - Lease Cancellation Fees	12,611	9,000	3,611	14,514	(1,903)
390	136	254	455	(65)	599005 - Application Fees	3,900	3,444	456	3,310	590
0	50	(50)	32	(32)	599013 - Monthly Pet Rent	186	600	(414)	409	(223)
(620)	0	(620)	0	(620)	599014 - Contra Lease Cancellation Fees	(6,463)	0	(6,463)	0	(6,463)
0	50	(50)	441	(441)	599099 - Miscellaneous Income	0	600	(600)	1,072	(1,072)
0	0	0	0	0	599200 - Fee Adjustments	(25)	0	(25)	0	(25)

4,580	2,535	2,046	9,264	(4,684)	Total Miscellaneous Income	46,700	42,975	3,726	60,429	(13,729)

10,432	4,472	5,961	10,947	(515)	Total Other Income	74,639	66,254	8,385	82,203	(7,565)

(3,053)	(2,363)	(690)	(6,311)	3,258	637000 - Bad Debt Expense	(28,717)	(28,257)	(460)	(40,819)	12,102
0	177	(177)	0	0	637001 - Bad Debt Collections	0	2,119	(2,119)	0	0
0	0	0	0	0	637003 - Bad Debt Collection: Profession	1,208	0	1,208	0	1,208
(4,408)	(95)	(4,314)	(2,009)	(2,399)	637005 - Bank Reconciliation Adjustment	(12,995)	(1,130)	(11,865)	(2,567)	(10,428)

(7,462)	(2,281)	(5,181)	(8,321)	859	Total Bad Debt Expense	(40,504)	(27,268)	(13,236)	(43,385)	2,881

166,926	153,190	13,736	154,181	12,745	Effective Gross Income	1,918,624	1,831,162	87,462	1,731,490	187,134

OPERATING EXPENSES

4,293	55	(4,238)	0	(4,293)	615600 - Fire Protection	7,225	658	(6,568)	645	(6,580)

4,293	55	(4,238)	0	(4,293)	Common Area Expense	7,225	658	(6,568)	645	(6,580)

791	750	(41)	0	(791)	645001 - Electricity — Vacant	6,121	9,000	2,879	9,019	2,898
4,488	2,000	(2,488)	1,681	(2,807)	645003 - Electricity — List Bills	26,282	24,000	(2,282)	22,346	(3,936)
0	0	0	0	0	645004 - Utility	0	0	0	(373)	(373)
1,331	1,400	69	996	(335)	645100 - Water	13,240	16,800	3,560	16,165	2,925
3,050	2,000	(1,050)	2,126	(924)	645203 - Gas — List Bills	30,489	24,000	(6,489)	20,775	(9,714)
4,209	2,200	(2,009)	1,492	(2,717)	645300 - Sewer	39,044	26,400	(12,644)	25,180	(13,865)
68	0	(68)	0	(68)	647000 - Fees, Penalties — Utilities	139	0	(139)	0	(139)
30	200	171	0	(30)	649000 - Misc Utility Charges	86	2,400	2,314	2,429	2,343

13,965	8,550	(5,415)	6,294	(7,671)	Total Utilities Expense	115,400	102,600	(12,800)	95,541	(19,860)

100	150	50	0	(100)	631701 - Contract Common Area Cleaning	413	1,800	1,387	2,020	1,607
254	260	6	254	0	651900 - Contract Exterminating	3,381	3,120	(261)	3,116	(264)
© 2007 CB Richard Ellis, Inc.

2

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2005 (12OSD2)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:19 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
1,605	1,600	(5)	1,962	357	652500 - Contract Trash Removal	22,988	19,200	(3,788)	20,784	(2,203)
528	0	(528)	0	(528)	653002 - Contract Courtesy Patrol	3,237	0	(3,237)	272	(2,964)
0	0	0	119	119	653004 - Contract Alarm System	251	0	(251)	711	459
0	20	20	0	0	653005 - Alarm Repair	0	236	236	119	119
0	1,100	1,100	0	0	653700 - Contract Yards and Grounds	2,812	13,200	10,388	8,517	5,705
0	500	500	0	0	654200 - Contract Repairs	1,992	6,000	4,008	8,981	6,989
0	0	0	0	0	654202 - Maintenance Contract	0	0	0	1,562	1,562
0	100	100	0	0	654302 - Electrical — Contract	0	1,200	1,200	1,236	1,236
150	50	(100)	0	(150)	654402 - Plumbing Contract	956	600	(356)	521	(435)
657	563	(94)	542	(115)	654501 - Contract Elevator	6,752	6,661	(91)	6,504	(248)
0	0	0	0	0	654602 - Contract HVAC	0	0	0	180	180
1,044	275	(769)	255	(789)	654702 - Pool Contract	3,269	3,300	31	3,145	(124)
0	0	0	0	0	669900 - Other Contracts	67	382	314	375	307

4,337	4,618	280	3,132	(1,205)	Total Contract Service	46,117	55,699	9,582	58,044	11,927

0	66	66	0	0	612800 - Irrigation Maint	211	791	580	776	565
0	50	50	0	0	617600 - Window & Glass Repair	86	600	514	649	563
89	150	61	0	(89)	651500 - Cleaning Supplies	367	1,800	1,433	1,357	990
20	2	(18)	0	(20)	652300 - Gas/Oil/Mileage	111	27	(84)	26	(85)
0	155	155	0	0	652501 - Dumpster Expense	176	1,860	1,684	980	804
0	25	25	0	0	653600 - Landscaping Supplies	84	300	216	110	26
81	0	(81)	0	(81)	654003 - Handyman Materials	117	0	(117)	0	(117)
10	38	28	0	(10)	654004 - Handyman — Other Materials	494	459	(35)	0	(494)
248	284	36	0	(248)	654100 - Repairs/Maint. — Materials	2,383	948	(1,435)	329	(2,054)
586	300	(286)	69	(518)	654101 - Electrical Supplies	3,198	3,600	402	3,380	182
1,286	300	(986)	134	(1,152)	654102 - Plumbing Supplies	4,807	3,600	(1,207)	2,911	(1,896)
133	100	(33)	21	(112)	654103 - Appliance Parts	903	1,200	297	1,342	440
0	5	5	0	0	654104 - Equipment Rental/Repair	6	17	11	0	(6)
325	200	(125)	0	(325)	654105 - Plumbing Fixtures/Repairs	2,210	2,400	190	1,031	(1,179)
0	296	296	0	0	654109 - Window Replacement	110	1,927	1,817	1,331	1,220
147	75	(72)	0	(147)	654120 - Keys and Locks	626	900	274	880	254
237	350	113	0	(237)	654199 - Other Maintenance Materials	2,149	4,200	2,051	3,516	1,367
41	50	9	0	(41)	654206 - Exterior Building Improvements	3,138	600	(2,538)	713	(2,425)
0	0	0	140	140	654207 - Paving/Concrete/Striping	0	0	0	385	385
0	10	10	0	0	654232 - Limited Access Gate Repairs	0	120	120	55	55
0	44	44	0	0	654500 - Elevator Expense	610	530	(80)	520	(90)
330	250	(80)	35	(295)	654601 - HVAC Parts & Supplies	2,354	3,000	646	1,969	(385)
495	50	(445)	0	(495)	654700 - Pool Expense	648	600	(48)	349	(298)
0	36	36	0	0	654903 - Doors	37	434	397	311	273
84	(200)	(284)	562	477	655200 - R & M Rebate — MRO	(1,767)	(2,400)	(633)	(2,107)	(340)
(282)	(75)	207	35	317	655201 - R & M Rebate — Other	(304)	(900)	(596)	(596)	(292)
232	50	(182)	0	(232)	656005 - Light Bulbs	1,120	600	(520)	520	(600)
© 2007 CB Richard Ellis, Inc.

3

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2005 (12OSD2)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:19 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
69	31	(38)	0	(69)	656300 - Misc.	185	92	(94)	25	(161)
0	0	0	0	0	659001 - Fire Protection Equip Maint	935	0	(935)	0	(935)

4,131	2,643	(1,488)	995	(3,136)	Total Repairs & Maintenance	24,994	27,305	2,311	20,761	(4,233)

910	600	(310)	680	(230)	651700 - Contract Cleaning	5,063	7,200	2,137	5,710	647
300	299	(1)	190	(110)	656002 - Contract Carpet Cleaning and D	4,055	7,593	3,538	6,747	2,692
2,325	764	(1,561)	0	(2,325)	656003 - Contract Painting — Interior	19,812	19,407	(405)	9,318	(10,493)
0	47	47	0	0	656099 - Decorating — Contract Other	280	1,202	922	1,040	760
0	29	29	0	0	656101 - Drapery/Miniblinds Repairs	0	749	749	61	61
728	303	(425)	17	(711)	656102 - Painting Supplies	7,831	7,695	(135)	5,830	(2,000)

4,263	2,043	(2,220)	887	(3,376)	Total Turnover Expense	37,040	43,845	6,805	28,706	(8,334)

0	0	0	19	19	617104 - Radios/Pagers	96	0	(96)	663	567
0	0	0	0	0	621008 - Newspaper Adv. — Personnel	0	85	85	84	84
0	0	0	0	0	629001 - Dues and Subscriptions	0	123	123	0	0
18	300	282	14	(5)	631100 - Office Supplies	1,953	3,600	1,647	2,708	755
375	150	(225)	392	17	631101 - Office Equipment	1,426	1,800	374	1,636	210
165	100	(65)	334	170	631102 - Bank Charges	1,909	1,200	(709)	1,592	(317)
504	350	(154)	0	(504)	631104 - Applicant Screening	1,685	4,200	2,515	3,628	1,943
90	75	(15)	67	(22)	631105 - Uniforms	920	900	(20)	585	(335)
25	50	25	0	(25)	631106 - Express Mail, Stamps	507	600	93	455	(52)
345	300	(45)	485	140	631108 - Credit Card Service Fees	4,275	3,600	(675)	4,123	(152)
801	0	(801)	0	(801)	631111 - Resident Eviction/Separation	801	0	(801)	0	(801)
0	100	100	0	0	632500 - Professional Fees	141	1,200	1,059	2,794	2,653
0	0	0	0	0	633400 - Temp Agency Help	0	0	0	5,596	5,596
140	200	60	313	173	634000 - Legal Fees	6,451	2,400	(4,051)	2,923	(3,528)
955	950	(5)	856	(99)	636000 - Telephone	10,375	11,400	1,025	8,758	(1,617)
0	5	5	0	0	639003 - Computer Lease	225	59	(166)	0	(225)
106	200	94	95	(10)	639004 - Computer Maint & Supplies	2,133	2,400	267	2,386	253
8	0	(8)	0	(8)	639006 - Parking Expense	42	0	(42)	0	(42)
0	150	150	0	0	639007 - Training & Travel	1,632	1,800	168	1,589	(43)
309	250	(59)	20	(289)	639099 - Miscellaneous Administrative	1,776	3,000	1,224	3,091	1,316
0	100	100	0	0	655100 - Residnt Pmt Platform	957	1,200	243	0	(957)
128	139	11	0	(128)	656006 - Clubhouse Equip/Supplies	794	1,668	874	1,467	673

3,968	3,419	(549)	2,596	(1,372)	Total Administrative Expenses	38,096	41,236	3,139	44,077	5,981

915	676	(239)	676	(240)	621003 - Periodicals	3,966	8,112	4,146	8,538	4,572

915	676	(239)	676	(240)	Periodicals	3,966	8,112	4,146	8,538	4,572

524	662	138	662	138	611200 - Web Advertising	6,439	7,944	1,505	5,569	(870)

524	662	138	662	138	Internet Leads	6,439	7,944	1,505	5,569	(870)
© 2007 CB Richard Ellis, Inc.

4

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2005 (12OSD2)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:19 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
0	0	0	0	0	621001 - Newspaper Advertising	0	0	0	767	767

0	0	0	0	0	Newspapers	0	0	0	767	767

1,500	1,500	0	300	(1,200)	625001 - Referral Fees	2,950	18,000	15,050	14,050	11,100
0	200	200	0	0	625008 - Resident Referral Concessions	9,000	2,400	(6,600)	3,000	(6,000)
700	(280)	(980)	300	(400)	625010 - Resident Referral Amortization	(1,900)	(3,361)	(1,461)	(1,800)	100
(1,233)	0	1,233	1,020	2,253	625012 - Referral Fee Amortization	2,805	(2,003)	(4,808)	(4,748)	(7,553)

968	1,420	452	1,620	653	Apartment Brokers	12,855	15,037	2,182	10,502	(2,353)

0	0	0	0	0	621004 - Radio & TV	0	5	5	0	0
0	0	0	0	0	621013 - Leasing Promotions	200	0	(200)	1,651	1,451

0	0	0	0	0	Active Outreach	200	5	(195)	1,651	1,451

0	200	200	177	177	611100 - Marketing Phone Services	393	2,400	2,007	1,593	1,200
0	100	100	0	0	621007 - Brochures — New Leases	0	1,200	1,200	1,392	1,392
0	50	50	0	0	621011 - Flags/Banners	26	600	574	873	847
0	50	50	0	0	621012 - Move-in Gifts	0	600	600	74	74
0	75	75	0	0	625000 - Signage	30	900	870	0	(30)
0	0	0	0	0	626001 - Furniture — Models	0	0	0	783	783
765	515	(249)	252	(513)	629002 - Phone Sales	8,795	4,192	(4,603)	1,382	(7,413)

765	990	226	429	(336)	Point of Sale	9,244	9,892	649	6,097	(3,146)

0	200	200	0	0	621015 - Resident Relations	360	2,400	2,040	2,642	2,282
1,200	50	(1,150)	0	(1,200)	625007 - Resident Relations Concession	1,915	600	(1,315)	400	(1,515)
0	100	100	0	0	625101 - Resident Functions	0	400	400	40	40

1,200	350	(850)	0	(1,200)	Retention	2,274	3,400	1,126	3,081	807

602	0	(602)	0	(602)	621099 - Advertising — Other	1,669	0	(1,669)	10	(1,659)

602	0	(602)	0	(602)	Other Marketing	1,669	0	(1,669)	10	(1,659)

4,973	4,099	(875)	3,387	(1,587)	Total Marketing Expense	36,648	44,390	7,743	36,216	(432)

2,215	4,658	2,443	4,175	1,960	621000 - Leasing Payroll	44,987	55,900	10,913	13,741	(31,246)
1,620	1,194	(426)	0	(1,620)	627300 - Leasing Commissions	12,220	14,119	1,899	9,923	(2,298)
(1,196)	0	1,196	1,677	2,873	627301 - Commission Amortization	2,493	0	(2,493)	(2,938)	(5,431)
1,500	1,200	(300)	0	(1,500)	627400 - Leasing Renewal Incentives	11,380	14,400	3,020	11,860	481
0	0	0	0	0	627500 - Coast-to-Coast Incentive	0	102	102	100	100
0	0	0	0	0	627900 - Mentor/Referral/$1300 Club Bo	0	33	33	33	33
3,544	0	(3,544)	0	(3,544)	631000 - Salaries — Administrative	38,408	0	(38,408)	24,040	(14,368)
0	3,500	3,500	2,461	2,461	633000 - Salaries — Manager	7,198	42,000	34,802	38,718	31,520
1,858	1,858	0	1,858	0	633100 - Employee Apartments	21,470	22,296	826	13,827	(7,643)
0	0	0	0	0	653500 - Grnd Pr Payroll	0	0	0	3,420	3,420
© 2007 CB Richard Ellis, Inc.

5

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2005 (12OSD2)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:19 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
4,287	7,174	2,887	8,331	4,044	654000 - Salaries — Maintenance	86,929	86,086	(843)	85,369	(1,560)
(40)	0	40	8,776	8,816	659800 - Payroll Adjustment	(10,562)	0	10,562	7,238	17,800
(206)	(1,284)	(1,077)	(644)	(437)	659900 - Repairs Payroll Capitalized	(11,190)	(15,503)	(4,313)	(11,882)	(692)
1,211	1,356	145	1,285	74	671100 - Payroll Taxes	18,393	18,371	(22)	19,253	860
0	(1,240)	(1,240)	0	0	671109 - Laundry Payroll Taxes	0	(14,984)	(14,984)	0	0
1,185	932	(253)	814	(371)	672200 - Workers Compensation	14,833	11,186	(3,647)	9,130	(5,703)
2,006	1,338	(668)	1,465	(541)	672300 - Health Ins. & Other Benefits	25,187	16,061	(9,126)	18,920	(6,267)
0	0	0	438	438	831001 - Ranking Bonus	4,585	0	(4,585)	2,524	(2,061)

17,985	20,687	2,703	30,635	12,651	Total Payroll Expense	266,332	250,068	(16,264)	243,277	(23,055)

0	0	0	0	0	659700 - Construction Period Operating	(556)	0	556	0	556

0	0	0	0	0	Total Construction Period Operating	(556)	0	556	0	556

57,915	46,114	(11,801)	47,927	(9,989)	Total Controllable Operating Expenses	571,297	565,801	(5,496)	527,266	(44,030)

109,010	107,076	1,935	106,254	2,756	Controllable NOI	1,347,327	1,265,361	81,966	1,204,224	143,103

					NON-CONTROLLABLE OPERATING EXPENSES

					TAXES & INSURANCE

0	0	0	2,328	2,328	639002 - Ad Valorem Tax Service	5,298	0	(5,298)	26,690	21,392
15,436	16,957	1,521	15,416	(20)	671001 - Real Estate Taxes	185,230	203,485	18,255	184,986	(244)
0	369	369	0	0	671002 - Personal Property Tax	3,577	4,433	857	3,809	233
0	0	0	0	0	671003 - Real Estate Tax — Prior Year	0	0	0	5,845	5,845
0	0	0	0	0	671005 - Tax Refund — Prior Years	(14,003)	0	14,003	0	14,003
516	355	(161)	(826)	(1,342)	671900 - Business Licenses and Permits	2,313	4,264	1,951	3,678	1,365
4	4	0	4	0	671902 - Sales and Use Tax	54	47	(6)	50	(3)
0	0	0	0	0	832038 - Construction Period Taxes	(878)	0	878	0	878

15,956	17,686	1,730	16,921	965	Total Taxes	181,590	212,229	30,639	225,058	43,467

6,002	7,796	1,794	7,796	1,794	672000 - Hazard Insurance	75,635	93,555	17,920	94,241	18,606
108	63	(45)	66	(41)	672100 - Fidelity Bond Insurance	823	750	(73)	713	(110)
111	(105)	(216)	38	(73)	672900 - Other Insurance	(676)	(1,259)	(583)	(1,197)	(521)

6,221	7,754	1,533	7,900	1,680	Total Insurance	75,782	93,046	17,264	93,757	17,976

22,177	25,440	3,263	24,821	2,645	Total Taxes & Insurance	257,372	305,275	47,903	318,815	61,443
© 2007 CB Richard Ellis, Inc.

6

AIMCO Statement of Operations — Detail
000500 — Presidential House
For the Period Ended December 2005 (12OSD2)
APPLICATION :AIMCOPROPERTY	Run Date: 4/27/2007 9:19 AM	USER ID: gcoalson

Current	Current	Current	Previous Yr	Previous Yr		Current	Current	Current	Previous	Previous Yr
Month	Month	Month	Month	Cur Month		YTD	YTD	YTD	Year	Current YTD
Actual	Budget	Variance	Actual	Variance		Actual	Budget	Variance	Actual	Variance
86,834	81,636	5,197	81,433	5,401	Reportable NOI	1,089,955	960,086	129,869	885,409	204,546

OTHER NON-CONTROLLABLE OPERATING EXPENSES

0	0	0	0	0	625013 - Topside Comm/Ref Amortization	0	0	0	(7,044)	(7,044)

0	0	0	0	0	Total Misc Non-Controllable Rev &	0	0	0	(7,044)	(7,044)

9,410	7,708	(1,702)	8,028	(1,381)	632000 - Management Fees	95,595	91,598	(3,997)	85,700	(9,894)

9,410	7,708	(1,702)	8,028	(1,381)	Total Management & Accounting F	95,595	91,598	(3,997)	85,700	(9,894)

0	0	0	0	0	615700 - Environmental Expenses	5	524	520	2,003	1,998

0	0	0	0	0	Total Property Upgrades	5	524	520	2,003	1,998

9,410	7,708	(1,702)	8,028	(1,381)	Management, Acctg & Oth Fees	95,599	92,123	(3,477)	80,660	(14,940)

77,424	73,929	3,496	73,404	4,020	Property Net Operating Income	994,356	867,963	126,392	804,749	189,606

157,091	0	(157,091)	0	(157,091)	654215 - Insurance Damage Expense	219,222	0	(219,222)	2,000	(217,222)
0	0	0	0	0	915000 - Casualty Basis Write-Off	0	0	0	(36,566)	(36,566)

157,091	0	(157,091)	0	(157,091)	Total Casualty G/L	219,222	0	(219,222)	(34,566)	(253,788)

4,222	4,855	633	4,897	675	662000 - Deprec. — Buildings	58,826	58,319	(507)	49,022	(9,803)
10,652	5,944	(4,708)	8,668	(1,985)	666000 - Deprec. — Furnishings	102,441	81,269	(21,172)	112,179	9,738

14,874	10,799	(4,075)	13,565	(1,309)	Total Depreciation Expense	161,266	139,588	(21,678)	161,201	(66)

0	0	0	20	20	834000 - Legal	81	1,146	1,065	1,136	1,055

0	0	0	20	20	Total Partnership Legal	81	1,146	1,065	1,136	1,055

0	0	0	3,350	3,350	839100 - Asset Disposal Costs	0	0	0	3,350	3,350
0	0	0	0	0	931000 - Office Payroll	7,212	(431)	(7,643)	(423)	(7,635)

0	0	0	3,350	3,350	Total Partnership Other Expense	7,212	(431)	(7,643)	2,927	(4,285)

0	0	0	3,370	3,370	Total Partnership Expense	7,293	714	(6,579)	4,063	(3,230)

203,552	43,947	(159,605)	49,784	(153,767)	Total Noncontrollable Operating E	740,752	537,700	(203,053)	530,172	(210,580)

261,467	90,061	(171,406)	97,711	(163,756)	Total Operating Expenses	1,312,049	1,103,500	(208,549)	1,057,438	(254,610)

(94,541)	63,129	(157,670)	56,470	(151,011)	Operating Income	606,575	727,661	(121,086)	674,052	(67,477)

© 2007 CB Richard Ellis, Inc.

7

PRESIDENTIAL HOUSE
ADDENDUM F
LEGAL DESCRIPTION
© 2007 CB Richard Ellis, Inc.

LEAGL DESCRIPTION
5.79 acres beginning 1,177.4 feet east and 35 feet south of the center section of NW 191st Street, then south 19 degrees west 859 feet, then meandering southeast 277 feet along the edge of East Lake, then north 19 degrees east 1,047 feet to the point of beginning.
© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDUM G
PRÉCIS METRO REPORT — ECONOMY.COM, INC.
© 2007 CB Richard Ellis, Inc.

2000	2001	2002	2003	2004	2005	2006	Indicators	2007	2008	2009	2010	2011
71.5	73.7	74.1	76.9	80.0	84.1	87.1	Gross Metro Product, C$B	88.9	91.3	93.9	96.5	99.2
3.3	3.1	0.6	3.7	4.0	5.2	3.5	% Change	2.1	2.8	2.7	2.8	2.8
996.3	1,008.5	991.3	984.3	1,005.8	1,029.9	1,047.4	Total Employment (000)	1,063.5	1,075.8	1,090.2	1,106.2	1,122.6
2.7	1.2	-1.7	-0.7	2.2	2.4	1.7	% Change	1.5	1.2	1.3	1.5	1.5
5.1	6.1	6.5	5.9	5.5	4.4	3.8	Unemployment Rate	3.5	3.5	3.5	3.5	3.5
8.4	4.3	3.7	3.8	8.3	5.5	6.9	Personal Income Growth	6.5	4.6	4.6	4.9	5.2
2,260.5	2,287.3	2,315.2	2,334.1	2,356.2	2,373.1	2,402.8	Population (000)	2,432.7	2,460.3	2,490.3	2,524.0	2,563.3
5,998	6,828	6,374	8,740	9,603	9,922	6,910	Single-Family Permits	5,811	6,378	6,556	6,723	6,899
6,477	7,168	8,232	6,793	13,253	16,198	14,071	Multifamily Permits	8,754	9,295	9,732	10,178	10,536
138.2	159.5	184.3	221.2	271.8	349.9	375.3	Existing Home Price ($Ths)	360.8	357.6	365.8	375.2	384.5
8,131	13,801	18,319	28,675	27,761	36,356	30,442	Mortgage Originations ($Mil)	29,612	26,475	26,935	27,534	27,980
24.8	12.0	12.5	3.5	8.1	2.5	14.2	Net Migration (000)	14.3	11.7	13.9	17.4	22.6
12,446	14,447	14,607	14,487	12,604	16,579	8,020	Personal Bankruptcies	9,629	10,465	11,617	12,773	13,487
STRENGTHS & WEAKNESSES
STRENGTHS
▪	U.S. gateway to fast growing economies of Latin America.
▪	Seen as a gateway to U.S. Hispanic market by foreign fi rms.
▪	Well-developed shipping and distribution infrastructure.
WEAKNESSES
▪	Low housing affordability and high crime rates.

▪	Proximity to Everglades limits westward expansion.

▪	Congested roads and airport.
CURRENT EMPLOYMENT TRENDS
January 2007 Employment Growth
% change year ago, 3 mo. MA
FORECAST RISKS

SHORT	é	LONG	ê	RISK-ADJUSTED	-0.53%
TERM		TERM		RETURN, ’06-11
UPSIDE
•	Free Trade Area of the Americas is created, with MIA as Secretariat.

•	Cuba opens up to greater foreign investment.
DOWNSIDE
•	A severe downturn in the housing market.

•	In-migration from Latin America deteriorates.

•	Rising insurance premiums and costs of living hamper business expansion.
ANALYSIS
     Recent Performance. Miami’s economy is expanding at a moderate but stable pace. Unlike most other Florida metro areas, MIA’s growth did not slow significantly over the past year; job growth no longer lags behind the heretofore surging Ft. Lauderdale and West Palm Beach areas, due in part to more stable construction employment. MIA is now only growing marginally slower than the state, the remaining gap being accounted for by slower population growth.
     Benchmark revisions marked stronger construction job growth through mid-2006 in MIA, although it did falter in recent months. MIA’s financial services industry, which boomed in 2006, provides some support for the labor market in the wake of the construction downturn. This, too, may falter as mortgage lending eases, but labor markets remain decidedly tight with a jobless rate below 3.5%, the lowest on record.
     Other indicators, however, show some weaknesses emerging. Household credit quality is deteriorating rapidly, residential construction permits have fallen by nearly half over the past year, and the area’s hotel occupancy rate is down from a mid-2006 peak.
     Housing. The construction boom will peter out later in the year, and while an outright bust may not occur, housing-related activity and house prices will continue to sag until the accumulated excesses have been worked off. MIA is running behind the rest of the state in the housing cycle; the metro division’s housing markets are faring better than in many other parts of the state. There are still no signs of a trend decline in home prices in the metro division. The median house price for existing homes hit a trough last fall but has rebounded since and even hit a record high in January according to the Florida Association of Realtors. But all is not well. Home sales have been sagging since the spring of 2006 and saw a further drop in the first two months of this year. The buildup of inventory of unsold homes has reached dizzying heights and, if unleashed on the market, will no doubt cause prices to drop. This inventory is already discouraging new construction as indicated by the fall-off in permits.
     Tourism. Buoyant tourism and business travel benefit the area’s hotel industry with high utilization rates in the form of rapid room rate growth and record-high revenue per room. MIA’s tourism industry saw a near-record number of visitors in 2006. Added capacity and softening visitor numbers are, however, chipping away at utilization rates. A weakened dollar keeps international visitation strong, but the weaker U.S. economy will slow domestic visitors, making the coming year somewhat leaner for the industry.
     Population. MIA’s population growth remained stable in 2006 in contrast to sharp decelerations elsewhere in southeast Florida. The rate of growth is broadly in line with the nation, but considerably slower than fast-growing Florida, reflecting that MIA is nearly fully built and faces constraints, such as a shortage of land, which dampens the feasible pace of expansion. Traditional migration patterns persist: net international in-migration exceeds net domestic out-migration, resulting in a small net positive total. MIA serves as an immigration hub, with a younger age structure, but many immigrants subsequently resettle elsewhere.
     Miami’s near-term outlook is for a slight moderation of growth, due to a slowdown in construction and housing-related industries. It will likely take longer for the housing correction to work itself through in MIA than in other Florida metro areas, as the metro division’s demographic fundamentals are weaker than the rest of the state. Demographics will also hamper the long-term growth prospects of the metro division, resulting in moderate long-term growth performance.
Per Gunnar Berglund
March 2007

© 2007 CB Richard Ellis, Inc.	Moody’s Economy.com, Inc. • www.economy.com • help@economy.com • Précis METRO

EMPLOYMENT & INDUSTRY
TOP EMPLOYERS

Baptist HealthSystems of Southern Florida	10,683
Jackson Health System	10,453
University of Miami	9,367
American Airlines	9,000
Miami-Dade Community College	5,400
United Parcel Service, Inc.	5,000
BellSouth Corporation	4,800
Winn-Dixie Stores, Inc.	4,616
Precision Response Corporation	4,196
Publix Supermarkets, Inc.	4,000
Florida Power & Light Company	3,665
Florida International University	3,500
Macy’s of Florida	3,368
Royal Caribbean Intl./Celebrity Cruise	3,300
Carnival Cruise Lines	3,000
Mount Sinai Medical Center	3,000
American Sales & Management	2,800
Miami Children’s Hospital	2,571
Wachovia Corporation	2,500
Mercy Hospital	2,433

Source: The Beacon Council, December 2005
Public

Federal	20,033
State	16,841
Local	114,985

2006
COMPARATIVE EMPLOYMENT AND INCOME

	% of Total Employment			Average Annual Earnings
Sector	MIA	FL	US	MIA	FL	US
Construction	5.1%	8.0%	5.6%	$49,104	$40,555	$45,244
Manufacturing	4.6%	5.0%	10.4%	$49,781	$56,862	$65,673
Durable	57.9%	68.5%	63.4%	nd	$59,015	$67,102
Nondurable	42.1%	31.5%	36.6%	nd	$52,665	$63,325
Transportation/Utilities	5.9%	3.1%	3.7%	nd	$45,949	$54,428
Wholesale Trade	7.1%	4.3%	4.3%	$59,869	$57,872	$62,643
Retail Trade	12.0%	12.6%	11.3%	$28,642	$27,160	$26,652
Information	2.1%	2.1%	2.2%	$96,063	$64,910	$79,678
Financial Activities	7.1%	6.8%	6.1%	$48,572	$37,821	$51,729
Prof. and Bus. Services	14.7%	16.7%	12.9%	$42,082	$38,450	$49,211
Educ. and Health Services	13.4%	12.1%	13.1%	$40,111	$40,236	$39,829
Leisure and Hosp. Services	9.6%	11.3%	9.6%	$25,527	$22,018	$19,370
Other Services	4.0%	4.2%	4.0%	$17,887	$20,926	$22,940
Government	14.5%	13.7%	16.1%	$59,239	$53,890	$53,033

Sources: Percent of total employment — Moody’s Economy.com & BLS, 2006; Average annual earnings — BEA, 2004
HOUSE PRICES

Source: OFHEO, 1987Q1=100, NSA
CREDIT QUALITY

MOODY’S
RATING	COUNTY	Aa3
LEADING INDUSTRIES

NAICS	Industry	Employees (000)
GVSL	State & Local Government	131.8
6221	General Medical and Surgical Hospitals	35.0
7221	Full-Service Restaurants	30.3
7222	Limited-Service Eating Places	26.9
7211	Traveler Accommodation	23.8
5613	Employment Services	22.6
4451	Grocery Stores	21.7
5411	Legal Services	20.3
GVF	Federal Government	20.0
6211	Offices of Physicians	19.7
5616	Investigation and Security Services	18.2
5221	Depository Credit Intermediation	16.6
2382	Building Equipment Contractors	15.5
5617	Services to Buildings and Dwellings	14.3
4481	Clothing Stores	13.7

	High-tech employment	28.2
	As % of total employment	2.7

Sources: BLS, Moody’s Economy.com, 2006
MIGRATION FLOWS

	Number	Median
Into Miami, FL	of Migrants	Income
Fort Lauderdale, FL	14,911	23,681
New York, NY	6,301	23,211
West Palm Beach, FL	1,855	19,571
Orlando, FL	1,745	16,506
Tampa, FL	1,260	17,759
Atlanta, GA	989	23,024
Los Angeles, CA	877	20,546
Washington, DC	866	33,694
Chicago, IL	854	26,098
Nassau, NY	667	25,492
Total Inmigration	63,153	20,199

From Miami, FL
Fort Lauderdale, FL	29,184	26,290
Orlando, FL	4,280	17,472
West Palm Beach, FL	3,493	22,571
Cape Coral, FL	3,355	17,671
Tampa, FL	2,795	18,150
New York, NY	2,632	18,555
Atlanta, GA	2,172	21,947
Naples, FL	1,777	17,999
Jacksonville, FL	1,104	23,446
Port St. Lucie, FL	1,103	26,577
Total Outmigration	90,336	21,790

Net Migration	-27,184	-1,591
Net Migration, MIA

	2003	2004	2005	2006
Domestic	-36,030	-28,689	-27,673	-29,360
Foreign	40,302	36,479	38,663	38,723
Total	4,272	7,790	10,990	9,363

Sources: IRS (top), 2005; Census Bureau, 2006
PER CAPITA INCOME

Source: Bureau of Economic Analysis, 2004
Moody’s Economy.com, Inc. • www.economy.com • help@economy.com • Précis METRO
© 2007 CB Richard Ellis, Inc.

Miami
     MIA’s housing markets have held up somewhat better than has been the case in many other parts of the state. And unlike many other parts of the state, residential construction remains vibrant in MIA. Even so, the metro area’s house prices have decelerated sharply; by some measures they have even started to fall in absolute terms. Still more troubling is the rapid buildup of inventories of unsold homes, which have reached levels three to four times higher than what is widely considered equilibrium. Going forward, these excessive inventories will weigh on house prices and also, ultimately, on new construction.
     MIA’s labor market displays different dynamics than most other parts of the state. While the metro area’s unemployment rate is low compared to the nation, it remains higher than that of the state. The gap between MIA’s and Florida’s performances has narrowed in recent months, however, as MIA’s growth remains steady while Florida’s growth has moderated. Florida’s labor market is demand-driven, with labor force participation responding to lower unemployment rates. In MIA, however, changes in the labor force participation rate have preceded those of its employment rate, suggesting that the metro area’s labor market is more supply-driven.
© 2007 CB Richard Ellis, Inc.
Moody’s Economy.com, Inc. • www.economy.com • help@economy.com • Précis METRO

PRESIDENTIAL HOUSE
ADDENDUM H
ENGAGEMENT LETTER
© 2007 CB Richard Ellis, Inc.

VALUATION & ADVISORY SERVICES
101 East Kennedy Boulevard, Suite 3140
Tampa, Florida 33602
Phone-813-261-4510
Fax – 813-261-4502
201 South Orange Avenue, Suite 1500
Orlando, Florida 32801
Phone -407.839-3163
Fax — 407.839-3132
Jerry P. Gisclair II, MAI
Managing Director
St. Cert. Gen. REA RZ2379
July 6th, 2007
Myles Diamond
Senior Vice President
CAPMARK FINANCE, INC.
200 Whitmer Road
Horsham, PA 19044

Phone:	(215) 328-1323
Fax:	(215) 328-0315
E-Mail:	Myles_Diamond@GMACCM.com

RE:	Appraisal Agreement See Portfolio List below
Dear Mr. Diamond:
We are pleased to submit this proposal and our Terms and Conditions for the appraisal of the referenced real estate.
We are pleased to submit this proposal and our Terms and Conditions for the appraisal of the referenced real estate.
PROPOSAL SPECIFICATIONS

Purpose:	To estimate the Market Value of the referenced real estate.

Premise:	As Is, As Complete, and As Stabilized, as applicable

Rights Appraised:	Fee Simple

Intended Use:	Mortgage Underwriting purposes

Appraisal Process:	Complete

Report Type:	Self-Contained

Appraisal Standards:	Client Guidelines (Freddie Mac or Fannie Mae)/USPAP/FIRREA

Fee:	$118,000

Expenses:	Fee includes all associated expenses

Retainer:	A retainer is not required for this assignment

Payment Terms:	Final payment is due and payable upon delivery of the final report or within thirty (30) days of your receipt of our draft report, whichever is sooner. If a draft report is requested, the fee is considered earned upon delivery of our draft report.

We will invoice you for a portion of the assignment which has been completed at the end of each calendar month.
© 2007 CB Richard Ellis, Inc.

Myles Diamond

Report Copies:	Electronic draft copies and Three (3) bound final copies

Delivery Date:	Delivery of the appraisal conclusions and/or report(s) will be completed according to the following Delivery Schedule.

Delivery Schedule:

Draft Report:	Three (3) from engagement

Final Report:	Three (3) Days following warranted corrections and client request for finals

Start Date:	The appraisal process will start upon receipt of your signed agreement and the property specific data.
Acceptance Date:	These specifications are subject to modification if this proposal is not accepted within three (3) business days from the date of this letter.
If available, we will need the following information to complete this assignment.
•	Site plan/survey with Legal description

•	Property contact

•	Three (3) years of operating statements and current operating budget

•	Current rent roll

•	Engineering studies, environmental reports, etc.

•	Current real estate tax bill

•	Recent sale information (if sold within the past three years)

•	Any other information relevant to the valuation of the subject.
SCOPE OF WORK
The scope of work identified for this assignment includes the following steps:
Extent to Which the Property is Identified
CBRE will collect the relevant physical characteristics about the subject via a physical identification and inspection of both the interior and exterior of the subject property. The physical property will be legally identified through its postal address, assessor’s records, the provided legal description and the provided title report. Economic characteristics of the subject will be identified via an analysis of leases and/or lease briefs between the lessor and lessee, recent rent roll and historical operating statements.
Extent to Which the Property is Inspected
CBRE will conduct a physical inspection of both the interior and exterior of the subject property, as well as its surrounding environs on the effective date of appraisal.
Type and Extent of the Data Researched
CBRE will physically inspect the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process. This knowledge will

© 2007 CB Richard Ellis, Inc.

Myles Diamond

be expanded through interviews with regional and/or local market participants, available published data and other various resources. CBRE will also conduct regional and/or local research with respect to applicable tax data, zoning requirements, flood zone status, demographics, income and expense data, and comparable listing, sale and rental information.
Type and Extent of Analysis Applied
CBRE will analyze the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value. All three traditional approaches to value will be considered and utilized. CBRE will then correlate and reconciled the results into a reasonable and defensible value conclusion, and estimated a reasonable exposure time and marketing time associated with the value estimate presented.
Please note if it’s a requirement per your underwriting or guidelines to have all three approaches to value, although some approaches may be limited in application.
TERMS AND CONDITIONS
The attached Terms and Conditions and Specific Property Data Request are deemed a part of this agreement as though set forth in full herein.
     We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please contact us.
Sincerely,
CB RICHARD ELLIS, INC.
Valuation & Advisory Services
Jerry P. Gisclair II, MAI
Managing Director
St. Cert. Gen. REA RZ2379
Phone: (813) 261-4510
Fax: (813) 261-4502
E-mail: jerry.gisclair@cbre.com
The following list of properties represents the subject.

© 2007 CB Richard Ellis, Inc.

Myles Diamond

					Number of
	PROPERTY NAME	Street Address	City	State	units	Fee	Timing
1	COUNTRY LAKES I #041515	1598 Fairway Drive	Naperville	IL	240	$4,500	3 weeks
2	FERNTREE APARTMENTS #041723	5023 N. 18th Street	Phoenix	AZ	219	$5,500	3 weeks
3	COUNTRY LAKES II #042527	1598 Fairway Drive	Naperville	IL	400	$4,500	3 weeks
4	ECHO VALLEY APARTMENTS #042905	56 Maple Avenue	West Warwick	Rl	100	$5,500	3 weeks
5	PARKWAY (VA) #038679	416 Merrimac Trail	Williamsburg	VA	148	$6,000	3 weeks
6	TOWNSHIP AT HIGHLANDS APTS. #042932	901 East Phillips Lane	Littleton	CO	161	$5,500	3 weeks
7	WINDRIFT APARTMENTS #038835	949 Crowsnest Circle	Orlando	FL	288	$5,500	3 weeks
8	AUTUMN RUN #008677	1627 Country Lakes Drive	Naperville	IL	320	$4,500	3 weeks
9	BALDWIN OAKS #038404	299 Baldwin Road	Parsippany	NJ	251	$5,500	3 weeks
10	BRIGHTON CREST #000713	1650 Barnes Mill Road	Marietta	GA	320	$5,500	3 weeks
11	COLONY AT KENILWORTH #008637	1 Bonrock Ct	Towson	MD	383	$6,000	3 weeks
12	GOVERNORS PARK #000712	700 East Drake Road	Fort Collins	CO	188	$6,000	3 weeks
13	LAMPLIGHTER PARK #005762	825 156th Avenue, NE	Bellevue	WA	174	$6,000	3 weeks
14	PEAKVIEW PLACE #008656	9959 East PeakView Ave	Englewood	CO	296	$5,500	3 weeks
15	POST RIDGE APTS.#005741	595 Hicks Road	Nashville	TN	150	$5,500	3 weeks
16	PRESIDENTIAL HOUSE #000500	1572 NE 191st Street	North Miami Beach	FL	203	$5,500	3 weeks
17	VILLAGE GREEN #005705	112 Essex Avenue	Altamonte Springs	FL	164	$5,500	3 weeks
18	DEER CREEK #006000	305 Deer Creek Drive	Plainsboro	NJ	288	$5,000	3 weeks
19	HUNTERS GLEN IV #000517*	1109 Hunters Glen Drive	Plainsboro	NJ	264	$4,750	3 weeks
20	HUNTERS GLEN V & VI #000518 #000519	1109 Hunters Glen Drive	Plainsboro	NJ	328	$4,750	3 weeks
21	TWIN LAKES APARTMENTS #000270	31790 US Hwy 19 North	Palm Harbor	FL	262	$5,500	3 weeks
22	WILLOW PARK	375 Palm Springs Drive	Altamonte Springs	FL	185	$5,500	3 weeks

	Portfolio Totals				5,332	$118,000

AGREED AND ACCEPTED
FOR MYLES DIAMOND / CAPMARK FINANCE, INC.:

Signature	Date

Name	Title

Phone Number	Fax Number

E-Mail Address

© 2007 CB Richard Ellis, Inc.

PRESIDENTIAL HOUSE
ADDENDUM J
QUALIFICATIONS
© 2007 CB Richard Ellis, Inc.

QUALIFICATIONS
QUALIFICATIONS OF
CLAUDE R. “BUDDY” URBAN, MAI
Senior Real Estate Analyst/Multi-family Specialist
CB Richard Ellis, Inc., Valuation and Advisory Services
777 Brickell Avenue, Suite 910
Miami, Florida 33131
(305) 381-6449
EDUCATIONAL
Bachelor of Business Administration, Sam Houston State University, Huntsville, Texas
LICENSE(S)/CERTIFICATION(S)
Certified General Real Estate Appraiser: State of Florida (No. RZ 2815)
Certified General Real Estate Appraiser: State of Nevada (No. 04813)
Certified General Real Estate Appraiser: State of Texas (No. TX-1320516-G)
Licensed Real Estate Broker: State of Texas
PROFESSIONAL
Appraisal Institute
Designed Member (MAI), Certificate No. 9260
EMPLOYMENT EXPERIENCE

1984 to 1986	Associate Consultant/Appraiser, Michael J. Urban & Assoc., Inc. Houston, TX
1986 to 1992	Associate Consultant/Appraiser, Dominy, Ford & McPherson, Inc., Houston, TX
1992 to 1994	President and Principal Appraiser, Buddy R. Urban & Assoc., Houston, TX
1994 to 1998	President and Principal, NaturaLawn of America and Burnett Pipeline Co., Houston, TX
1998-2003	Associate Consultant/Appraiser, Gerald A. Teel, Inc., Houston, TX
2003-Present	CB Richard Ellis, Inc., Miami, FL
Professional experience has been in the fee preparation/review of real estate appraisals, feasibility studies, rent analyses and market studies of commercial and residential properties. Primary experience encompasses a wide variety of property types including office, retail, industrial, multifamily, hotel, medical office, restaurant, parking garage, car wash, low-income housing, bond financed multi-family, residential subdivision, master-planned business park, bank branch, special purpose, and single family.
Assignments completed in Florida, Louisiana, Mississippi, Nevada, New Mexico, Virgin Islands, Puerto Rico and Texas.
© 2007 CB Richard Ellis, Inc.

QUALIFICATIONS
QUALIFICATIONS OF
JAMES E. AGNER, MAI, SGA
Managing Director – Florida
Nat. Director — Net Lease Valuation Group
Nat. Director – Golf Valuation Group
CB Richard Ellis, Inc., Valuation and Advisory Services
777 Brickell Avenue, Suite 910
Miami, Florida 33131
(305) 381-6480
EDUCATIONAL
BS, Marketing, Florida State University, Tallahassee, Florida — 1981
Real Estate Major, Florida Atlantic University — 1984
Appraisal Institute
Appraisal Institute Courses 1A and 1B. Attended numerous educational seminars sponsored by the Appraisal Institute including Standards of Professional Practice, Market and Feasibility Studies for Shopping Centers, USPAP Florida State Law, Public Safety and Property Values and Real Estate Valuation in the Appraisal Industry.
LICENSE(S)/CERTIFICATION(S)
Registered Real Estate Broker-Salesman; State of Florida (No. BL0404088)
Certified General Appraiser; State of Florida (No. RZ382)
PROFESSIONAL
     Appraisal Institute
Designated Member (MAI), Certificate No. 7791
South Florida Caribbean Board of Directors (Past Director)
Society of Golf Appraisers – Designated Member (SGA) — 2005
Qualified Expert Witness
Circuit Courts — State of Florida
United States Bankruptcy Courts
EMPLOYMENT EXPERIENCE
Twenty-six years of Real Estate Appraisal and Consulting experience throughout the State of Florida and in the Caribbean.

1981 to 1984	Florida Dept. of Transportation	Ft. Lauderdale, FL
1984 to 1985	Raymond Kaiser Engineer	Ft. Lauderdale, FL
1985 to 1995	Quinlivan Appraisal & Consulting	South Miami, FL
4/95 to 10/95	Coastal Appraisal Services	Naples, FL
1995-Present	CB Richard Ellis, Inc. -	Miami, FL
Valuation and Advisory Services – Managing Director — Florida
© 2007 CB Richard Ellis, Inc.